AGREEMENT AND PLAN OF EXCHANGE AND MERGER



                         Dated as of September 22, 1999,



                                      Among



                              PECO ENERGY COMPANY,



                              NEWHOLDCO CORPORATION



                                       And



                               UNICOM CORPORATION

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                                   AGREEMENT AND PLAN OF EXCHANGE AND MERGER
                           dated as of September 22, 1999 (this "Agreement"), among PECO ENERGY COMPANY, a Pennsylvania corporation ("Parent"), NEWHOLDCO CORPORATION (as defined herein), a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Newco"), and UNICOM CORPORATION, an Illinois corporation (the "Company").


                  WHEREAS the respective Boards of Directors of Parent, Newco and the Company have approved the consummation of the business combination provided for in this Agreement, pursuant to which (a) Parent and Newco will, on the terms and subject to the conditions set forth in this Agreement, effect a mandatory share exchange (the "First Step Exchange") whereby each outstanding share of common stock, no par value, of Parent (the "Parent Common Stock") shall be acquired by Newco in exchange for common stock, no par value, of Newco (the "Newco Common Stock") or cash, as herein provided, (b) immediately thereafter, the Company will, on the terms and subject to the conditions set forth in this Agreement, merge with and into Newco (the "Second Step Merger" and, together with the First Step Exchange, the "Merger"), whereby each share of common stock, no par value, of the Company (the "Company Common Stock") will be converted into the right to receive Newco Common Stock or cash, as herein provided, (c) the holders of Parent Common Stock and Company Common Stock will together own all of the outstanding shares of Newco Common Stock and (d) each share of each other class of capital stock of Parent and the Company shall be unaffected and remain outstanding;

                  WHEREAS for Federal income tax purposes it is intended that the Merger constitutes transactions described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Second Step Merger constitutes a transaction described in Section 368(a) of the Code; and

                  WHEREAS Parent, Newco and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.




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                  NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:


                                    ARTICLE I

                             The Exchange and Merger

                  SECTION 1.01. The Exchange and Merger. (a) On the terms and subject to the conditions set forth in this Agreement, in accordance with the Business Corporation Law of the Commonwealth of Pennsylvania ("PBCL"), Parent and Newco shall effect the First Step Exchange at the Exchange Effective Time (as defined in Section 1.03). As a result of the First Step Exchange, Parent shall become a wholly owned subsidiary of Newco. The effects and the consequences of the First Step Exchange and the Second Step Merger shall be as set forth in Section 1.04.

                  (b) On the terms and subject to the conditions set forth in this Agreement, in accordance with the Illinois Business Corporation Act (the "IBCA") and the PBCL, the Company shall be merged with and into Newco at the Merger Effective Time (as defined in Section 1.03). At the Merger Effective Time, the separate corporate existence of the Company shall cease and Newco shall continue as the surviving corporation (the "Surviving Corporation").

                  (c) The First Step Exchange, the Second Step Merger, the issuance by Newco of Newco Common Stock in connection with the Merger (the "Share Issuance") and the other transactions contemplated by this Agreement are referred to in this Agreement collectively as the "Transactions".

                  SECTION 1.02. Closing. The closing (the "Closing") of the Merger shall take place at such location as shall be determined by the parties at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Applicable Law (as defined in Section 3.05), waiver by all parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02 or 7.03 has not been satisfied (or, to the extent permitted by Applicable Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth

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                                                                               3

in Article VII have been satisfied (or, to the extent permitted by Applicable Law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

                  SECTION 1.03. Merger Effective Time. (a) Prior to the Closing, Parent shall prepare, and on the Closing Date Parent shall file with the Department of State of the Commonwealth of Pennsylvania, articles of exchange or other appropriate documents (in any such case, the "Articles of Exchange") executed in accordance with the relevant provisions of the PBCL and shall make all other filings or recordings required under the PBCL to effect the First Step Exchange. The First Step Exchange shall become effective at such time as the Articles of Exchange are duly filed with such Department of State, or at such other time as Newco and Parent shall agree and specify in the Articles of Exchange (the time the First Step Exchange becomes effective being the "Exchange Effective Time").

                  (b) Prior to the Closing and after the Exchange Effective Time, Newco and the Company shall prepare, and on the Closing Date and after the Exchange Effective Time Newco and the Company shall (i) file with the Department of State of the Commonwealth of Pennsylvania, the articles of merger or other appropriate documents (in any such case, the "Pennsylvania Articles of Merger") executed in accordance with the relevant provisions of the PBCL and shall make all other filings or recordings required under the PBCL to effect the Second Step Merger and (ii) thereafter file with the Secretary of State of the State of Illinois, articles of merger or other appropriate documents (in any such case, the "Illinois Articles of Merger") executed in accordance with the relevant provisions of the IBCA and shall make all other filings or recordings required under the IBCA to effect the Second Step Merger. The Second Step Merger shall become effective at such time as the Illinois Articles of Merger are duly filed as provided by Applicable Law and the Secretary of State of the State of Illinois has issued a certificate of merger in respect of the Second Step Merger, or at such other time as Newco and the Company shall agree and specify as provided by Applicable Law (the time the


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                                                                              4

Second Step Merger becomes effective being the "Merger Effective Time").

                  SECTION 1.04. Effects. The First Step Exchange shall have the effects set forth in Section 1931 of the PBCL. The Second Step Merger shall have the effects set forth in Section 1929 of the PBCL and Section 11.50 of the IBCA.

                  SECTION 1.05. Articles of Incorporation and By-laws. (a) At the Merger Effective Time, the Articles of Incorporation of Newco (the "Newco Articles") shall, until thereafter changed or amended as provided therein or by Applicable Law and as Parent and the Company shall have agreed prior to the Merger Effective Time, be the Articles of Incorporation of the Surviving Corporation and shall in any case be amended to provide that the name of Newco be changed to such name as shall be mutually agreed to by Parent and the Company.

                  (b) At the Merger Effective Time, the By-laws of Newco (the "Newco By-laws") shall, until thereafter changed or amended as provided therein or by Applicable Law and as Parent and the Company shall have agreed prior to the Merger Effective Time, be the By-laws of the Surviving Corporation, and shall in any case be amended by inserting the provisions set forth in Exhibit A as Article X thereof.

                  SECTION 1.06. Newco Board of Directors. (a) The directors of Parent immediately prior to the Exchange Effective Time shall be the directors of Newco as of the Exchange Effective Time, until the earlier of the Merger Effective Time or their resignation or removal or the due election and qualification of their respective successors, as the case may be.

                  (b) In accordance with the Newco By-laws, as amended pursuant to Section 1.05(b), as of the Merger Effective Time, the Board of Directors of the Surviving Corporation (the "Newco Board") shall consist of 16 members, eight of whom shall be serving as members of the Board of Directors of Parent immediately prior to the Merger Effective Time who are recommended by the Board of Directors of Parent immediately prior to the Merger Effective Time,

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                                                                               5

and eight of whom of whom shall be members of the Board of Directors of the Company immediately prior to the Merger Effective Time who are recommended by the Board of Directors of the Company immediately prior to the Merger Effective Time.

                  SECTION 1.07. Newco Senior Officers. As of the Merger Effective Time the senior officers of Newco shall be as set forth in Exhibit B and shall hold office until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal in accordance with the Newco By-Laws.

                  SECTION 1.08. Operations. (a) Corporate Offices. The Surviving Corporation shall maintain (i) in Chicago, Illinois offices serving as its corporate headquarters, (ii) in southeastern Pennsylvania offices serving as the headquarters of the generation and power marketing businesses of the Surviving Corporation and its subsidiaries, and (ii) offices in Chicago, Illinois and southeastern Pennsylvania as the headquarters of Commonwealth Edison Company, an Illinois corporation ("ComEd"), and Parent, respectively. The chief nuclear officer of the Surviving Corporation shall maintain offices in both Chicago, Illinois and Southeastern Pennsylvania.

                  (b) Charities. The parties agree that provision of charitable contribution and community support in the respective service areas of Parent and the Company and their respective subsidiaries serves a number of important goals. During the two-year period immediately following the Merger Effective Time, the Surviving Corporation shall provide, directly or indirectly, charitable contributions and traditional local community support within the respective service areas of Parent and the Company and each of their subsidiaries that are utilities at levels substantially comparable to and no less than the levels of charitable contributions and community support provided by Parent and the Company and such subsidiaries within their service areas within the two-year period immediately prior to the Merger Effective Time.


                                   ARTICLE II
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                                                                               6

                       Effect on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

                  SECTION 2.01. Effect on Capital Stock. (a) First Step Exchange. At the Exchange Effective Time, by virtue of the First Step Exchange and without any action on the part of the holder of any shares of Parent Common Stock or Newco Common Stock:

                  (i) Cancelation of Treasury Stock. Each share of Parent Common Stock that is owned by Parent shall automatically be canceled and retired and shall cease to exist, and no Newco Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

                  (ii) Exchange of Parent Common Stock. (A) Subject to Section 2.01(a)(i) and Section 2.02(a)(iii), each issued share of Parent Common Stock shall be exchanged for either (1) $45.00 in cash (the "Parent Cash Consideration") or (2) one fully paid and nonassessable share of Newco Common Stock (the "Parent Exchange Ratio"), in each case as the holder thereof shall have elected or be deemed to have elected, in accordance with Section 2.01(a)(iv).

                           (B) The Parent Cash Consideration and shares of Newco
                  Common Stock to be issued by Newco upon the exchange of shares of Parent Common Stock pursuant to this Section 2.01(a)(ii)
                  are referred to collectively as "Exchange Consideration". As of the Exchange Effective Time, all such shares of Parent Common Stock shall be exchanged for Exchange Consideration and such shares of Parent Common Stock shall remain outstanding and shall be owned and held by Newco, and each holder of a certificate representing any such shares of Parent Common
                  Stock shall cease to have any rights with respect thereto, except the right to receive Exchange Consideration upon surrender of such certificate in accordance with Section 2.02, without interest.
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                                                                               7

                  (iii) Allocation. Notwithstanding anything in this Agreement to the contrary, the number of shares of Parent Common Stock to be converted into the right to receive the Parent Cash Consideration in the First Step Exchange (the "Parent Cash Number") will be equal to 16,666,666 shares of Parent Common Stock. The number of shares of Parent Common Stock to be converted into the right to receive the Parent Stock Consideration in the First Step Exchange (the "Parent Stock Number") will be equal to (A) the number of shares of Parent Common Stock issued and outstanding immediately prior to the Exchange Effective Time (ignoring for this purpose any Parent Common Stock to be canceled pursuant to Section 2.01(a)(i)) less (B) the Parent Cash Number.

                  (iv) Election. Subject to allocation in accordance with the provisions of this Section 2.01(a), each record holder of shares of Parent Common Stock (other than shares to be canceled in accordance with Section 2.01(a)(i)) issued and outstanding immediately prior to the Election Deadline (as defined in Section 2.02(b)) will be entitled, in accordance with Section 2.02(b), (i) to elect to receive in respect of each such share (A) the Parent Cash Consideration (a "Parent Cash Election") or (B) the Parent Stock Consideration (a "Parent Stock Election") or (ii) to indicate that such record holder has no preference as to the receipt of the Parent Cash Consideration or the Parent Stock Consideration for all such shares held by such holder (a "Parent Non-Election"); provided, however, that record holders of
         Parent Common Stock who own, as of the date of the Election Deadline, less than 100 shares of Parent Common Stock in respect of which a
         Parent Non-Election is made or no election is made (all such shares, collectively with Parent Odd Lot Cash Election Shares (as hereinafter defined) being herein referred to as the "Parent Deminimis Shares"), will be deemed to have elected to receive the Parent Cash Consideration for such shares. "Parent Odd Lot Cash Election Shares" means shares of Parent Common Stock held by record holders of Parent Common Stock who, as of the date of the Election Deadline, own less than 100 shares of Parent Common Stock and have made Parent Cash Elections in respect of all such shares.
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                                                                               8

                  (v) Allocation of Parent Cash Election Shares. In the event that the aggregate number of shares in respect of which Parent Cash Elections have been made or are deemed to have been made in accordance with the proviso at the end of the first sentence of Section 2.01(a)(iv) (the "Parent Cash Election Shares") exceeds the Parent Cash Number, all shares of Parent Common Stock in respect of which Parent Stock Elections have been made ("the Parent Stock Election Shares") and all Parent Non-Election Shares (as defined in Section 2.01(a)(vii)) will be converted into the right to receive the Parent Stock Consideration, and the Parent Cash Election Shares will be converted into the right to receive the Parent Cash Consideration or the Parent Stock Consideration in the following manner:

                           (A) all Parent Deminimis Shares will be converted
                  into the right to receive the Parent Cash Consideration;

                           (B) the number of Parent Cash Election Shares, other
                  than Parent Deminimis Shares, covered by each Form of Election (as defined in Section 2.02(b)) to be converted into Parent Cash Consideration will be determined by multiplying the number of Parent Cash Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the Parent Cash Number less the number of Parent Deminimis Shares and (B) the denominator of which is the aggregate number of Parent Cash Election Shares less the number of Parent Deminimis Shares, rounded down to the nearest whole number; provided, however, that, if as a result of such proration, any holder of Parent Cash Election Shares would, but for this proviso, receive less than 100 shares of Newco Common Stock in accordance with Section 2.01(a)(v)(C), all Parent Cash Election Shares held by such holders (the "Parent Non-Prorated Cash Shares") will be converted into the Parent Cash Consideration and the remaining Parent Cash Election Shares to be converted into the Parent Cash Consideration will be determined by


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                                                                               9

                  multiplying the number of Parent Cash Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the Parent Cash Number less the sum of the number of Parent Deminimis Shares and Parent Non-Prorated Cash Shares and (B) the denominator of which is the aggregate number of Parent Cash Election Shares less the sum of the number of Parent Deminimis Shares and Parent Non-Prorated Cash Shares, rounded down to the nearest whole number; provided further, however, that, if the number of Parent Non-Prorated Cash Shares exceeds the difference between the Parent Cash Number and the number of Parent Deminimis Shares, the Parent Non-Prorated Cash Shares will be converted into the Parent Cash Consideration by selecting, by lottery or such other method as mutually agreed to by Parent and the Company, from among the record holders of Parent Non-Prorated Cash Shares a sufficient number of such holders (the "Parent Cash Designees") such that the number of Parent Cash Election Shares held by the Parent Cash Designees will, when added to the Parent Deminimis Shares, be equal as closely as practicable to the Parent Cash Number, and all such Parent Cash Election Shares held by such Parent Cash Designees will be converted into the right to receive the Parent Cash Consideration; and

                           (C) all Parent Cash Election Shares not converted
                  into Parent Cash Consideration in accordance with Section 2.01(a)(v)(A) or (B) will be converted into the right to receive the Parent Stock Consideration.

                  (vi) Allocation of Parent Stock Election Shares. In the event that the aggregate number of Parent Stock Election Shares exceeds the Parent Stock Number, all Parent Cash Election Shares and all Parent Non-Election Shares (together, the "Parent Cash Shares") will be converted into the right to receive the Parent Cash Consideration, and all Parent Stock Election Shares will be converted into the right to receive the Parent Cash Consideration or the Parent Stock Consideration


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                                                                              10

         in the following manner:
                           (A) the number of Parent Stock Election Shares
                  covered by each Form of Election to be converted into Parent Cash Consideration will be determined by multiplying the number of Parent Stock Election Shares covered by such Form of Election by a fraction, (1) the numerator of which is the Parent Cash Number less the number of Parent Cash Shares and
                  (2) the denominator of which is the aggregate number of Parent Stock Election Shares, rounded down to the nearest whole number; and

                           (B) all Parent Stock Election Shares not converted
                  into Parent Cash Consideration in accordance with Section 2.01(a)(vi)(A) will be converted into the right to receive the Parent Stock Consideration.

                  (vii) No Allocation. In the event that neither Section 2.01(a)(v) nor Section 2.01(a)(vi) is applicable, all Parent Cash Election Shares and deemed Parent Cash Election Shares will be converted into the right to receive the Parent Cash Consideration, all Parent Stock Election Shares will be converted into the right to receive the Parent Stock Consideration, a number of Parent Non-Election Shares (as hereinafter defined) equal to the Parent Cash Number minus the sum of Parent Cash Election Shares and Parent Deminimis Shares will be converted into the right to receive the Parent Cash Consideration and a number of Parent Non-Election Shares equal to the Parent Stock Number minus Parent Stock Election Shares will be converted into the right to receive the Parent Stock Consideration. "Parent Non-Election Shares" means, collectively, shares of Parent Common Stock in respect of which a Parent Non-Election is made or as to which no election is made, other than Parent Deminimis Shares.

                  (viii) Computations. The Exchange Agent (as defined in Section 2.02(c)) consultation with Parent and the Company, will make all computations to give effect to this Section 2.01(a).


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                                                                              11

                  (ix) Parent Preferred Stock. The Parent Preferred Stock (as defined in Section 4.03(a)) outstanding immediately prior to the Exchange Effective Time shall remain outstanding, without change, after the Exchange Effective Time, and no consideration shall be delivered or deliverable in exchange therefor.

                  (x) Dissent Rights. Notwithstanding anything in this Agreement to the contrary, shares ("Parent Dissent Shares") of Parent Common Stock that are outstanding immediately prior to the Exchange Effective Time and that are held by any person who is entitled to demand and properly demands payment of the fair value of such Parent Dissent Shares pursuant to, and who complies in all respects with, Subchapter D of Chapter 15 of the PBCL ("Subchapter D") shall not be converted into Exchange Consideration as provided in Section 2.01(a)(ii), but rather the holders of Parent Dissent Shares shall be entitled to payment of the fair value of such Parent Dissent Shares in accordance with Subchapter D; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment of fair market value under Subchapter D, then the right of such holder to be paid the fair value of such holder's Parent Dissent Shares shall cease and such Parent Dissent Shares shall be deemed to have been converted as of the Exchange Effective Time into, and to have become exchangeable solely for the right to receive, Exchange Consideration as provided in Section 2.01(a)(ii).

                  (b) Second Step Merger. At the Merger Effective Time, by virtue of the Second Step Merger and without any action on the part of the holder of any shares of Company Common Stock or Newco Common Stock:

                  (i) Cancelation of Treasury Stock and Newco- Owned Stock. Each share of Company Common Stock that is owned by the Company or Newco shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no Newco Common Stock or other consideration shall be delivered or deliverable in exchange therefor.


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                                                                              12

                  (ii) Conversion of Company Common Stock. (A) Subject to Sections 2.01(b)(i), 2.01(b)(iii) and 2.02(e), each issued share of Company Common Stock shall be converted into the right to receive either (1) $42.75 in cash (the "Company Cash Consideration") or (2)
         0.95 (the "Company Conversion Number") fully paid and nonassessable shares of Newco Common Stock (the "Company Exchange Ratio"), in each case as the holder thereof shall have elected or be deemed to have elected, in accordance with Section 2.01(b)(iv).

                  (B) The Company Cash Consideration, shares of Newco Common Stock to be issued upon the conversion of shares of Company Common Stock pursuant to this Section 2.01(b)(ii) and cash in lieu of fractional shares of Newco Common Stock as contemplated by Section 2.02(e) are referred to collectively as "Merger Consideration". As of the Merger Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 2.02, without interest.

                  (iii) Allocation. Notwithstanding anything in this Agreement to the contrary, the number of shares of the Company Common Stock to be converted into the right to receive the Company Cash Consideration in the Second Step Merger (the "Company Cash Number") will be equal to 17,543,859 shares of the Company Common Stock. The number of shares of the Company Common Stock to be converted into the right to receive the Company Stock Consideration in the Second Step Merger (the "Company Stock Number") will be equal to (A) the number of shares of the Company Common Stock issued and outstanding immediately prior to the Merger Effective Time (ignoring for this purpose any Company Common Stock to be canceled pursuant to Section 2.01(b)(i)) less (B) the Company Cash Number.


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                                                                              13

                  (iv) Election. Subject to allocation in accordance with the provisions of this Section 2.01(b), each record holder of shares of the Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b)(i)) issued and outstanding immediately prior to the Election Deadline will be entitled, in accordance with Section 2.02(b), (i) to elect to receive in respect of each such share (A) the Company Cash Consideration (a "Company Cash Election") or (B) the Company Stock Consideration (a "Company Stock Election") or (ii) to indicate that such record holder has no preference as to the receipt of the Company Cash Consideration or the Company Stock Consideration for all such shares held by such holder (a "Company Non-Election"); provided, however, that record holders of Company Common Stock who own, as of the date of the Election Deadline, less than 100 shares of the Company Common Stock in respect of which a Company Non-Election is made or no election is made (all such shares, collectively with Company Odd Lot Cash Election Shares (as hereinafter defined) being herein referred to as the "Company Deminimis Shares") will be deemed to have elected to receive the Company Cash Consideration for such shares. "Company Odd Lot Cash Election Shares" means shares of Company Common Stock held by record holders of Company Common Stock who, as of the date of the Election Deadline, own less than 100 Shares of Company Common Stock and have made Company Cash Elections in respect of all such shares.

                  (v) Allocation of the Company Cash Election Shares. In the event that the aggregate number of shares in respect of which the Company Cash Elections have been made or are deemed to have been made in accordance with the proviso at the end of the first sentence of
         Section 2.01(b)(iv) (the "Company Cash Election Shares") exceeds the Company Cash Number, all shares of the Company Common Stock in respect of which the Company Stock Elections have been made (the "Company Stock Election Shares") and all the Company Non-Election Shares (as defined in Section 2.01(b)(vii)) will be converted into the right to receive the Company Stock Consideration (and cash in lieu of fractional interests in accordance with


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                                                                              14

         Section 2.02(e)), and the Company Cash Election Shares will be converted into the right to receive the Company Cash Consideration or the Company Stock Consideration in the following manner:

                  (A) all the Company Deminimis Shares will be converted into the right to receive the Company Cash Consideration;

                  (B) the number of the Company Cash Election Shares, other than the Company Deminimis Shares, covered by each Form of Election to be converted into the Company Cash Consideration will be determined by multiplying the number of the Company Cash Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the Company Cash Number less the number of the Company Deminimis Shares and
         (B) the denominator of which is the aggregate number of the Company Cash Election Shares less the number of the Company Deminimis Shares, rounded down to the nearest whole number; provided, however, that, if as a result of such proration, any holder of the Company Cash Election Shares would, but for this proviso, receive less than 100 shares of Newco Common Stock in accordance with Section 2.01(b)(v)(C), all the Company Cash Election Shares held by such holders (the "Company Non-Prorated Cash Shares") will be converted into the Company Cash Consideration and the remaining the Company Cash Election Shares to be converted into the Company Cash Consideration will be determined by multiplying the number of the Company Cash Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the Company Cash Number less the sum of the number of the Company Deminimis Shares and the Company Non-Prorated Cash Shares and (B) the denominator of which is the aggregate number of the Company Cash Election Shares less the sum of the number of the Company Deminimis Shares and the Company Non-Prorated Cash Shares, rounded down to the nearest whole number; provided further, however, that, if the number of the Company Non-Prorated Cash Shares exceeds the difference between the Company Cash Number and the number of the Company Deminimis Shares, the Company Non-Prorated Cash Shares will be converted into the


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                                                                              15


         Company Cash Consideration by selecting, by lottery or such other method as mutually agreed to by Parent and the Company, from among the record holders of the Company Non-Prorated Cash Shares a sufficient number of such holders (the "Company Cash Designees") such that the number of the Company Cash Election Shares held by the Company Cash Designees will, when added to the Company Deminimis Shares, be equal as closely as practicable to the Company Cash Number, and all such the Company Cash Election Shares held by such the Company Cash Designees will be converted into the right to receive the Company Cash Consideration; and

                  (C) all Company Cash Election Shares not converted into the Company Cash Consideration in accordance with Section 2.01(b)(v)(A) or
         (B) will be converted into the right to receive the Company Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.02(e)).

                  (vi) Allocation of the Company Stock Election Shares. In the event that the aggregate number of the Company Stock Election Shares exceeds the Company Stock Number, all the Company Cash Election Shares and all the Company Non-Election Shares (together, the "Company Cash Shares") will be converted into the right to receive the Company Cash Consideration, and all the Company Stock Election Shares will be converted into the right to receive the Company Cash Consideration or the Company Stock Consideration in the following manner:

                  (A) the number of the Company Stock Election Shares covered by each Form of Election to be converted into the Company Cash Consideration will be determined by multiplying the number of the Company Stock Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the Company Cash Number less the number of the Company Cash Shares and (B) the denominator of which is the aggregate number of the Company Stock Election Shares, rounded down to the nearest whole number; and

                  (B) all the Company Stock Election Shares not converted into the Company Cash Consideration in accordance with Section 2.01(b)(vi)(A) will be converted into the right to receive the Company Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.02(e)).

                  (vii) No Allocation. In the event that neither Section 2.01(b)(v) nor Section 2.01(b)(vi) is applicable, all the Company Cash Election Shares and deemed Company Cash Election Shares shall be converted into the right to receive the Company Cash Consideration, all the Company Stock Election Shares shall be converted into the right to receive the Company Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.02(e)), a number of Company Non-Election Shares (as hereinafter defined) equal to the Company Cash Number minus the sum of Company Cash Election Shares and Company Deminimis Shares will be converted into the right to receive the Company Cash Consideration and a number of Company Non-Election Shares equal to the Company Stock Number minus Company Stock Election Shares will be converted into the right to receive the Company Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.02(e)). "Company Non-Election Shares" means, collectively, shares of Company Common Stock in respect of which a Company Non-Election is made or as to which no election is made, other than Company Deminimis Shares.

                  (viii) Computations. The Exchange Agent, in consultation with Parent and the Company, will make all computations to give effect to this Section 2.01(b).

                  (ix) Newco Common Stock. The Newco Common Stock outstanding immediately prior to the Merger Effective Time issued as contemplated by Section 2.01(a)(ii) shall remain outstanding, without change, after the Merger Effective Time, and no Merger Consideration shall be delivered or deliverable in exchange therefor.

                  (x) Dissent Rights. Notwithstanding anything in this Agreement to the contrary, shares ("Company

         Dissent Shares") of Company Common Stock that are outstanding immediately prior to the Merger Effective Time and that are held by any person who is entitled to demand and properly demands payment of the fair value of such Company Dissent Shares pursuant to, and who complies in all respects with, Sections 11.65 and 11.70 of the IBCA ("Sections
         11.65 and 11.70") shall be converted into the right to receive Merger Consideration as provided in Section 2.01(b)(ii), and shall thereafter be subject to sale and purchase rights in accordance with Sections
         11.65 and 11.70.

                  SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Promptly following the Merger Effective Time, Newco shall deposit with such bank or trust company as may be designated by Newco and reasonably acceptable to Parent and the Company (the "Exchange Agent"), for the benefit of the holders of shares of Parent Common Stock and Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, cash equal to the sum of the total aggregate Parent Cash Consideration and Company Cash Consideration and certificates representing the shares of Newco Common Stock issuable pursuant to Section 2.01 in exchange for outstanding Company Certificates or Parent Certificates. Newco shall provide to the Exchange Agent on a timely basis, as and when needed after the Merger Effective Time, cash equal to the sum of the total aggregate Parent Cash Consideration and Company Cash Consideration (such shares of Newco Common Stock and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). For the purposes of such deposit, Newco shall assume that there will not be any fractional shares of Newco Common Stock. Newco shall make available to the Exchange Agent, for addition to the Exchange Fund, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares in accordance with Section 2.02(e).

                  (b) Exchange Procedures. (i) Not more than 90 days nor fewer than 30 days prior to the Closing Date, the Exchange Agent will mail a form of election (a "Form of Election") to holders of record of shares of Parent Common Stock and to the holders of record of shares of Company Common Stock (as of a record date as close as practicable to the date of mailing and mutually agreed to by Parent and Company). In addition, the Exchange Agent will use its best efforts to make the Form of Election available to all persons who become shareholders of Parent or Company during the period between such record date and the Closing Date. Any election to receive the Exchange Consideration contemplated by Section 2.01(a)(iv) or the Merger Consideration contemplated by Section 2.01(b)(iv) will have been properly made only if the Exchange Agent shall have received at its designated office or offices, by 5:00 p.m., New York City time, on the fifth business day immediately preceding the Closing Date or such other date as may be agreed to by Parent and the Company (the "Election Deadline"), a Form of Election properly completed and accompanied by a Parent Certificate (as hereinafter defined) or a Company Certificate (as hereinafter defined), as the case may be for the shares to which such Form of Election relates, duly endorsed in blank or otherwise acceptable for transfer on the books of Parent or Company, as the case may be (or an appropriate guarantee of delivery), as set forth in such Form of Election. An election may be revoked only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Deadline. A revoked election cannot be reinstated without valid resubmission, by the Election Deadline of a valid Election Form, and a revocation will not constitute an election for any other consideration. Revoked elections can only be replaced by a new Form of Election properly completed and accompanied by the applicable Parent Certificate or a Company Certificate, duly endorsed in blank or otherwise acceptable for transfer in accordance with the previous sentence that is received by the Exchange Agent by the Election Deadline. All elections shall automatically be revoked if the Exchange Agent is notified in writing by Parent and Company that either of the First Step Exchange or the Second Step Merger has been abandoned. If an election is so revoked, the Certificate(s) (as hereinafter defined) (or guarantee of delivery, as appropriate) to which such election relates will be promptly returned to the person submitting the same to the Exchange Agent. In the case of multiple Forms of Elections are received by the Exchange Agent in respect of the same share of Company Common Stock or Parent Common Stock, as the case may be, the last dated (or if not dated, the last received) will govern.

                  (ii) Two or more holders of Parent Common Stock or Company Common Stock who are determined to constructively own the shares of Parent Common Stock or Company Common Stock, as the case may be, owned by each other by virtue of Section 318(a) of the Code, and who so certify to Parent's and Company's satisfaction, and any single holder of shares of Parent Common Stock or Company Common Stock who holds his shares in two or more different names and who so certifies to Parent's and Company's satisfaction, may submit a joint Form of Election covering the aggregate shares of Parent Common Stock or Company Common Stock, as the case may be, owned by all such holders or by such single holder, as the case may be. For all purposes of this Agreement, each such group of holders that, and each such single holder who, submits a joint Form of Election shall be treated as a single holder of Parent Common Stock or Company Common Stock, as the case may be.

                  (iii) Record holders of Parent Common Stock or Company Common Stock who are nominees only may submit a separate Form of Election for each beneficial owner for whom such record holder is a nominee; provided, however, that on the request of Parent or Company, such record holder shall certify to the satisfaction of Parent or Company that such record holder holds such Parent Common Stock or Company Common Stock, as the case may be, as nominee for the beneficial owner thereof. For purposes of this Agreement, each beneficial owner for which a Form of Election is submitted will be treated as a separate holder of Parent Common Stock or Company Common Stock, as the case may be, subject, however, to the immediately preceding sub-paragraph (ii) dealing with joint Forms of Election and the immediately following sub-paragraph (iii) dealing with dividend reinvestment plans.

                  (iv) Any dividend reinvestment plan, employee stock ownership plan or similar plan of the Company may be treated as a single holder of Company Common Stock or Parent Common Stock for the purposes of Section 2.02(e).

                  (v) As soon as reasonably practicable after the Merger Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Exchange Effective Time represented outstanding shares of Parent Common Stock that were converted into the right to receive Exchange Consideration (the "Parent Certificates") or that immediately prior to the Merger Effective Time represented outstanding shares of Company Common Stock that were converted into the right to receive Merger Consideration (the "Company Certificates" and, together with the Parent Certificates, the "Certificates"), in each case, pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Exchange Consideration or Merger Consideration, as the case may be.

                  (vi) With respect to properly made elections in accordance with Section 2.02(b)(i), upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor Parent Cash Consideration or Company Cash Consideration and a certificate representing that number of whole shares of Newco Common Stock (together with cash in lieu of fractional shares), in each case, that such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. Until such time as a certificate representing Newco Common Stock is issued to or at the direction of the holder of a surrendered Company Certificate or Parent Certificate, such Newco Common Stock shall be deemed not outstanding and shall not be entitled to vote on any matter. In the event of a transfer of ownership of Parent Common Stock or Company Common Stock that is not registered in the transfer records of Parent or the Company, as the case may be, payment may be made and a certificate representing the appropriate number of shares of Newco Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of such payment or the issuance of shares of Newco Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Newco that such tax has been paid or is not applicable. Subject to Sections 11.65 and 11.70 of the IBCA (in the case of a Company Certificate) or Subchapter D of Chapter 15 of the PBCL (in the case of Parent Certificates) until surrendered as contemplated by this Section 2.02, each Company Certificate or Parent Certificate shall be deemed at any time after the Merger Effective Time or Exchange Effective Time, as applicable, to represent only the right to receive upon such surrender Merger Consideration or Exchange Consideration, as applicable, as contemplated by this Section 2.02. No interest shall be paid or accrue on any cash payable, whether in respect of Exchange Consideration, Merger Consideration, dividends or otherwise, upon surrender of any Certificate.

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Newco Common Stock with a record date after the Merger Effective Time shall be paid to the holder of any unsurrendered Company Certificate or Parent Certificate with respect to the shares of Newco Common Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the surrender of such certificate in accordance with this Article II. Subject to Applicable Law, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Newco Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Newco Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Merger Effective Time theretofore paid with respect to such whole shares of Newco Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Merger Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Newco Common Stock.

                  (d) No Further Ownership Rights in Parent Common Stock or Company Common Stock. The Exchange Consideration and Merger Consideration issued (and paid) in accordance with the terms of this Article II upon conversion and exchange of any shares of Parent Common Stock or Company Common Stock, as the case may be, shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Parent Common Stock or Company Common Stock, subject, however, to (i) the Surviving Corporation's obligations to pay or provide for the rights of dissenters and (ii) the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Merger Effective Time that may have been declared or made by the Parent on such shares of Parent Common Stock or the Company on such shares of Company Common Stock, respectively, in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Merger Effective Time, and after the Merger Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Parent Common Stock or Company Common Stock that were outstanding immediately prior to the Merger Effective Time. If, after the Merger Effective Time, any certificates formerly representing shares of Parent Common Stock or Company Common Stock, as the case may be, are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Newco Common Stock shall be issued upon the conversion of Company Common Stock pursuant to Section 2.01, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Newco Common Stock. For purposes of this Section 2.02(e), all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places.

         (ii) As promptly as practicable following the

Merger Effective Time, the Exchange Agent shall determine the excess of (A) the number of shares of Newco Common Stock delivered to the Exchange Agent by Newco pursuant to Section 2.02(a) over (B) the aggregate number of whole shares of Newco Common Stock to be issued to holders of Company Common Stock pursuant to
Section 2.02(b) (such excess being herein called the "Excess Shares"). As soon after the Merger Effective Time as practicable, the Exchange Agent, as agent for the holders of Company Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange (the "NYSE"), all in the manner provided in Section 2.02(e)(iii).

                  (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The proceeds from such sale or sales available for distribution to the holders of Company Common Stock shall be reduced by transfer taxes in connection with such sale or sales of the Excess Shares. Until the net proceeds of such sale or sales have been distributed to the holders of Company Common Stock entitled thereto, the Exchange Agent shall hold such proceeds in trust for such holders of Company Common Stock (the "Common Shares Trust"). The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of a Certificate shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest in a share of Newco Common Stock to which such holder is entitled under Section 2.01(b)(ii) (or would be entitled but for this Section 2.02(e)) and the denominator of which is the aggregate amount of fractional interests in a share of Newco Common Stock to which all holders of Company Common Stock are entitled.

         (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock in lieu of any fractional share interests in Newco Common Stock, the Exchange Agent shall make available such amounts, without interest, to such holders entitled to receive such cash.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Parent Common Stock or Company Common Stock for six months after the Merger Effective Time shall be delivered to Newco, upon demand, and any holder of Parent Common Stock or Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to Newco for payment of its claim for Exchange Consideration or Merger Consideration, as the case may be, and any dividends or distributions with respect to Newco Common Stock as contemplated by Section 2.02(c).

                  (g) No Liability. None of Parent, Newco, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Newco Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law. If any Company Certificate or Parent Certificate has not been surrendered prior to five years after the Merger Effective Time (or immediately prior to such earlier date on which Merger Consideration or Exchange Consideration or any dividends or distributions with respect to Newco Common Stock as contemplated by Section 2.02(c)(i) in respect of such Company Certificate or Parent Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05)), any such shares, cash, dividends or distributions in respect of such Company Certificate shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Newco, on a daily basis. Any interest and other income resulting from such investments shall be paid to Newco.

                  (i) Withholding Rights. Newco shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Parent Common Stock or Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, Newco will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any holder of Parent Common Stock or Company Common Stock, sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

                  (j) Determination of Proper Elections. Without limiting the generality or effect of any other provision hereof, the Exchange Agent will have discretion to determine whether or not elections have been properly made or revoked pursuant to this Article II with respect to Parent Common Stock or Company Common Stock and when elections and revocations were received by it. If the Exchange Agent determines that any election was not properly made with respect to Parent Company Stock or Company Common Stock, such Parent Company Stock or Company Common Stock will be treated by the Exchange Agent as, and for all purposes of this Agreement will be deemed to be, Parent Non-Election Shares or Company Non-Election Shares, as the case may be, at the Exchange Effective Time or the Merger Effective Time, as the case may be. The Exchange Agent will also make computations as to the allocation and proration contemplated by this
Article II and any such computation will be conclusive and binding. The Exchange Agent may, with the mutual agreement of Parent and the Company, make such equitable changes in the procedures set forth herein for the implementation of the elections provided for in this Article II as it determines to be necessary or desirable to effect fully such elections.

                  Section 2.03. Certain Adjustments. (a) Parent and the Company may, upon mutual agreement, and in order to prevent the failure of the closing conditions set forth in Section 7.02(d) and 7.03(d) or to ensure that the Merger and the other Transactions are treated as a purchase of the Company by Parent under GAAP, change the Parent Cash Number and the Parent Stock Number and the Company Cash Number and the Company Stock Number (the "Reallocation") so long as the sum of the (i) product of the Parent Cash Number and the Parent Cash Consideration and (ii) the product of the Company Cash Number and the Company Cash Consideration, does not change as a result of the Reallocation.

                  (b) If after the date hereof and on or prior to the Closing Date, the outstanding shares of Parent Common Stock or Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the Exchange Consideration and the Merger Consideration will be adjusted accordingly to provide to the holders of Parent Common Stock and Company Common Stock, respectively, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event. This provision is not intended to affect the need for either party to obtain the other party's consent to take such an action under any other provision of this Agreement.


                                   ARTICLE III

                  Representations and Warranties of the Company

                  The Company represents and warrants to Parent and Newco as follows:

                  SECTION 3.01. Organization, Standing and Power. Each of the Company and each of its subsidiaries (the "Company Subsidiaries") is duly organized, validly existing and in good standing (with respect to jurisdictions which recognize the concept of good standing) under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as conducted as of the date of this Agreement, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on the Company (a "Company Material Adverse Effect"). The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary, other than such qualifications the lack of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the articles of incorporation of the Company, as amended to the date of this Agreement (as so amended, the "Company Charter"), and the By-laws of the Company, as amended to the date of this Agreement (as so amended, the "Company By-laws"), and the comparable charter or organizational documents of each Company Subsidiary, in each case as amended through the date of this Agreement.

                  SECTION 3.02. Company Subsidiaries; Equity Interests. (a) The letter, dated as of the date of this Agreement, from the Company to Parent and Newco (the "Company Disclosure Letter") lists each Company Subsidiary and its jurisdiction of organization and specifies each of the Company Subsidiaries that is (i) a "public-utility company", a "holding company", a "subsidiary company", an "affiliate" of any public-utility company, an "exempt wholesale generator" or a "foreign utility company" within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8), 2(a)(11), 32(a)(1) or 33(a)(3) of the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), respectively, (ii) a "public utility" within the meaning of Section 201(e) of the Federal Power Act (the "Power Act") or
(iii) a "qualifying facility" within the meaning of the Public Utility Regulatory Policies Act of 1978, as amended ("PURPA"), or that owns such a qualifying facility. All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in the Company Disclosure Letter, are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

                  (b) Except for its interests in the Company

Subsidiaries and except for the ownership interests set forth in the Company Disclosure Letter or interests acquired after the date of this Agreement without violating any covenant of this Agreement, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest with a fair market value as of the date of this Agreement in excess of $500,000 in any person, as reasonably determined by the Company.

                  SECTION 3.03. Capital Structure. (a) The authorized capital stock of the Company consists of 400,000,000 shares of Company Common Stock. At the close of business on August 31, 1999, (i) 217,411,003 shares of Company Common Stock were issued and outstanding, (ii) 264,406 shares of Company Common Stock were held by the Company in its treasury, (iii) 4,625,691 shares of Company Common Stock were subject to outstanding Company Employee Stock Options (as defined in Section 6.04) and 4,700,637 additional shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans (as defined in Section 6.04), (iv) 368,171 shares of Company Common Stock were reserved for issuance pursuant to the Company's Employee Stock Purchase Plan, (v) 164,845 shares of Company Common Stock were reserved for issuance pursuant to the Company's 1996 Directors' Fee Plan, (vi) 88,526 shares of Company Common Stock were subject to exchange for the common stock, $12.50 par value of ComEd, and
(vii) 400,000 shares of Company Common Stock were reserved for issuance in connection with the rights (the "Company Rights") issued pursuant to the Rights Agreement dated as of February 2, 1998 (as amended from time to time, the "Company Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent.

                  (b) Except as set forth in clause (a) of this Section 3.03 or in the Company Disclosure Letter, at the close of business on August 31, 1999, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding.

                  (c) All outstanding shares of Company Common Stock are, and all such shares that may be issued prior to the Merger Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the IBCA, the Company Charter, the Company By-laws or any Contract (as defined in Section 3.05) to which the Company is a party or otherwise bound.

                  (d) There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote ("Voting Company Debt").

                  (e) Except as set forth in clause (a) of this Section 3.03 or in the Company Disclosure Letter, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any Voting Company Debt or (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking.

                  (f) As of the date of this Agreement, except as described in the Company Disclosure Letter, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary.

                  (g) The Company has delivered to Parent a complete and correct copy of the Company Rights Agreement, as amended to the date of this Agreement.

                  SECTION 3.04. Authority; Execution and Delivery; Enforceability. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Second Step Merger, to receipt of the Company Shareholder Approval (as defined in Section 3.04(c)). The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  (b) The Board of Directors of the Company (the "Company Board"), at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement, the Merger and the other Transactions,
(ii) determining that the terms of the Second Step Merger and the other Transactions are fair to and in the best interests of the Company and its shareholders and (iii) directing that this Agreement be submitted to a vote of the Company's shareholders and recommending that they approve this Agreement. Such resolutions are sufficient to render inapplicable to Parent and Newco and this Agreement, to the extent otherwise applicable, the Merger and the other Transactions the provisions of Sections 7.85 and 11.75 of the IBCA. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Second Step Merger or any other Transaction.

                  (c) The only vote of holders of any class or series of Company securities necessary to approve and adopt this Agreement and the Second Step Merger is the approval of this Agreement by the holders of at least two-thirds of the shares of outstanding Company Common Stock entitled to vote (the "Company Shareholder Approval"). The affirmative vote of the holders of Company Common Stock, or any of them, is not necessary to consummate any Transaction other than the Second Step Merger.

                  SECTION 3.05. No Conflicts; Consents. (a) Except as set forth in the Company Disclosure Letter, the execution and delivery by the Company of this Agreement does not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, consent, approval, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary, (ii) any loan or credit agreement, contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in
Section 3.05(b), any judgment, order or decree ("Judgment") or statute, law, ordinance, rule or regulation ("Applicable Law") or writ, permit or license applicable to the Company or any Company Subsidiary or their respective properties or assets (other than immaterial consents, approvals, licenses, permits, orders, authorizations, registrations, declarations or filings, including with respect to communications systems, zoning, name changes, occupancy and similar routine regulatory approvals), other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

                  (b) No consent, approval, license, permit, order or authorization (other than immaterial consents, approvals, licenses, permits, orders, authorizations, registrations, declarations or filings, including with respect to communications systems, zoning, name changes, occupancy and similar routine regulatory approvals) ("Consent") of, action by or in respect of, or registration, declaration or filing with, or notice to, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative or regulatory agency or commission or other governmental authority or instrumentality or any non-governmental self-regulatory agency, commission or authority, domestic or foreign (a "Governmental Entity") is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy or information statement relating to the approval of this Agreement by the Company's shareholders (the "Proxy Statement"), and (B) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Second Step Merger and the other Transactions, (iii) the filing of the Illinois Articles of Merger with, and the issuance of a certificate of merger by, the Secretary of State of the State of Illinois, the filing of the Pennsylvania Articles of Merger with the Department of State of Pennsylvania and the filing of appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) notice to, and the consent and approval of, the Federal Energy Regulatory Commission ("FERC") under the Power Act, (v) notice to, and the consent and approval of, the Nuclear Regulatory Commission (the "NRC") under the Atomic Energy Act of 1954, as amended (the "Atomic Energy Act"), (vi) notice to the Illinois Commerce Commission (the "ICC"), (vii) the consents, filings and approvals required under PUHCA, (viii) compliance with and such filings as may be required under applicable Environmental Laws (as defined in Section 3.17), (ix) such filings as may be required in connection with the taxes described in Section 6.09 and (x) such other items as are set forth in the Company Disclosure Letter (collectively, whether or not legally required to be obtained, the "Company Required Statutory Approvals").

                  (c) The Company and the Company Board have taken all action necessary to (i) render the Company Rights inapplicable to this Agreement, the Merger and the other Transactions and (ii) ensure that (A) neither Parent nor any of its affiliates or associates is or will become an

"Acquiring Person" (as defined in the Company Rights Agreement) by reason of this Agreement, the Merger or any other Transaction, (B) a "Distribution Date" (as defined in the Company Rights Agreement) shall not occur by reason of this Agreement, the Merger or any other Transaction and (C) the Company Rights shall expire immediately prior to the Merger Effective Time.

                  SECTION 3.06. SEC Documents; Undisclosed Liabilities. The Company and the Company Subsidiaries have filed all reports, schedules, forms, statements and other documents required to be filed by the Company or any Company Subsidiary with the SEC since January 1, 1998 (the "Company SEC Documents"). Each Company SEC Document complied in all material respects as of its respective date with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Company SEC Documents (as defined in Section 3.08) or the Company Disclosure Letter or incurred after the date hereof in the usual, regular and ordinary course of business in substantially the same manner as previously conducted and not prohibited by this Agreement, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto and that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 3.07. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Newco in connection with the Share Issuance (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or Parent's shareholders or at the time of the Company Shareholders Meeting (as defined in Section 6.01) or the Parent Shareholders Meeting (as defined in Section 6.01), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Newco for inclusion or incorporation by reference in the Proxy Statement.

                  SECTION 3.08. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") or in the Company Disclosure Letter:

                  (a) since December 31, 1998, there has not been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect, other than events, changes, effects and developments relating to the economy in general or to the Company's industry in general and not specifically relating to the Company or any Company Subsidiary; and

                  (b) from December 31, 1998 to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been:

                  (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Common Stock or any repurchase for value by the Company of any Company Common Stock;

                  (ii) any split, combination or reclassification of any Company Common Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock; or

                  (iii) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP.

                  SECTION 3.09. Taxes. (a) Each of the Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it (or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired), and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns would not, individually or in the aggregate, have a Company Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed by the Company or any Company Subsidiary, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect.

                  (b) Except as set forth in the Company Disclosure Letter, the most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all current Taxes payable by the Company and the Company Subsidiaries (in addition to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) for all Taxable periods and portions thereof through the date of such financial statements. Except as set forth in the Company Disclosure Letter, no deficiency with respect to any Taxes has, to the best knowledge of the Company, been proposed, asserted or assessed against the Company or any Company Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect.

                  (c) The Federal income Tax Returns of the Company and each Company Subsidiary consolidated in such Returns have been examined by and settled with the United States Internal Revenue Service for all years through 1995. Except as set forth in the Company Disclosure Letter, all material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

                  (d) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any Company Subsidiary. Except as set forth in the Company Disclosure Letter, neither the Company nor any Company Subsidiary is bound by any agreement with respect to Taxes.

                  (e) The Company and each Company Subsidiary have complied with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any Federal, state or local laws, domestic and foreign) and have, within the time and in the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws, except to the extent that any failure to withhold or to pay, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect.

                  (f) The Company knows of no fact and neither the Company nor any Company Subsidiary has taken or agreed to take any action that could reasonably be expected to prevent (i) the Merger from constituting transactions described in Section 351 of the Code or (ii) the Second Step Merger from constituting a transaction described in Section 368(a) of the Code.

                  (g) For purposes of this Agreement:

                  "Taxes" includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

                  "Tax Return" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return required to be filed with any taxing authority with respect to Taxes.

                  SECTION 3.10. Absence of Changes in Benefit Plans. Except as disclosed in the Company Disclosure Letter, from December 31, 1998 to the date of this Agreement, there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary of (a) any collective bargaining agreements, (b) any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, program, policy, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary or any beneficiary or dependent thereof, that is sponsored or maintained by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute (collectively, "Company Benefit Plans") or (c) any Company Employment Arrangements (as defined herein). Except as disclosed in the Company Disclosure Letter, as of the date of this Agreement there are not any employment, consulting, indemnification, change-of-control, severance or termination agreements or arrangements between the Company or any Company Subsidiary and any current or former employee, officer or director of the Company or any Company Subsidiary (collectively, the "Company Employment Arrangements").

                  SECTION 3.11. ERISA Compliance; Excess Parachute Payments. (a) The Company Disclosure Letter includes a complete list of all material Company Benefit Plans and Company Employment Arrangements as of the date of this Agreement. With respect to each Company Benefit Plan (other than a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA) and Company Employment Arrangement, the Company has delivered to Parent true, complete and correct copies of (i) each such Company Benefit Plan or Company Employment Arrangement (or, in the case of any unwritten plan or arrangement, a description thereof),
(ii) the most recent annual report on the applicable Form 5500 series filed with the Internal Revenue Service (if any such report was required), including all schedules and attachments thereto, (iii) the most recent summary plan description (if a summary plan description is required) and all summaries of material modifications thereto, (iv) each trust agreement, group annuity contract or other funding vehicle relating to any such Company Benefit Plan or Company Employment Arrangement, (v) the most recent actuarial report or valuation relating thereto and (vi) the most recent determination letters issued by the Internal Revenue Service with respect to Company Benefit Plans that are intended to be qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code ("Qualified Plans") and letters of recognition of exemption with respect to any Company Benefit Plan or related trust that is intended to meet the requirements of Section 501(c)(9) of the Code.

                  (b) With respect to the Company Benefit Plans and Company Employment Arrangements, individually and in the aggregate, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any Company Subsidiary could be subject to any liability that has had or could reasonably be expected to have a Company Material Adverse Effect (except liability for benefits claims and funding obligations payable in the ordinary course) under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law. For purposes of this Section 3.11(b), the term "Company Benefit Plan" shall also include any employee benefit plan within the meaning of
Section 3(3) of ERISA that, within the last six years, was sponsored or maintained by any entity which would be treated under Section 414 of the Code as a single employer with the Company or any Company Subsidiary or to which any such entity contributed or was obligated to contribute.

                  (c) Each Company Benefit Plan and each Company Employment Arrangement has been administered in accordance with its terms except for any failures so to administer any Company Benefit Plan or Company Employment Arrangement as have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company, all Company Subsidiaries and all the Company Benefit Plans and Company Employment Arrangements are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the rules and regulations thereunder and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance as have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as disclosed in the Company Disclosure Letter, there are no pending or, to the knowledge of the Company, threatened or anticipated claims under or with respect to any Company Benefit Plan or Company Employment Arrangement by or on behalf of any current or former employee, officer or director, or dependent or beneficiary thereof, or otherwise

(other than routine claims for benefits).

                  (d) Except as disclosed in the Company Disclosure Letter, (i) no current or former employee, officer or director of the Company or any Company Subsidiary will be entitled to any additional rights or benefits or any acceleration of the time of payment or vesting of any benefits under any Company Benefit Plan or Company Employment Arrangement, and no trustee under any "rabbi trust", or similar arrangement maintained in connection with any Company Benefit Plan or Company Employment Arrangement will be entitled to any payment, as a result (either alone or upon the occurrence of any additional or further acts or events) of the execution of this Agreement or the consummation, announcement or other actions relating to the Transactions and (ii) no amount payable to any current or former employee, officer or director of the Company or any Company Subsidiary will fail to be deductible by reason of Section 280G of the Code.

                  (e) Each Company Benefit Plan intended to be a Qualified Plan has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Company Benefit Plan.

                  (f) The aggregate accumulated benefit obligations of each Company Benefit Plan subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such Company Benefit Plan) do not exceed the fair market value of the assets of such plan (as of the date of such valuation).

                  (g) All contributions and other payments required to have been made for any completed historical period by the Company or any Company Subsidiary to any Company Benefit Plan or Company Employment Arrangement (or to any person pursuant to the terms thereof) have been timely made or paid in full, or, to the extent not required to be made or paid for such period, have been reflected in the consolidated financial statements of the Company.

                  (h) Except as disclosed in the Company Disclosure

Letter, no Company Benefit Plan is a multiemployer plan within the meaning of
Section 4001(a)(3) of ERISA, and none of the Company or any Company Subsidiary has, at any time during the last six years, contributed to or been obligated to contribute to any such multiemployer plan. For purposes of the representations and warranties made in the last sentence of Section 3.11(c) and in Sections 3.11(e) and (f), the term "Company Benefit Plan" shall be deemed to exclude any such multiemployer plan.

                  SECTION 3.12. Litigation. Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect, nor is there any Judgment outstanding against the Company or any Company Subsidiary that has had or could reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 3.13. Compliance with Applicable Laws; Permits. (a) Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, the Company and the Company Subsidiaries are in compliance with the terms of all Company Permits (as defined in Section 3.13(b)) and all Applicable Laws, except for instances of noncompliance that, individually and in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. This Section 3.13 does not relate to matters with respect to Taxes, which are the subject of Section 3.09, Environmental Laws, which are the subject of Section 3.17, benefits plans, which are the subject of Section 3.11 and the operation of nuclear power plants, which are the subject of Section 3.19.

                  (b) Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, the Company and the Company Subsidiaries own or have sufficient rights and consents to use under existing franchises, permits, easements, leases, and license agreements (the "Company Permits") all properties, rights and assets necessary for the conduct of their business and operations as currently conducted, except where the failure to own or have sufficient rights to such properties, rights and assets, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. Except as provided in the Illinois Electric Customer Choice and Rate Relief Law of 1997, to the knowledge of the Company, no other private corporation can commence electric public utility operations in any part of the respective territories now served by the Company or any Company Subsidiary, without obtaining a certificate of public convenience and necessity from the applicable state utility commission.

                  SECTION 3.14. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Wasserstein Perella & Co. and Goldman Sachs & Co., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Second Step Merger and the other Transactions based upon arrangements made by or on behalf of the Company.

                  SECTION 3.15. Opinion of Financial Advisor. The Company has received the opinion of Wasserstein Perella & Co., dated the date of this Agreement, to the effect that, as of such date, the Company Merger Consideration is fair to the holders of Company Common Stock from a financial point of view, a signed copy of which opinion has been delivered to Parent.

                  SECTION 3.16. Year 2000. The Company SEC Documents fairly summarize the status of the Company's computer applications and components, modification or readiness plan, communications with suppliers and vendors, contingency plans and estimated cost of remediation as they relate to the Year 2000 issue. The Company has made available to Parent copies of all correspondence between the Company and its third party suppliers and vendors concerning their Year 2000 compliance.

                  SECTION 3.17. Environmental Matters. (a) Compliance. Except as set forth in the Filed Company SEC Documents or in the Company Disclosure Letter, the Company and each of the Company Subsidiaries is and has been in compliance with all applicable Environmental Laws (as defined below), except where the failure to so comply, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect.

                  (b) Environmental Permits. Except as set forth in the Filed Company SEC Documents or in the Company Disclosure Letter, (i) the Company and each of the Company Subsidiaries has obtained or has applied for all Environmental Permits (as defined below) necessary for the construction of their facilities or the conduct of their operations, except where the failure to so obtain, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect and (ii) all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, except where the failure of such Environmental Permits to be in good standing or to have filed a renewal application on a timely basis has not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (c) Environmental Claims. Except as set forth in the Filed Company SEC Documents or in the Company Disclosure Letter, there are no Environmental Claims (as defined below) that have had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries.

                  (d) Releases. Except as set forth in the Filed Company SEC Documents or in the Company Disclosure Letter, there have been no Releases (as defined below) of any Hazardous Materials (as defined below) that could be reasonably likely to form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries, except for any Environmental Claim which, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect.

                  (e) Assumed and Retained Liabilities. Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, none of the Company or the Company Subsidiaries has retained or assumed either contractually or by operation of law any liabilities or obligations that could reasonably be likely to form the basis for any Environmental Claim, which has had and could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (f)  Definitions.  As used in this Agreement:

                  (i) "Environmental Claims" means, in respect of any person, any and all administrative, regulatory or judicial actions, suits, orders, decrees, suits, demands, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person, alleging potential liability (including potential responsibility or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, mining restoration or rehabilitation costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence or Release of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by such person; or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or
         (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence, Release of, or exposure to, any Hazardous Materials.

                  (ii) "Environmental Laws" means all federal, state, local and foreign laws (including international conventions, protocols and treaties), common law, rules, regulations, orders, decrees, judgments, binding agreements or Environmental Permits issued, promulgated or entered into by or with any Governmental Entity, relating to pollution or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws and regulations relating to noise levels, nuclear operations, Releases of Hazardous Materials, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials.

                  (iii) "Environmental Permits" means all permits, licenses, registrations and other governmental authorizations required under applicable Environmental Laws.

                  (iv) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials or wastes, spent nuclear fuel, coal ash, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and polychlorinated biphenyls ("PCBs"); (B) any chemicals, materials, substances or wastes which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "pollutant," "toxic substances," "source," "special nuclear," and "byproducts" or words of similar import under any Environmental Law; and (C) any chemical, material, substance or waste that is prohibited, limited or regulated pursuant to any Environmental Law.

                  (v) "Release" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

                  SECTION 3.18. Labor and Employee Relations. (a) Except as set forth in the Company Disclosure Letter, (i) neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization and (ii) to the knowledge of the Company, there is no current union representation question involving employees of the Company or any of the Company Subsidiaries, nor does the Company have knowledge of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees, except to the extent it, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect.

                  (b) Except as set forth in the Company Disclosure Letter, or except to the extent the following, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect, (A) there is no unfair labor practice, employment discrimination or other charge, claim, suit, action or proceeding against the Company or any of the Company Subsidiaries pending, or to the knowledge of the Company, threatened before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator and (B) there is no strike, lockout or material dispute, slowdown or work stoppage pending or, to the knowledge of the Company, threatened against or involving the Company.

                  SECTION 3.19. Operations of Nuclear Power Plants. Except as set forth in the Filed Company SEC Documents or in the Company Disclosure Letter, (a) the operations of the nuclear generation stations (collectively, the "Company Nuclear Facilities") currently or formerly owned, in whole or part, by the Company or any of its affiliates are and have been conducted in compliance with all Applicable Laws and Company Permits, except for such failures to comply that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect, (b) each of the Company Nuclear Facilities maintains, and is in compliance with, (i) emergency plans designed to respond to an unplanned Release therefrom of radioactive materials,
(ii) plans for the decommissioning of each of the Company Nuclear Facilities,
(iii) plans for the storage and disposal of spent nuclear fuel, and each such plan enumerated in (i) through (iii) conform with the requirements of Applicable Law, and (c) the Company has funded consistent with reasonable budget projections the current or future decommissioning of each Company Nuclear Facility and the storage and disposal of spent nuclear fuel.

                  SECTION 3.20. Parent Share Ownership. Neither the Company nor any Company Subsidiary owns any shares of Parent Capital Stock or other securities convertible into

Parent Capital Stock.

                  SECTION 3.21. Regulation as a Utility. ComEd is regulated as a public utility by the State of Illinois. Commonwealth Edison Company of Indiana, Inc., an Indiana corporation, is regulated as a public utility by the State of Indiana and by no other state. Except as set forth in the previous sentence, neither the Company nor any "subsidiary company" or "affiliate" of the Company is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. The Company and ComEd are public utility holding companies as defined by PUHCA, but currently claim exemptions from registration under PUHCA under Sections 3(a)(1) and 3(a)(2), respectively, of PUHCA pursuant to orders of the SEC issued thereunder.

                  SECTION 3.22. Contracts; No Default. Except as disclosed in the Filed Company SEC Documents or entered into after the date of this Agreement without violating any covenant of this Agreement, there are no contracts or agreements that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company and the Company Subsidiaries taken as a whole. Neither the Company nor any of the Company Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  SECTION 3.23. Title to Properties. Except as set forth in the Company Disclosure Letter each of the Company and each of the Company Subsidiaries has good and sufficient title to its physical properties and assets, or valid leasehold interests, easements or other appropriate interests therein or thereto sufficient to conduct its business as presently conducted or intended to be conducted, except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for Liens, defects in title, easements, restrictive covenants and similar encumbrances or impediments set forth in the Company Disclosure Letter or that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted or intended to be conducted.

                  SECTION 3.24. Intellectual Property. The Company and the Company Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of the Company and the Company Subsidiaries, taken as a whole. Except as set forth in the Company Disclosure Letter, no claims are pending or, to the knowledge of the Company, threatened that the Company or any of the Company Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Company, except as set forth in the Company Disclosure Letter, no person is infringing the rights of the Company or any of the Company Subsidiaries with respect to any Intellectual Property Right except as has not had and could not reasonably be expected to have a Company Material Adverse Effect.

                  Section 3.25. Hedging. Except as set forth in the Company Disclosure Letter, none of the Company or the Company Subsidiaries engages in any natural gas, electricity or other futures or options trading or is a party to any price swaps, hedges, futures or similar instruments, except for transactions and agreements entered into, or hedge contracts, for the purchase or sale of electricity or hydrocarbons to which the Company or any Company Subsidiary is a party that are in accordance with the general practices of other similarly situated companies in the industry.

                  Section 3.26. Regulatory Proceedings. Except as set forth in the Company Disclosure Letter, and other than fuel adjustment or purchase gas adjustment or similar adjusting rate mechanisms, none of the Company or the Company Subsidiaries all or part of whose rates or services are regulated by a Governmental Entity (a) is a party to any rate proceeding before a Governmental Entity that would reasonably be expected to result in orders having a Company Material Adverse Effect or (b) has rates that have been or are being collected subject to refund, pending final resolution of any rate proceeding pending before a Governmental Entity or on appeal to a court.


                                   ARTICLE IV

               Representations and Warranties of Parent and Newco

                  Parent and Newco, jointly and severally, represent and warrant to the Company as follows:

                  SECTION 4.01. Organization, Standing and Power. Each of Parent and each of its subsidiaries, including Newco (the "Parent Subsidiaries"), is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as conducted as of the date of this Agreement, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on Parent (a "Parent Material Adverse Effect"). Parent and each Parent Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary, other than such qualifications the lack of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company true and complete copies of the amended and restated articles of incorporation of Parent, as amended to the date of this Agreement (as so amended, the "Parent Charter"), and the By-laws of Parent, as amended to the date of this Agreement (as so amended, the

"Parent By-laws"), and the comparable charter or organizational documents of Newco and each other Parent Subsidiary, in each case as amended through the date of this Agreement.

                  SECTION 4.02. Parent Subsidiaries; Equity Interests. (a) The letter, dated as of the date of this Agreement, from Parent to the Company (the "Parent Disclosure Letter") lists each Parent Subsidiary and its jurisdiction of organization and specifies each of the Parent Subsidiaries that is, and as of the date of this Agreement AmerGen (as hereinafter defined is not), (i) a "public-utility company", a "holding company", a "subsidiary company", an "affiliate" of any public-utility company, an "exempt wholesale generator" or a "foreign utility company" within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8), 2(a)(11), 32(a)(1) or 33(a)(3) of PUHCA, respectively, (ii) a "public utility" within the meaning of Section 201(e) of the Power Act or (iii) a "qualifying facility" within the meaning of PURPA, or that owns such a qualifying facility. All the outstanding shares of capital stock of each Parent Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in Parent Disclosure Letter, are owned by Parent, by another Parent Subsidiary or by Parent and another Parent Subsidiary, free and clear of all Liens.

                  (b) Except for its interests in Parent Subsidiaries and except for the ownership interests set forth in Parent Disclosure Letter or interests acquired after the date of this Agreement without violating any covenant of this Agreement, Parent does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest with a fair market value as of the date of this Agreement in excess of $500,000 in any person, as reasonably determined by Parent.

                  (c) Since the date of its incorporation, Newco has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and thereunder and matters ancillary thereto. As of the date of this Agreement, Newco has no material assets or liabilities.

                  SECTION 4.03. Capital Structure. (a) The authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock and shares of preferred stock as set forth in the Parent Disclosure Letter (the "Parent Preferred Stock" and, together with the Parent Common Stock, the "Parent Capital Stock"). At the close of business on August 31, 1999, (i) 203,392,956 shares of Parent Common Stock were issued and outstanding and shares of Parent Preferred Stock were issued and outstanding as set forth in the Parent Disclosure Letter,
(ii) 38,721,900 shares of Parent Common Stock were held by Parent in its treasury and (iii) 5,800,841 shares of Parent Common Stock were subject to outstanding Parent Employee Stock Options (as defined in Section 6.04) and 5,166,533 additional shares of the Parent Common Stock were reserved for issuance pursuant to Parent Stock Plans (as defined in Section 6.04).

                  (b) Except as set forth in clause (a) of this Section 4.03 or in the Parent Disclosure Letter, at the close of business on August 31, 1999, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding.

                  (c) All outstanding shares of Parent Capital Stock are, and all such shares that may be issued prior to the Merger Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the PBCL, the Parent Charter, the Parent By-laws or any Contract to which Parent is a party or otherwise bound.

                  (d) There are not any bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Common Stock may vote ("Voting Parent Debt").

                  (e) Except as set forth in clause (a) of this Section 4.03 or in the Parent Disclosure Letter, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Parent or any Parent Subsidiary is a party or by which any of them is bound (i) obligating Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Parent or of any Parent Subsidiary or any Voting Parent Debt or (ii) obligating Parent or any Parent Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking.

                  (f) As of the date of this Agreement, except as described in the Parent Disclosure Letter, there are not any outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any Parent Subsidiary.

                  (g) The authorized capital stock of Newco consists of 500,000,000 shares of common stock, no par value, 100,000,000 shares of preferred stock, no par value, and 100,000,000 shares of series preference stock, no par value, of which only 100 shares of common stock have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

                  SECTION 4.04. Authority; Execution and Delivery; Enforceability. (a) Each of Parent and Newco has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by each of Parent and Newco of this Agreement and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Newco, subject (i) in the case of the Merger and the Share Issuance, to receipt of the Parent Shareholder Approval (as defined in Section 4.04(c)) and (ii) adoption by Parent, as sole shareholder of Newco, of this Agreement. Each of Parent and Newco has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  (b) The Board of Directors of Parent (the "Parent Board"), at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement, the Merger, the Share Issuance and the other Transactions, (ii) determining that the terms of the Merger, the Share Issuance and the other Transactions are fair to and in the best interests of Parent and its shareholders and (iii) directing that this Agreement be submitted to a vote of Parent's shareholders and recommending that they adopt this Agreement and approve the Share Issuance. Such resolutions are sufficient to render inapplicable to this Agreement, the Merger, the Share Issuance and the other Transactions, to the extent otherwise applicable, the provisions of Subchapters D (Section 2538), E, F, G, H, I and J of Chapter 25 of the PBCL and (ii) the provisions of Sections 508 and 509 of the Parent Charter. To Parent's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to Parent or Newco with respect to this Agreement, the Merger, the Share Issuance or any other Transaction.

                  (c) The only vote of holders of any class or series of Parent securities necessary to approve and adopt this Agreement, the Merger, the Share Issuance and the other Transactions is the adoption of this Agreement by the affirmative vote of a majority of the votes cast by all holders of Parent Common Stock entitled to vote (collectively, the "Parent Shareholder Approval"). The affirmative vote of the holders of Parent Capital Stock, or any of them, is not necessary to consummate any Transaction other than the Share Issuance and the Merger.

                  SECTION 4.05. No Conflicts; Consents. (a) Except as set forth in the Parent Disclosure Letter, the execution and delivery by each of Parent and Newco of this Agreement does not, and the consummation of the Merger, the Share Issuance and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, consent, approval, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Parent or any Parent Subsidiary under, any provision of (i) Parent Charter, Parent By-laws or the comparable charter or organizational documents of any Parent Subsidiary, (ii) any Contract to which Parent or any Parent Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in
Section 4.05(b), any Judgment or Applicable Law or writ, permit or license applicable to Parent or any Parent Subsidiary or their respective properties or assets (other than immaterial consents, approvals, licenses, permits, orders, authorizations, registrations, declarations or filings, including with respect to communications systems, zoning, name changes, occupancy and similar routine regulatory approvals), other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

                  (b) No Consent of, action by or in respect of, or registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to Parent or any Parent Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Form S-4 and the Proxy Statement and (B) such reports under the Exchange Act, as may be required in connection with this Agreement, the Merger and the other Transactions, (iii) the filing of the Articles of Exchange, Pennsylvania Articles of Merger and the Charter Amendment with the Department of State of the Commonwealth of Pennsylvania, the filing of the Illinois Articles of Merger with, and issuance of a certificate of merger by, the Secretary of State of the State of Illinois and the filing of appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) notice to, and the consent and approval of, FERC under the Power Act, (v) notice to, and the consent and approval of, the NRC under the Atomic

Energy Act, (vi) notice to and the consent and approval of the Pennsylvania Public Utility Commission (the "PPUC"), (vii) the consents, filings and approvals required under PUHCA, (viii) compliance with and such filings as may be required under applicable Environmental Laws, (ix) such filings as may be required in connection with the taxes described in Section 6.09 and (x) such other items as are set forth in the Parent Disclosure Letter (collectively, whether or not legally required to be obtained, the "Parent Required Statutory Approvals").

                  SECTION 4.06. SEC Documents; Undisclosed Liabilities. Parent has filed all reports, schedules, forms, statements and other documents required to be filed by Parent with the SEC since January 1, 1998 (the "Parent SEC Documents"). Each Parent SEC Document complied in all material respects as of its respective date with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document, and except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Parent SEC Documents (as defined in Section 4.08) or the Parent Disclosure Letter or incurred after the date hereof in the usual, regular and ordinary course of business in substantially the same manner as previously conducted and not prohibited by this Agreement, neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto and that, individually or in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect. None of the Parent Subsidiaries is, or has at any time since January 1, 1998 been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

                  SECTION 4.07. Information Supplied. None of the information supplied or to be supplied by Parent or Newco for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or Parent's shareholders or at the time of the Company Shareholders Meeting or the Parent Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent or Newco with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company for inclusion or incorporation by reference therein.

                  SECTION 4.08. Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Parent SEC Documents") or in the Parent Disclosure Letter:

                  (a) since December 31, 1998, there has not been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Parent Material Adverse Effect, other than events, changes, effects and developments relating to the economy in general or to Parent's industry in general and not specifically relating to Parent or any Parent Subsidiary; and

                  (b) from December 31, 1998 to the date of this Agreement, Parent has conducted its business only in the ordinary course, and during such period there has not been:

                  (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Parent Capital Stock or any repurchase for value by Parent of any Parent Capital Stock;

                  (ii) any split, combination or reclassification of any Parent Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent Capital Stock; or

                  (iii) any change in accounting methods, principles or practices by Parent or any Parent Subsidiary materially affecting the consolidated assets, liabilities or results of operations of Parent, except insofar as may have been required by a change in GAAP.

                  SECTION 4.09. Taxes. (a) Each of Parent and each Parent Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it (or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired), and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns would not, individually or in the aggregate, have a Parent Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed by Parent or any Parent Subsidiary, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

                  (b) Except as set forth in the Parent Disclosure Letter, the most recent financial statements contained in the Filed Parent SEC Documents reflect an adequate reserve for all current Taxes payable by Parent and the Parent Subsidiaries (in addition to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) for all Taxable periods and portions thereof through the date of such financial statements. Except as set forth in the Parent Disclosure Letter, no deficiency with respect to any Taxes has, to the best knowledge of Parent, been proposed, asserted or assessed against Parent or any Parent Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

                  (c) The Federal income Tax Returns of Parent and each Parent Subsidiary consolidated in such Returns have been examined by and settled with the United States Internal Revenue Service for all years through 1990. Except as set forth in the Parent Disclosure Letter, all material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

                  (d) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Parent or any Parent Subsidiary. Except as set forth in the Parent Disclosure Letter, neither Parent nor any Parent Subsidiary is bound by any agreement with respect to Taxes.

                  (e) The Parent and each Parent Subsidiary have complied with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any Federal, state or local laws, domestic and foreign) and have, within the time and in the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws, except to the extent that any failure to withhold or to pay, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

                  (f) Parent knows of no fact and neither Parent nor any Parent Subsidiary has taken or agreed to take any action that could reasonably be expected to prevent (i) the Merger from constituting transactions described in
Section 351 of the Code or (ii) the Second Step Merger from constituting a transaction described in Section 368(a) of the Code.

                  SECTION 4.10. Absence of Changes in Benefit Plans. Except as disclosed in the Parent Disclosure Letter, from December 31, 1998 to the date of this Agreement, there has not been any adoption or amendment in any material respect by Parent or any Parent Subsidiary of (a) any collective bargaining agreements, (b) any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, program, policy, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Parent or any Parent Subsidiary or any beneficiary or dependent thereof, that is sponsored or maintained by Parent or any Parent Subsidiary or to which Parent or any Parent Subsidiary contributes or is obligated to contribute (collectively, "Parent Benefit Plans") or (c) any Parent Employment Arrangements (as defined herein). Except as disclosed in the Parent Disclosure Letter, as of the date of this Agreement there are not any employment, consulting, indemnification, change-of-control, severance or termination agreements or arrangements between Parent or any Parent Subsidiary and any current or former employee, officer or director of the Parent or any Parent Subsidiary (collectively, the "Parent Employment Arrangements").

                  SECTION 4.11. ERISA Compliance; Excess Parachute

Payments. (a) The Parent Disclosure Letter includes a complete list of all material Parent Benefit Plans and Parent Employment Arrangements as of the date of this Agreement. With respect to each Parent Benefit Plan (other than a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA) and Parent Employment Arrangement, Parent has delivered to the Company true, complete and correct copies of (i) each such Parent Benefit Plan or Parent Employment Arrangement (or, in the case of any unwritten plan or arrangement, a description thereof), (ii) the most recent annual report on the applicable Form 5500 series filed with the Internal Revenue Service (if any such report was required), including all schedules and attachments thereto, (iii) the most recent summary plan description (if a summary plan description is required) and all summaries of material modifications thereto, (iv) each trust agreement, group annuity contract or other funding vehicle relating to any such Parent Benefit Plan or Parent Employment Arrangement, (v) the most recent actuarial report or valuation relating thereto and (vi) the most recent determination letters issued by the Internal Revenue Service with respect to Parent Benefit Plans that are intended to be Qualified Plans and letters of recognition of exemption with respect to any Parent Benefit Plan or related trust that is intended to meet the requirements of Section 501(c)(9) of the Code.

                  (b) With respect to the Parent Benefit Plans and Parent Employment Arrangements, individually and in the aggregate, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances, in connection with which Parent or any Parent Subsidiary could be subject to any liability that has had or could reasonably be expected to have a Parent Material Adverse Effect (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law. For purposes of this Section 4.11(b), the term "Parent Benefit Plan" shall also include any employee benefit plan within the meaning of Section 3(3) of ERISA that, within the last six years, was sponsored or maintained by any entity which would be treated under Section 414 of the Code as a single employer with Parent or any Parent Subsidiary or to which any such entity contributed or was obligated to contribute.

                  (c) Each Parent Benefit Plan and each Parent Employment Arrangement has been administered in accordance with its terms except for any failures so to administer any Parent Benefit Plan or Parent Employment Arrangement as have not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent, all Parent Subsidiaries and all the Parent Benefit Plans and Parent Employment Arrangements are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the rules and regulations thereunder and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance as have not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as disclosed in the Parent Disclosure Letter, there are no pending or, to the knowledge of Parent, threatened or anticipated claims under or with respect to any Parent Benefit Plan or Parent Employment Arrangement by or on behalf of any current or former employee, officer or director, or dependent or beneficiary thereof, or otherwise (other than routine claims for benefits).

                  (d) Except as disclosed in the Parent Disclosure Letter, (i) no current or former employee, officer or director of Parent or any Parent Subsidiary will be entitled to any additional rights or benefits or any acceleration of the time of payment or vesting of any benefits under any Parent Benefit Plan or Parent Employment Arrangement, and no trustee under any "rabbi trust", or similar arrangement maintained in connection with any Parent Benefit Plan or Parent Employment Arrangement will be entitled to any payment, as a result (either alone or upon the occurrence of any additional or further acts or events) of the execution of this Agreement or the consummation, announcement or other actions relating to the Transactions and (ii) no amount payable to any current or former employee, officer or director of Parent or any Parent Subsidiary will fail to be deductible by reason of Section 280G of the Code.

                  (e) Each Parent Benefit Plan intended to be a Qualified Plan has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Parent Benefit Plan.

                  (f) The aggregate accumulated benefit obligations of each Parent Benefit Plan subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such Parent Benefit Plan) do not exceed the fair market value of the assets of such plan (as of the date of such valuation).

                  (g) All contributions and other payments required to have been made for any completed historical period by Parent or any Parent Subsidiary to any Parent Benefit Plan or Parent Employment Arrangement (or to any person pursuant to the terms thereof) have been timely made or paid in full, or, to the extent not required to be made or paid for such period, have been reflected in the consolidated financial statements of Parent.

                  (h) Except as disclosed in the Parent Disclosure Letter, no Parent Benefit Plan is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, and none of Parent or any Parent Subsidiary has, at any time during the last six years, contributed to or been obligated to contribute to any such multiemployer plan. For purposes of the representations and warranties made in the last sentence of Section 4.11(c) and in Sections 4.11 (e) and (f), the term "Parent Benefit Plan" shall be deemed to exclude any such multiemployer plan.

                  SECTION 4.12. Litigation. Except as disclosed in the Filed Parent SEC Documents or in the Parent Disclosure Letter, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary that, individually or in the aggregate, has had or could reasonably be expected to have a Parent Material Adverse Effect, nor is there any Judgment outstanding against Parent or any Parent Subsidiary that has had or could reasonably be expected to have a Parent Material Adverse Effect.

                  SECTION 4.13. Compliance with Applicable Laws; Permits. (a) Except as disclosed in the Filed Parent SEC

Documents or in the Parent Disclosure Letter, Parent and Parent Subsidiaries are in compliance with the terms of all applicable Parent Permits (as defined in Section 4.13(b)) and all Applicable Laws, except for instances of noncompliance that, individually and in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect. This Section 4.13 does not relate to matters with respect to Taxes, which are the subject of Section 4.09, Environmental Laws, which are the subject of Section 4.17, benefits plans, which are the subject of Section 4.11 and the operation of nuclear power plants which are the subject of Section 4.19.

                  (b) Except as disclosed in the Filed Parent SEC Documents or in the Parent Disclosure Letter, Parent and the Parent Subsidiaries own or have sufficient rights and consents to use under existing franchises, permits, easements, leases, and license agreements (the "Parent Permits") all properties, rights and assets necessary for the conduct of their business and operations as currently conducted, except where the failure to own or have sufficient rights to such properties, rights and assets, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect. Except as provided in the Pennsylvania Electricity Generation Customer Choice and Competition Act of 1996, to the knowledge of Parent, no other private corporation can commence electric public utility operations in any part of the respective territories now served by Parent or any Parent Subsidiary, without obtaining a certificate of public convenience and necessity from the applicable state utility commission.

                  SECTION 4.14. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Salomon Smith Barney Inc. and Morgan Stanley & Company Incorporated, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Parent or Newco.

                  SECTION 4.15. Opinions of Financial Advisors.

Parent has received the opinions of Salomon Smith Barney Inc. and Morgan Stanley & Company Incorporated, dated the date of this Agreement, to the effect that, as of such date, the Exchange Consideration is fair to the holders of Parent Common Stock from a financial point of view, signed copies of which opinions have been delivered to the Company.

                  SECTION 4.16. Year 2000. The Parent SEC Documents fairly summarize the status of Parent's computer applications and components, modification or readiness plan, communications with suppliers and vendors, contingency plans and estimated cost of remediation as they relate to the Year 2000 issue. Parent has made available to the Company copies of all correspondence between Parent and its third party suppliers and vendors concerning their Year 2000 compliance.

                  SECTION 4.17. Environmental Matters. (a) Compliance. Except as set forth in the Filed Parent SEC Documents or in the Parent Disclosure Letter, Parent and each of the Parent Subsidiaries is and has been in compliance with all applicable Environmental Laws, except where the failure to so comply, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

                  (b) Environmental Permits. Except as set forth in the Filed Parent SEC Documents or in the Parent Disclosure Letter, (i) Parent and each of the Parent Subsidiaries has obtained or has applied for all Environmental Permits necessary for the construction of their facilities or the conduct of their operations, except where the failure to so obtain, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect, and (ii) all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, except where the failure of such Environmental Permits to be in good standing or to have filed a renewal application on a timely basis has not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  (c) Environmental Claims. Except as set forth in the Filed Parent SEC Documents or in the Parent Disclosure

Letter, there are no Environmental Claims that have had or could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, pending or, to the knowledge of Parent, threatened against Parent or any of the Parent Subsidiaries.

                  (d) Releases. Except as set forth in the Filed Parent SEC Documents or in the Parent Disclosure Letter, there have been no Releases of any Hazardous Materials that could be reasonably likely to form the basis of any Environmental Claim against Parent or any of the Parent Subsidiaries, except for any Environmental Claim which, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

                  (e) Assumed and Retained Liabilities. Except as disclosed in the Filed Parent SEC Documents or in the Parent Disclosure Letter, none of Parent or the Parent Subsidiaries has retained or assumed either contractually or by operation of law any liabilities or obligations that could reasonably be likely to form the basis for any Environmental Claim, which has had and could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  SECTION 4.18. Labor and Employee Relations. (a) Except as set forth in the Parent Disclosure Letter, (i) neither Parent nor any of the Parent Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization and (ii) to the knowledge of Parent, there is no current union representation question involving employees of Parent or any of the Parent Subsidiaries, nor does Parent have knowledge of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees, except to the extent it, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

                  (b) Except as set forth in the Parent Disclosure Letter, or except to the extent the following, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect,

(A) there is no unfair labor practice, employment discrimination or other charge, claim, suit, action or proceeding against Parent or any of the Parent Subsidiaries pending, or to the knowledge of Parent, threatened before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator and (B) there is no strike, lockout or material dispute, slowdown or work stoppage pending or, to the knowledge of Parent, threatened against or involving Parent.

                  SECTION 4.19. Operations of Nuclear Power Plants. (a) Except as set forth in the Filed Parent SEC Documents or in the Parent Disclosure Letter, (a) the operations of the nuclear generation stations (collectively, the "Parent Nuclear Facilities") currently or formerly owned, in whole or part, by Parent or any of its affiliates are and have been conducted in compliance with all Applicable Laws and Parent Permits, except for such failures to comply that, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect, (b) each of the Parent Nuclear Facilities maintains, and is in compliance with, (i) emergency plans designed to respond to an unplanned Release therefrom of radioactive materials,
(ii) plans for the decommissioning of each of the Parent Nuclear Facilities,
(iii) plans for the storage and disposal of spent nuclear fuel, and each such plan enumerated in (i) through (iii) conform with the requirements of Applicable Law, and (c) Parent has funded consistent with reasonable budget projections the current or future decommissioning of each Parent Nuclear Facility and the storage and disposal of spent nuclear fuel.

                  (b) To the best knowledge of Parent, recognizing that AmerGen does not as of the date of this Agreement, own, or hold any operating licenses for, nuclear generating stations, (i) the operations of the nuclear generation stations which are the subject of an existing purchase, operating or similar agreement by AmerGen or any of its affiliates or assignees (the "AmerGen Nuclear Facilities") are and have been conducted in compliance with all Applicable Laws and necessary permits of Governmental Entities, except for such failures to comply that, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse

Effect, (ii) each of the AmerGen Nuclear Facilities maintains, and is in compliance with, (A) emergency plans designed to respond to an unplanned Release therefrom of radioactive materials, (B) plans for the decommissioning of each of the AmerGen Nuclear Facilities and (C) plans for the storage and disposal of spent nuclear fuel, and each such plan enumerated in (A) through (C) conform with the requirements of Applicable Law, and (iii) the current owner has funded consistent with reasonable budget projections the current or future decommissioning of each AmerGen Nuclear Facility and the storage and disposal of spent nuclear fuel.

                  (c) Parent hereby makes each of the representations and warranties contained in Sections 4.05(a), 4.05(b), 4.12, 4.13 and 4.17 with respect to AmerGen, as if AmerGen were a Parent Subsidiary as defined in this Agreement, it being understood that the Company acknowledges and agrees that as of the date hereof AmerGen is not a subsidiary and therefore no representation or warranty is made concerning AmerGen or its business or operations except as expressly set forth in this Section 4.19(c) and the first sentence of Section 4.02(a) and Section 4.19(b), and each such representation and warranty pertaining to AmerGen is qualified to the best knowledge of Parent recognizing that AmerGen does not as of the date of this Agreement, own, or hold any operating licenses for, nuclear generating stations.

                  SECTION 4.20. Company Share Ownership. Neither Parent nor any Parent Subsidiary owns any shares of Company Common Stock or other securities convertible into Company Common Stock.

                  SECTION 4.21. Regulation as a Utility. Parent is regulated as a public utility by the Commonwealth of Pennsylvania and by no other state. Except as set forth in the previous sentence, neither Parent nor any "subsidiary company" or "affiliate" of Parent is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. Parent is a public utility holding company as defined by PUHCA, but currently claims exemption under Section 3(a)(2) of PUHCA pursuant to orders of the SEC thereunder.

                  SECTION 4.22. Contracts; No Default. Except as disclosed in the Filed Parent SEC Documents or entered into after the date of this Agreement without violating any covenant of this Agreement, there are no contracts or agreements that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Parent and the Parent Subsidiaries taken as a whole. Neither Parent nor any of the Parent Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that have not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  SECTION 4.23. Title to Properties. Except as set forth in the Parent Disclosure Letter each of Parent and each of the Parent Subsidiaries has good and sufficient title to its physical properties and assets, or valid leasehold interests, easements or other appropriate interests therein or thereto sufficient to conduct its business as presently conducted or intended to be conducted, except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments set forth in the Parent Disclosure Letter or that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted or intended to be conducted.

                  SECTION 4.24. Intellectual Property. Parent and the Parent Subsidiaries own, or are validly licensed or otherwise have the right to use, all Intellectual Property Rights which are material to the conduct of the business of Parent and the Parent Subsidiaries taken as a whole. Except as set forth in the Parent Disclosure Letter, no claims are pending or, to the knowledge of Parent, threatened that Parent or any of the Parent Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of Parent, except as set forth in the Parent Disclosure Letter, no person is infringing the rights of Parent or any of the Parent Subsidiaries with respect to any Intellectual Property Right except as has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

                  Section 4.25. Hedging. Except as set forth in the Parent Disclosure Letter, none of Parent or the Parent Subsidiaries engages in any natural gas, electricity or other futures or options trading or is a party to any price swaps, hedges, futures or similar instruments, except for transactions and agreements entered into, or hedge contracts, for the purchase or sale of electricity or hydrocarbons to which Parent or any Parent Subsidiary is a party that are in accordance with the general practices of other similarly situated companies in the industry.

                  Section 4.26. Regulatory Proceedings. Except as set forth in the Parent Disclosure Letter and other than fuel adjustment or purchase gas adjustment or similar adjusting rate mechanisms, none of Parent or the Parent Subsidiaries all or part of whose rates or services are regulated by a Governmental Entity (a) is a party to any rate proceeding before a Governmental Entity that would reasonably be expected to result in orders having a Parent Material Adverse Effect or (b) has rates that have been or are being collected subject to refund, pending final resolution of any rate proceeding pending before a Governmental Entity or on appeal to a court.


                                    ARTICLE V

                    Covenants Relating to Conduct of Business

                  SECTION 5.01. Conduct of Business. (a) Conduct of Business by the Company. Except for matters set forth in the Company Disclosure Letter or otherwise expressly contemplated by this Agreement, from the date of this Agreement to the Merger Effective Time the Company shall, and shall cause each Company Subsidiary to, conduct its business in all material respects in the usual, regular and ordinary course substantially the same manner as previously conducted and use reasonable best efforts to preserve intact its current business organization in all material respects, subject to prudent management of work force and business needs, keep available the services of its current officers and key employees and keep its relationships with Governmental Entities, customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired in all material respects at the Merger Effective Time. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter or otherwise expressly contemplated by this Agreement, from the date of this Agreement to the Merger Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than (1) dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (2) regular quarterly cash dividends with respect to the Company Common Stock, not in excess of $0.40 per share, in accordance with the Company's past dividend policy, and (3) regular cash dividends with respect to preferred stock of the Company or its subsidiaries in accordance with the current terms thereof, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities,
         (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than (1) the issuance of Company Common Stock (and associated Company Rights) upon the exercise of Company Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms or pursuant to the terms of any Company Benefit Plan or Company Employment Arrangement as in effect on the date of this Agreement or as amended in accordance with or as permitted by its Agreement, (2) the issuance, subject to
         Section 5.01(a)(v), of up to an additional 5,000,000 Company Employee Stock Options pursuant to the Company Stock Plans in accordance with their present terms and the terms of the Company stock options issued in the ordinary course prior to the date of this Agreement and the issuance of Company Common Stock (and associated Company Rights) upon the exercise of such Company Employee Stock Options and (3) the issuance of "phantom" stock or "phantom" stock rights or, subject to
         Section 5.01(a)(v), stock appreciation rights or stock-based performance units, pursuant to the terms of any Company Benefit Plan or Company Employment Arrangement in effect on the date of this Agreement or as amended in accordance with or as permitted by this Agreement, and
         (4) the issuance of Company Common Stock upon the exercise of Company Rights;

                  (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents, except for such amendments to its certificate of incorporation, by-laws and other comparable charter or organizational documents that do not have an adverse affect on the Merger and the other Transactions;

                  (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that in either case are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole;

                  (v) except to the extent required by Applicable Law or by the terms of any Company Benefit Plan, Company Employment Arrangement or collective bargaining agreement in effect as of the date of this Agreement, (A) grant to any current or former employee, officer or director of the Company or any Company Subsidiary any increase in compensation or benefits or new incentive compensation grants, except in the ordinary course of business consistent with prior practice, (B) grant to any current or former employee, officer or director of the Company or any Company Subsidiary any increase in severance, pay to stay or termination pay, except to the extent consistent with past practice and that, in the aggregate, does not result in a material increase in benefits or compensation expenses, (C) enter into or amend any Company Employment Arrangement with any such current or former employee, officer or director, except to the extent permitted in subsection (B) above, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company Benefit Plan, except, with respect to any Company Benefit Plan that is a Qualified Plan, as may be required to facilitate or obtain a determination from the Internal Revenue Service that such Company Benefit Plan is a Qualified Plan or (E) take or permit to be taken any action to accelerate any rights or benefits or the funding thereof, or make or permit to be made any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement, Company Benefit Plan or Company Employment Arrangement; provided, however, that notwithstanding anything herein to the contrary, the foregoing shall not restrict the Company or the Company Subsidiaries from (1) entering into or making available to newly hired officers and employees or to officers and employees in the context of promotions based on job performance or workplace requirements in the ordinary course of business consistent with past practice, plans, agreements, benefits and compensation arrangements (including incentive grants) that have, consistent with past practice, been made available to newly hired or promoted officers and employees, or (2) entering into or amending collective bargaining agreements with existing collective bargaining representatives so as to increase compensation or benefits in a manner that does not materially increase the benefits or compensation expenses of the Company and the Company Subsidiaries;

                  (vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except as required by a change in GAAP;

                  (vii) sell, lease (as lessor), license or otherwise dispose of or subject to any Lien any properties or assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, except sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice;

                  (viii) except in the ordinary course of business consistent with prior practice, (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, in each case, other than in connection with a refinancing on commercially reasonable terms, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company;

                  (ix) make or agree to make any new capital expenditure or expenditures other than as permitted under Section 5.01(a)(iv) that, individually, is in excess of $50,000,000 or, in the aggregate during such period, are in excess of $250,000,000, except to the extent made or agreed to be made in order to ensure compliance with the rules and regulations or an order of the NRC or any other Governmental Entity or to ensure compliance with the terms of any Permit;

                  (x) make any material Tax election or settle or compromise any material Tax liability or refund;

                  (xi) engage in any activities which would cause a change in its status under PUHCA, or that would impair the ability of the Company or ComEd to claim an exemption as of right under Rule 2 of PUHCA prior to the Merger, other than the application to the SEC under PUHCA contemplated by this Agreement;

                  (xii) enter into or commit to any agreement for the purchase of capacity and/or energy ("Power Purchase Agreement") except for any Power Purchase Agreement that, in the ordinary course of business, can be entered into without the prior approval of the Board of Directors or a committee thereof of the Company (the threshold for requiring submission to the board or a committee not to be made substantially higher than that in effect on the date hereof) unless the Company consults with Parent regarding such Power Purchase Agreement and the Company has obtained the prior written consent of Parent to such Power Purchase Agreement or such Power Purchase Agreement is fully compliant with criteria to which Parent has previously given a generic consent, in each case, which consent shall not be unreasonably withheld, it being understood that in such consultation process the Company and Parent shall comply with all Applicable Law and any applicable confidentiality or similar third party agreement; or

                  (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

                  (b) Conduct of Business by Parent. Except for matters set forth in Parent Disclosure Letter or otherwise expressly contemplated by this Agreement, from the date of this Agreement to the Merger Effective Time Parent shall, and shall cause each Parent Subsidiary to, conduct its business in all material respects in the usual, regular and ordinary substantially the same manner as previously conducted and use all reasonable efforts to preserve intact its current business organization in all material respects, subject to prudent management of work force and business needs, keep available the services of its current officers and employees and keep its relationships with Governmental Entities, customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired in all material respects at the Merger Effective Time. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Parent Disclosure Letter or otherwise expressly contemplated by this Agreement, from the date of this Agreement to the Merger Effective Time, Parent shall not, and shall not permit any Parent Subsidiary to, do any of the following without the prior written consent of the Company:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than (1) dividends and distributions by a direct or indirect wholly owned subsidiary of Parent to its parent, (2) regular quarterly cash dividends with respect to the Parent Common Stock, not in excess of $0.25 per share, in accordance with Parent's past dividend policy and
         (3) regular cash dividends with respect to preferred stock of Parent or its subsidiaries in accordance with the current terms thereof, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any Parent Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Parent Debt or other voting securities,
         (C) any securities convertible into or exchangeable for, or any options, warrants or

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                                                                              76

         rights to acquire, any such shares, Voting Parent Debt, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than (1) the issuance of Parent Common Stock upon the exercise of Parent Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms or pursuant to the terms of any Parent Benefit Plan or Parent Employment Arrangement as in effect on the date of this Agreement or as amended in accordance with or as permitted by this Agreement, (2) the issuance, subject to Section 5.01(b)(v), of up to an additional 4,900,000 Parent Employee Stock Options and 100,000 shares of restricted stock pursuant to the Parent Stock Plans in accordance with their present terms and the terms of the Parent stock options issued in the ordinary course prior to the date of this Agreement and the issuance of Parent Common Stock upon the exercise of such Parent Employee Stock Options and (3) the issuance of "phantom" stock or "phantom" stock rights or, subject to Section 5.01 (b)(v), stock appreciation rights or stock-based performance units, pursuant to the terms of any Parent Benefit Plan or Parent Employment Arrangement in effect on the date of this Agreement or as amended in accordance with or as permitted by this Agreement;

                  (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents, except for such amendments to its certificate of incorporation, by-laws and other comparable charter or organizational documents that do not have an adverse affect on the Merger and the other Transactions;

                  (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, (B) any assets that are material, individually or in the aggregate, to Parent and the Parent Subsidiaries, taken as a whole, except Parent or a Parent Subsidiary may acquire or otherwise invest in any assets, other than nuclear plants, so long as Parent consults with the Company concerning any acquisition or investment that is not listed in the Parent Disclosure Letter and involves an expenditure that, individually, is the excess of $50,000,000, or in the aggregate during such period, are in excess of $250,000,000 or (C) any nuclear plants (whether through AmerGen Energy Company, LLC, a limited liability company organized under the laws of Delaware ("AmerGen"), or otherwise) other than those nuclear plants in respect of which Parent or AmerGen has made written offers or has signed agreements as of the date of this Agreement unless (1) Parent involves the Company in any review or consideration of such acquisition of additional nuclear plants, which involvement shall be for the purpose of ensuring that any such acquisition will be consistent with a rate of nuclear generation acquisitions and growth that will not impair Newco's ability to provide and maintain adequate resources and performance focus for the entire Newco fleet and (2) Parent has obtained the express written consent of the Company, which consent shall not be unreasonably withheld, prior to entering into, or permitting any Parent Subsidiary or AmerGen to enter into, the binding contract to acquire any such additional nuclear plant, or otherwise expanding its, or permitting any Parent Subsidiary or AmerGen to expand their, nuclear capacity;

                  (v) except to the extent required by Applicable Law or by the terms of any Parent Benefit Plan, Parent Employment Arrangement or collective bargaining agreement in effect as of the date of this Agreement, (A) grant to any current or former employee, officer or director of Parent or any Parent Subsidiary any increase in compensation or benefits or new incentive compensation grants, except in the ordinary course of business consistent with prior practice, (B) grant to any current or former employee, officer or director of Parent or any Parent Subsidiary any increase in severance, pay to stay or termination pay, except to the extent consistent with past practice and that, in the aggregate, does not result in a material increase in benefits or compensation expenses, (C) enter into or amend any Parent Employment Arrangement with any such current or former employee, officer or director, except to the extent permitted in subsection (B) above, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Parent Benefit Plan, except, with respect to any Parent Benefit Plan that is a Qualified Plan, as may be required to facilitate or obtain a determination from the Internal Revenue Service that such Parent Benefit Plan is a Qualified Plan or (E) take or permit to be taken any action to accelerate any rights or benefits or the funding thereof, or make or permit to be made any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement, Parent Benefit Plan or Parent Employment Arrangement; provided, however, that notwithstanding anything herein to the contrary, the foregoing shall not restrict Parent or the Parent Subsidiaries from (1) entering into or making available to newly hired officers and employees or to officers and employees in the context of promotions based on job performance or workplace requirements in the ordinary course of business consistent with past practice, plans, agreements, benefits and compensation arrangements (including incentive grants) that have, consistent with past practice, been made available to newly hired or promoted officers and employees, or (2) entering into or amending collective bargaining agreements with existing collective bargaining representatives so as to increase compensation or benefits in a manner that does not materially increase the benefits or compensation expenses of Parent and the Parent Subsidiaries;

                  (vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of Parent, except as required by a change in GAAP;

                  (vii) sell, lease (as lessor), license or otherwise dispose of or subject to any Lien any properties or assets that are material, individually or in the aggregate, to Parent and the Parent Subsidiaries, taken as a whole, except sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice;

                  (viii) except in the ordinary course of business consistent with prior practice, (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Parent or any Parent Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, in each case, other than in connection with a refinancing on commercially reasonable terms, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in Parent or any direct or indirect wholly owned subsidiary of Parent;

                  (ix) make or agree to make any new capital expenditure or expenditures other than as permitted by Section 5.01(b)(iv) that, individually, is in excess of $50,000,000 or, in the aggregate, are in excess of $250,000,000, except to the extent made or agreed to be made in order to ensure compliance with the rules and regulations or an order of the NRC or any other Governmental Entity or to ensure compliance with the terms of any Permit;

                  (x) make any material Tax election or settle or compromise any material Tax liability or refund;

                  (xi) engage in any activities which would cause a change in its status under PUHCA, or that would impair the ability of Parent to claim an exemption as of right under Rule 2 of PUHCA prior to the Merger, other than the application to the SEC under PUHCA contemplated by this Agreement;

                  (xii) enter into or commit to any Power Purchase Agreement except for any Power Purchase Agreement that, in the ordinary course of business, can be entered into without the prior approval of the Board of Directors or a committee thereof of Parent (the threshold for requiring submission to the board or a committee not to be made substantially higher than that in effect on the date hereof) unless Parent consults with the Company regarding such Power Purchase Agreement and Parent has obtained the prior written consent of the Company to such Power Purchase Agreement or such Power Purchase Agreement is fully compliant with criteria to which the Company has previously given a generic consent, in each case, which consent shall not be unreasonably withheld, it being understood that in such consultation process Parent and the Company shall comply with all Applicable Law and any applicable confidentiality or similar third party agreement; or

                  (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

                  (c) Conduct of Business by Newco. Parent shall cause Newco to perform its obligations under this Agreement and shall not permit Newco to take any action other than in furtherance of this Agreement and the Transactions.

                  (d) Other Actions. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 5.02 or 5.03, any condition to the Merger set forth in Article VII not being satisfied.

                  (e) Advice of Changes. The Company and Parent shall promptly advise the other orally and in writing of any change or event that has or could reasonably be expected to have a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be.

                  (f) Coordination of Dividends. Each of Parent and the Company shall coordinate with the other regarding the declaration and payment of dividends in respect of Parent Common Stock and Company Common Stock and the record dates and payment dates relating thereto, it being the intention of Parent and the Company that no holder of Parent Common Stock, Company Common Stock or Newco Common Stock shall receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its shares of Parent Common Stock or Company Common Stock, as the case may be, and/or any shares of Newco Common Stock any such holder receives in exchange therefor pursuant to the Merger.

                  (g) Reorganizations. The parties hereto agree that this Agreement shall not in any manner restrict (i) Parent from forming a holding company and such subsidiaries as Parent considers appropriate to separate its regulated and unregulated businesses (the "Parent Reorganization") and (ii) the Company from forming such subsidiaries as the Company considers appropriate to separate its regulated and unregulated businesses (the "Company Reorganization"). The parties to this Agreement acknowledge and agree that implementation by Parent of the Parent Reorganization or by the Company of the Company Reorganization shall not constitute (x) a breach of or failure to perform any of the representations, warranties or covenants in this Agreement or
(y) otherwise result in the failure of any condition to the obligation of the Company or Parent, as applicable, to consummate the Merger to be satisfied.

                  SECTION 5.02. No Solicitation by Company. (a) The Company agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any director, officer, employee, agent or representative (collectively, "Representatives") of the Company or any of its subsidiaries, directly or indirectly, to (i) solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to a Company Competing Transaction (as defined herein) or (ii) negotiate, explore or otherwise engage in discussions with any person (other than Parent or Newco or their respective Representatives) with respect to any

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Company Competing Transaction. The term "Company Competing Transaction" means any recapitalization, merger, consolidation or other business combination involving the Company, or acquisition of any material portion of the capital stock or assets (except for (A) acquisitions of assets in the ordinary course of business, (B) acquisitions by the Company that do not and could not reasonably be expected to impede the consummation of the Merger and do not violate any other covenant in this Agreement, (C) transactions disclosed in the Company Disclosure Letter and (D) the Transactions) of the Company, or any combination of the foregoing. The Company will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to a Company Competing Transaction. From and after the execution of this Agreement, the Company shall immediately advise Parent in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Company Competing Transaction (including the specific terms thereof), and promptly furnish to Parent a copy of any such proposal or inquiry in addition to any information provided to or by any third party relating thereto and if such proposal or inquiry is not in writing, the identity of the person making such proposal or inquiry. Notwithstanding the foregoing, prior to receipt of the Company Shareholder Approval, the Company may, but only to the extent that the Board of Directors of the Company shall conclude in good faith, based upon the advice of its outside counsel, that failure to take such action could reasonably be expected to constitute a breach of the fiduciary obligations of such Board of Directors under Applicable Law, in response to a proposal for a Company Competing Transaction that constitutes a Qualifying Company Proposal (as defined in Section 5.02(d)) that did not result from the breach or a deemed breach of this Section 5.02, and subject to compliance with the notification provisions of this Section 5.02, (A) furnish non-public information with respect to the Company to the person proposing such Company Competing Transaction and its Representatives pursuant to a confidentiality agreement with terms no less restrictive of such person than those set forth in the Confidentiality Agreement (as defined in Section 6.02) and (B) participate in discussions or negotiations with such person and its Representatives regarding such Company Competing Transaction. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.02(a) by any Representative or affiliate of the Company or any Company Subsidiary, whether or not such person is purporting to act on behalf of the Company or any Company Subsidiary or otherwise, shall be deemed to be a breach of this Section 5.02(a) by the Company.

                  (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Board of Directors of the Company of this Agreement and the Transactions, (ii) approve, or permit or cause the Company to enter into, any definitive agreement providing for the implementation of any Company Competing Transaction (each a "Company Acquisition Agreement") or (iii) approve or recommend, or propose to approve or recommend, any Company Competing Transaction. Notwithstanding the foregoing, prior to receipt of the Company Shareholder Approval, and only to the extent that the Board of Directors of the Company shall conclude in good faith, based upon the advice of its outside counsel, that failure to take such action could reasonably be expected to constitute a breach of the fiduciary obligations of such Board of Directors under Applicable Law in response to a proposal for a Company Competing Transaction that constitutes a Qualifying Company Proposal that did not result from the breach or a deemed breach of this Section 5.02, (A) the Board of Directors of the Company may withdraw or modify its approval or recommendation of this Agreement and the Transactions and, in connection therewith, approve or recommend such Qualifying Company Proposal and (B) the Board of Directors of the Company may approve and the Company may enter into a Company Acquisition Agreement contemporaneously with its termination of this Agreement pursuant to Section 8.01(f).

                  (c) Nothing contained in this Section 5.02 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its shareholders if, in the good faith judgment of the Board of Directors of the Company after consultation with outside counsel, failure to so disclose would be inconsistent with its obligations under Applicable Law.

                  (d) For purposes of this Agreement, "Qualifying Company Proposal" means any proposal made by a third party to acquire all of the equity securities or all or substantially all of the assets of the Company, pursuant to a tender offer, a merger, a consolidation, a recapitalization, a sale of its assets or otherwise, that is (A) for consideration that is comprised solely of cash or marketable securities, or a combination thereof, and not conditioned on financing, (B) on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of a nationally recognized independent investment banking firm) to be superior from a financial point of view to the holders of Company Common Stock to the Transactions (taking into account all of the terms of any proposal by Parent to amend or modify the terms of the Transactions) and to be more favorable generally to the Company's shareholders than the Transactions (taking into account all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such proposal and the third party making such proposal and the conditions and prospects for completion of such proposal, the strategic direction of and benefits sought by the Company and all of the terms of any proposal by Parent to amend or modify the terms of the Transactions) and (C) reasonably capable of being completed within 18 months of the termination of this Agreement or by the Outside Date, whichever is later, taking into account all legal, financial, regulatory and other aspects of such proposal and the third party making such proposal.

                  SECTION 5.03. No Solicitation by Parent. (a) Parent agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' Representatives, directly or indirectly, to (i) solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to a Parent Competing Transaction (as defined herein) or (ii) negotiate, explore or otherwise engage in discussions with any person

(other than Company or Newco or their respective Representatives) with respect to any Parent Competing Transaction. The term "Parent Competing Transaction" means any recapitalization, merger, consolidation or other business combination involving Parent, or acquisition of any material portion of the capital stock or assets (except for (A) acquisitions of assets in the ordinary course of business, (B) acquisitions by Parent that do not and could not reasonably be expected to impede the consummation of the Merger and do not violate any other covenant in this Agreement, (C) transactions disclosed in the Parent Disclosure Letter and (D) the Transactions) of Parent, or any combination of the foregoing. Parent will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to a Parent Competing Transaction. From and after the execution of this Agreement, Parent shall immediately advise the Company in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Parent Competing Transaction (including the specific terms thereof), and promptly furnish to the Company a copy of any such proposal or inquiry in addition to any information provided to or by any third party relating thereto and if such proposal or inquiry is not in writing, the identity of the person making such proposal or inquiry. Notwithstanding the foregoing, prior to receipt of the Parent Shareholder Approval, Parent may, but only to the extent that the Board of Directors of Parent shall conclude in good faith, based upon the advice of its outside counsel, that failure to take such action could reasonably be expected to constitute a breach of the fiduciary obligations of such Board of Directors under Applicable Law, in response to a proposal for a Parent Competing Transaction that constitutes a Qualifying Parent Proposal (as defined in Section 5.03(d)) that did not result from the breach or a deemed breach of this Section 5.03, and subject to compliance with the notification provisions of this Section 5.03, (A) furnish non-public information with respect to Parent to the person proposing such Parent Competing Transaction and its Representatives pursuant to a confidentiality agreement with terms no less restrictive of such person than those set forth in the Confidentiality

Agreement (as defined in Section 6.02) and (B) participate in discussions or negotiations with such person and its Representatives regarding such Parent Competing Transaction. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.03(a) by any Representative or affiliate of Parent or any Parent Subsidiary, whether or not such person is purporting to act on behalf of Parent or any Parent Subsidiary or otherwise, shall be deemed to be a breach of this Section 5.03(a) by Parent.

                  (b) Neither the Board of Directors of Parent nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by the Board of Directors of Parent of this Agreement and the Transactions, (ii) approve, or permit or cause Parent to enter into, any definitive agreement providing for the implementation of any Parent Competing Transaction (each a "Parent Acquisition Agreement") or (iii) approve or recommend, or propose to approve or recommend, any Parent Competing Transaction. Notwithstanding the foregoing, prior to receipt of the Parent Shareholder Approval, and only to the extent that the Board of Directors of Parent shall conclude in good faith, based upon the advice of its outside counsel, that failure to take such action could reasonably be expected to constitute a breach of the fiduciary obligations of such Board of Directors under Applicable Law in response to a proposal for a Parent Competing Transaction that constitutes a Qualifying Parent Proposal that did not result from the breach or a deemed breach of this Section 5.03, (A) the Board of Directors of Parent may withdraw or modify its approval or recommendation of this Agreement and the Transactions and, in connection therewith, approve or recommend such Qualifying Parent Proposal and (B) the Board of Directors of Parent may approve and Parent may enter into a Parent Acquisition Agreement contemporaneously with its termination of this Agreement pursuant to Section 8.01(h).

                  (c) Nothing contained in this Section 5.03 shall prohibit Parent from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its shareholders if, in the good faith judgment of the Board of Directors of Parent after consultation with outside counsel, failure to so disclose would be inconsistent with its obligations under Applicable Law.

                  (d) For purposes of this Agreement, "Qualifying Parent Proposal" means any proposal made by a third party to acquire all of the equity securities or all or substantially all of the assets of Parent, pursuant to a tender offer, a merger, a consolidation, a recapitalization, a sale of its assets of otherwise, that is (A) for consideration that is comprised solely of cash or marketable securities, or a combination thereof, and not conditioned on financing, (B) on terms which the Board of Directors of Parent determines in its good faith judgment (based on the advice of a nationally recognized independent investment banking firm) to be superior from a financial point of view to the holders of Parent Common Stock to the Transactions (taking into account all of the terms of any proposal by Company to amend or modify the terms of the Transactions) and to be more favorable generally to Parent's shareholders than the Transactions (taking into account all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such proposal and the third party making such proposal and the conditions and prospects for completion of such proposal, the strategic direction of and benefits sought by Parent and all of the terms of any proposal by the Company to amend or modify the terms of the Transactions) and (C) reasonably capable of being completed within 18 months of the termination of this Agreement or by the Outside Date, whichever is later, taking into account all legal, financial, regulatory and other aspects of such proposal and the third party making such proposal.


                                   ARTICLE VI

                              Additional Agreements

                  SECTION 6.01. Preparation of the Form S-4 and the Proxy Statement; Shareholders Meetings; Adoption by Sole Shareholder. (a) As soon as practicable following the date of this Agreement, the Company, Parent and Newco shall prepare and file with the SEC the Proxy Statement in preliminary form and Parent, the Company and Newco shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company, Parent and Newco shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of the Company, Parent and Newco shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its respective shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Newco shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Newco Common Stock in the Merger and under the Company Stock Plans and the Parent Stock Plans, and the Company and Parent shall furnish all information concerning the Company or Parent, as applicable, and the holders of the Company Common Stock or Parent Common Stock and rights to acquire Company Common Stock or Parent Common Stock pursuant to the Company Stock Plans or the Parent Stock Plans as may be reasonably requested in connection with any such action. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of all correspondence between such party or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, the Form S-4 or the Merger.

                  (b) If prior to the Merger Effective Time any event occurs with respect to the Company or any Company Subsidiary or any change occurs with respect to information supplied by or on behalf of the Company for inclusion in the Proxy Statement or the Form S-4 which, in each case, is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Form S-4, the Company shall promptly notify Parent of such event, and the Company shall cooperate with Parent and Newco in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and Form S-4 and, as required by law, in disseminating the information contained in such amendment or supplement to the Company's shareholders and to Parent's shareholders.

                  (c) If prior to the Merger Effective Time any event occurs with respect to Parent or any Parent Subsidiary or any change occurs with respect to information supplied by or on behalf of Parent for inclusion in the Proxy Statement or the Form S-4 which, in each case, is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Form S-4, Parent shall promptly notify the Company of such event, and Parent shall cooperate with Company in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and the Form S-4 and, as required by law, in disseminating the information contained in such amendment or supplement to the Company's shareholders and to Parent's shareholders.

                  (d) The Company shall, as soon as practicable following effectiveness of the Form S-4, duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholders Meeting") for the purpose of seeking the Company Shareholder Approval. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Subject to Section 5.02(b), the Company shall, through its Board of Directors, recommend to its shareholders that they give the Company Shareholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first two sentences of this Section 6.01(d) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Competing Transaction.

                  (e) Parent shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Parent Shareholders Meeting") for the purpose of seeking the Parent Shareholder Approval. The Parent shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Parent's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Subject to Section 5.03(b), Parent shall, through its Board of Directors, recommend to its shareholders that they give the Parent Shareholder Approval. Without limiting the generality of the foregoing, Parent agrees that its obligations pursuant to the first two sentences of this Section 6.01(e) shall not be affected by the commencement, public proposal, public disclosure or communication to Parent of any Parent Competing Transaction.

                  (f) The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter of Arthur Andersen LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  (g) Parent shall use its reasonable best efforts to cause to be delivered to the Company a letter of PricewaterhouseCoopers LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  (h) Parent, as sole shareholder of Newco, shall adopt this Agreement.

                  SECTION 6.02. Access to Information; Confidentiality. Each of the Company and Parent after reasonable notice shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Merger Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its respective


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subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Without limiting the generality of the foregoing, each of the Company and Parent shall, within two business days of request therefor, provide to the other the information (x) described in Rule 14a-7(a)(2)(ii) under the Exchange Act, (y) to which a holder of Company Common Stock would be entitled under Section 7.75 of the IBCA (assuming such holder met the requirements of such Section) and (z) to which a holder of Parent Common Stock would be entitled under Section 1508 of the PBCL (assuming such holder met the requirements of such Section). All information exchanged pursuant to this
Section 6.02 shall be subject to the confidentiality agreement dated July 15, 1999, between the Company and Parent (the "Confidentiality Agreement"), and this Agreement constitutes a Definitive Agreement as defined therein.

                  SECTION 6.03. Regulatory Matters; Reasonable Best Efforts. (a) Regulatory Approvals. Upon the terms and subject to the conditions set forth in this Agreement, and subject to actions taken in compliance with Section 5.02(b) or 5.03(b), as the case may be, each of the parties hereto shall cooperate and promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and shall use reasonable best efforts to obtain all necessary Consents of all Governmental Entities necessary or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including the Parent Required Statutory Approvals and the Company Required Statutory Approvals. Parent shall have the right to review and approve in advance all characterizations of the information relating to the Company, on the one hand, and the Company shall have the right to review and approve in advance all characterizations of the information relating to Parent, on the other hand, in either case, which appear in any filing made in connection with the Merger or the other Transactions. Parent and the Company agree that they will consult with each other with respect to the obtaining

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                                                                              92

of all such necessary Consents of Governmental Entities.

                  (b) Further Actions. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) the obtaining of all necessary consents, approvals or waivers from third parties, (ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iii) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. Notwithstanding the foregoing, the Company and its Representatives and Parent and its Representatives shall not be prohibited under this Section 6.03(b) from taking any actions in compliance with Section 5.02(b) or 5.03(b), respectively.

                  (c) State Anti-Takeover Statutes. In connection with and without limiting the generality of Section 6.03(b), Parent and the Company shall
(i) take all action necessary to ensure that no state anti-takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement and (ii) if any state anti-takeover statute or similar statute or regulation becomes applicable to any Transaction or this Agreement, take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions. Notwithstanding the foregoing, the Company and its Representatives and Parent and its Representatives shall not be prohibited under this Section 6.03(c) from taking any action permitted by
Section 5.02(b) or 5.03(b), respectively.


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                  (d) Notices. The Company shall give prompt notice to Parent, and Parent or Newco shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  SECTION 6.04. Company and Parent Stock Options and Other Stock Plans. (a) Prior to the Merger Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

                  (i) adjust the terms of all outstanding Company Employee Stock Options to provide that, at the Merger Effective Time, each Company Employee Stock Option outstanding immediately prior to the Merger Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Employee Stock Option, the same number of shares of Newco Common Stock as the holder of such Company Employee Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Employee Stock Option in full immediately prior to the Merger Effective Time, at a price per share equal to (A) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Employee Stock Option immediately prior to the Merger Effective Time (whether or not exercisable) divided by (B) the number of shares of Newco Common Stock deemed purchasable pursuant to such Company Employee Stock Option; provided, however, that in the case of any qualified stock options under Sections 422-424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code;

                (ii) make such other changes to the Company Stock Plans and the terms of any Company Employee Stock Options as it deems appropriate to give effect to the Merger (subject to the approval of Parent, which shall not be unreasonably withheld); and

                (iii) ensure that, after the Merger Effective Time, no Company Employee Stock Options may be granted under any Company Stock Plan.

                  (b) Prior to the Exchange Effective Time, the Parent Board (or, if appropriate, any committee administering the Parent Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

                  (i) adjust the terms of all outstanding Parent Employee Stock Options to provide that, at the Exchange Effective Time, each Parent Employee Stock Option outstanding immediately prior to the Exchange Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Parent Employee Stock Option, the same number of shares of Newco Common Stock as the holder of such Parent Employee Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Parent Employee Stock Option in full immediately prior to the Exchange Effective Time, at a price per share equal to (A) the aggregate exercise price for the shares of Parent Common Stock otherwise purchasable pursuant to such Parent Employee Stock Option immediately prior to the Exchange Effective Time (whether or not exercisable) divided by (B) the number of shares of Newco Common Stock deemed purchasable pursuant to such Parent Employee Stock Option; provided, however, that in the case of any qualified stock options under Sections 422-424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code;

                  (ii) make such other changes to the Parent Stock Plans and the terms of outstanding Parent Employee Stock Options as it deems appropriate to give effect to the Merger (subject to the approval of the Company, which shall not be unreasonably withheld); and
                  (iii) ensure that, after the Exchange Effective Time, no Parent Employee Stock Options may be granted under any Parent Stock Plan.

                  (c) At the Merger Effective Time, and subject to compliance by the Company with Section 6.04(a), Newco shall assume all the obligations of the Company under the Company Stock Plans, each outstanding Company Employee Stock Option and the agreements evidencing the grants thereof. As soon as practicable after the Merger Effective Time, Newco shall deliver to the holders of Company Employee Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans, and the agreements evidencing the grants of such Company Employee Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.04 after giving effect to the Merger). Newco shall comply with the terms of the Company Stock Plans and ensure, to the extent required by, and subject to the provisions of, such Company Stock Plans, that the Company Employee Stock Options that qualified as qualified stock options prior to the Merger Effective Time continue to qualify as qualified stock options after the Merger Effective Time.

                  (d) At the Exchange Effective Time, and subject to compliance by Parent with Section 6.04(b), Newco shall assume all the obligations of Parent under the Parent Stock Plans, each outstanding Parent Employee Stock Option and Parent SAR the agreements evidencing the grants thereof. As soon as practicable after the Exchange Effective Time, Newco shall deliver to the holders of Parent Employee Stock Options and Parent SARs appropriate notices setting forth such holders' rights pursuant to the respective Parent Stock Plans, and the agreements evidencing the grants of such Parent Employee Stock Options and Parent SARs shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.04 after giving effect to the Merger). Newco shall comply with the terms of the Parent Stock Plans and ensure, to the extent required by, and subject to the provisions of, such Parent Stock Plans, that the Parent Employee Stock Options that qualified as qualified stock options prior to the Exchange Effective Time continue to qualify as qualified stock options after the Exchange Effective Time.

                  (e) With respect to each employee or director benefit or compensation plan, program or arrangement, other than the Company Stock Plans and the Parent Stock Plans, under which Company Common Stock or Parent Common Stock is required to be used for purposes of the payment of benefits, grant of awards or exercise of options (each, a "Stock Plan"), (i) the Company and the Parent shall take such action as may be necessary so that, after the Merger Effective Time, such Stock Plan shall provide for issuance or purchase in the open market only of Newco Common Stock rather than Company Common Stock or Parent Common Stock, as the case may be, and otherwise to amend such Stock Plans to reflect this Agreement and the Merger, and (ii) Newco shall take all corporate action necessary or appropriate to obtain shareholder approval with respect to such Stock Plan to the extent such approval is required for purposes of the Code or other Applicable Law. Newco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Newco Common Stock for delivery upon exercise of the Company Employee Stock Options and Parent Employee Stock Options assumed in accordance with this Section 6.04 or the payment of benefits, grant of awards or exercise of options under such Stock Plans. As soon as reasonably practicable after the Merger Effective Time, Newco shall file one or more registration statements on Form S-8 (or any successor or other appropriate form) with respect to the shares of Newco Common Stock subject to such Company Employee Stock Options and Parent Employee Stock Options or to such Stock Plans and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein or related thereto) for so long as such Company Employee Stock Options and Parent Employee Stock Options or such benefits or grants of awards remain payable or such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Exchange Act, where applicable, Newco shall administer the Company Stock Plans and Parent Stock Plans assumed pursuant to this Section 6.04 and the Stock Plans in a manner that complies with Rule 16b-3 of the SEC to the extent the applicable plan complied with such rule prior to the Merger. Prior to the Merger Effective Time, Parent and Newco shall take all actions as may be reasonably required to cause the acquisition of equity securities of Newco, as contemplated by this Section 6.04, by any person who is or will become a director or officer of Newco to be eligible for exemption under Rule 16b-3(d) of the SEC.

                  (f)  In this Agreement:

                  "Company Employee Stock Option" means any option to purchase Company Common Stock granted under any Company Stock Plan.

                  "Company Stock Plans" means the Long-Term Incentive Plan of the Company as amended from time to time.

                  "Parent Employee Stock Option" means any option to purchase Parent Common Stock granted under any Parent Stock Plan.

                  "Parent Stock Plans" means the PECO Energy Company 1989 Long-Term Incentive Plan and the PECO Energy Company 1998 Stock Option Plan.

                  "Parent SAR" means any stock appreciation right linked to the price of Parent Common Stock and granted under any Parent Stock Plan.

                  SECTION 6.05. Benefit Plans; Workforce Matters. (a) From and after the Merger Effective Time, Newco and its subsidiaries shall honor and perform in accordance with their respective terms (as in effect on the date of this Agreement or as amended in accordance with or as permitted by this Agreement), all the collective bargaining agreements of the Company, Parent or any of their respective subsidiaries disclosed in the Company Disclosure Letter or the Parent Disclosure Letter, respectively; provided, however, that this Section 6.05(a) is not intended to prevent Newco from enforcing such agreements in accordance with their respective terms, including enforcement of any reserved right to amend, modify, suspend, revoke or terminate any such agreement.

                  (b) Subject to Applicable Law and obligations under applicable collective bargaining agreements, it is the current intention of Parent and the Company that any reductions in workforce following the Merger Effective Time in respect of employees of Newco and its subsidiaries shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, as determined by Newco, without regard to whether employment was with the Company or the Company Subsidiaries or Parent or the Parent Subsidiaries and with due consideration to the applicable employee's previous work history, prior experience and skills and Newco's business needs, and any employee whose employment is terminated or job is eliminated shall be entitled to participate on a fair and equitable basis as determined by Newco in the job opportunity and employment placement programs offered by Newco or any of its subsidiaries.

                  (c) Subject to Applicable Law and obligations under applicable collective bargaining agreements, each Company Benefit Plan, Parent Benefit Plan, Company Employment Arrangement and Parent Employment Arrangement in effect on the date of this Agreement (or as amended or established in accordance with or as permitted by this Agreement) shall be maintained in effect by Newco and its subsidiaries, except as provided in Section 6.04, with respect to their current and former employees, officers or directors of the Company and Company Subsidiaries and Parent and Parent Subsidiaries, respectively, who are covered by such plans or arrangements immediately prior to the Merger Effective Time until Newco determines otherwise on or after the Merger Effective Time. Newco and its subsidiaries shall honor, perform and, with respect to each Company Benefit Plan and Parent Benefit Plan and Company Employment Arrangement and Parent Employment Arrangement that is not a multiemployer benefit plan within the meaning of

Section 4001(a)(3) of ERISA, sponsor and administer, each such Company Benefit Plan and Parent Benefit Plan and Company Employment Arrangement and Parent Employment Arrangement in accordance with their respective terms (as in effect on the date of this Agreement or as amended in accordance with or as permitted by this Agreement), and Newco shall (i) assume as of the Merger Effective Time each Company Benefit Plan and Company Employment Arrangement maintained by the Company immediately prior to the Merger Effective Time and as of the Exchange Effective Time each Parent Benefit Plan and Parent Employment Arrangement maintained by Parent immediately prior to the Exchange Effective Time and (ii) perform the obligations under, sponsor and administer such plan or arrangement in the same manner and to the same extent that the Company or Parent, as the case may be, would be required to perform, sponsor and administer thereunder; provided, however, that nothing contained herein shall limit any reserved right contained in any such Company Benefit Plan, Company Employment Arrangement, Parent Benefit Plan or Parent Employment Arrangement to amend, modify, suspend, revoke or terminate any such plan or arrangement. Without limiting the foregoing, (i) each participant in any Company Benefit Plan or Parent Benefit Plan shall receive credit for purposes of eligibility to participate, vesting and eligibility to receive benefits (but specifically excluding for benefit accrual purposes or where such crediting would result in a duplication of benefits) under any benefit plan of Newco or any of its subsidiaries or affiliates for service credited for the corresponding purpose under any such benefit plan; provided, however, that such crediting of service shall not operate to cause any such plan or arrangement to fail to comply with the applicable provisions of the Code or ERISA, (ii) each benefit plan of Newco or its subsidiaries which is a medical, dental or health benefit plan shall take into account for purposes of determining a participant's deductibles and out-of-pocket limits thereunder expenses previously incurred by the participant during the same year while participating in any other such Company Benefit Plan or Parent Benefit Plan and shall waive any restrictions and limitations for pre-existing conditions provided therein for any participant to the extent not applicable to the participant in any other such Company Benefit Plan or Parent Benefit Plan in which the participant participated immediately prior to participating in that benefit plan, and (iii) each benefit plan of Newco or its subsidiaries which is a cafeteria plan under Section 125 of the Code shall cause credits and debits in respect of any participant in any flexible spending account thereunder for a plan year to be transferred to and maintained in any such corresponding Company Benefit Plan or Parent Benefit Plan in which such participant may subsequently participate during the same year. The Company and the Parent will cooperate on and after the date hereof to develop appropriate employee benefit plans, programs and arrangements, including but not limited to, executive and incentive compensation, stock option and supplemental executive retirement plans for employees and directors of Newco and its subsidiaries from and after the Merger Effective Time. However, no provision contained in this Section 6.05(c) shall be deemed to constitute an employment contract between Newco and any individual, or a waiver of Newco's right to discharge any employee at any time, with or without cause.

                  SECTION 6.06. Indemnification. (a) Newco shall, to the fullest extent permitted by Applicable Law, honor all the Company's and Parent's respective obligations to indemnify (including any obligations to advance funds for expenses) the current and former directors and officers of the Company or Parent, as the case may be, for acts or omissions by such directors and officers occurring prior to the Merger Effective Time to the extent that such obligations to indemnify exist on the date of this Agreement, whether pursuant to the Company Charter or the Parent Charter, as the case may be, the Company By-laws or the Parent By-laws, as the case may be, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company Charter or the Parent Charter, as the case may be, the Company By-laws or the Parent By-laws, as the case may be, and such individual indemnity agreements from the Merger Effective Time.

                  (b) For a period of six years after the Merger Effective Time, Newco shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company or Parent or such substantially comparable policies as in effect on the

Closing Date, as the case may be, (provided that Newco may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Merger Effective Time. If such insurance coverage cannot be obtained at all, Newco shall maintain the most advantageous policies of directors' and officers' insurance reasonably obtainable.

                  (c) From and after the Merger Effective Time, to the fullest extent permitted by Applicable Law, Newco shall indemnify, defend and hold harmless the present and former officers and directors of the Company and Parent, as the case may be, and their respective subsidiaries and any of their respective employees who act as a fiduciary under any Company Benefit Plan (each an "Indemnified Party") against all losses, claims, damages, liabilities, fees and expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement (in the case of settlements, with the approval of the indemnifying party (which approval shall not be unreasonably withheld)) (collectively, "Losses"), as incurred (payable monthly upon written request which request shall include reasonable evidence of the Losses set forth therein) to the extent arising from, relating to, or otherwise in respect of, any actual or threatened action, suit, proceeding or investigation, in respect of actions or omissions occurring at or prior to the Merger Effective Time in connection with such Indemnified Party's duties as an officer, director or employee as aforesaid, in each case, of the Company or Parent or any of their respective subsidiaries, including in respect of this Agreement, the Merger and the other Transactions.

                  SECTION 6.07. Fees and Expenses. (a) Except as provided below, all fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with filing, printing and mailing the Proxy Statement and the Form S-4 shall be shared equally by Parent and the Company.

                  (b) The Company shall pay to Parent a fee of $250,000,000 if:
(i) the Company terminates this Agreement pursuant to Section 8.01(f); (ii) Parent terminates this Agreement pursuant to Section 8.01(d); or (iii) any Company Competing Transaction was proposed to the Company or publicly disclosed and thereafter the Company terminates this Agreement pursuant to Section 8.01(b)(i) or either the Company or Parent terminates this Agreement pursuant to
Section 8.01(b)(iv) or Parent terminates this Agreement pursuant to Section 8.01(c) (but in the case of termination pursuant to Section 8.01(c), only in the event of termination for a wilful breach of this Agreement or failure to perform this Agreement by the Company) and, in each case, within 18 months of such termination the Company enters into a definitive agreement to consummate or consummates any Company Competing Transaction. Any fee due under this Section 6.07(b) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement (except that in the case of termination pursuant to clause (iii) above such payment shall be made on the date of execution of such definitive agreement or, if earlier, consummation of such transaction or another transaction with the same party or its affiliates).

                  (c) Parent shall pay to the Company a fee of $250,000,000 if:
(i) Parent terminates this Agreement pursuant to Section 8.01(h); (ii) the Company terminates this Agreement pursuant to Section 8.01(g); (iii) any Parent Competing Transaction was proposed to Parent or publicly disclosed and thereafter the Parent terminates this Agreement pursuant to Section 8.01(b)(i) or either Parent or the Company terminates this Agreement pursuant to Section 8.01(b)(v) or the Company terminates this Agreement pursuant to Section 8.01(e) (but in the case of termination pursuant to Section 8.01(e), only in the event of termination for a wilful breach of this Agreement or failure to perform this Agreement by Parent) and, in each case, within 18 months of such termination Parent enters into a definitive agreement to consummate or consummates any Parent Competing Transaction. Any fee due under this Section 6.07(c) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement (except that in the case of termination pursuant to clause (iii)


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                                                                             103

above such payment shall be made on the date of execution of such definitive agreement or, if earlier, consummation of such transaction or another transaction with the same party or its affiliates).

                  (d) The Company shall reimburse Parent and Newco for all its out-of-pocket expenses actually incurred in connection with this Agreement, the Merger and the other Transactions, up to a limit of $15,000,000, if a fee becomes payable pursuant to Section 6.07(b) or if this Agreement is otherwise terminated pursuant to Section 8.01(b)(iv) or 8.01(c). Such reimbursement shall be paid upon demand following such termination.

                  (e) Parent shall reimburse the Company for all its out-of-pocket expenses actually incurred in connection with this Agreement, the Merger and the other Transactions, up to a limit of $15,000,000, if a fee becomes payable pursuant to Section 6.07(c) or if this Agreement is otherwise terminated pursuant to Section 8.01(b)(v) or 8.01(e). Such reimbursement shall be paid upon demand following such termination.

                  SECTION 6.08. Public Announcements. Parent and Newco, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

                  SECTION 6.09. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Transactions shall be paid by the party incurring the Transfer Tax, and the parties hereto shall cooperate with each other in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

                  SECTION 6.10. Affiliates. (a) Promptly following the date of execution of this Agreement, the Company shall deliver to Parent and Newco a letter identifying all persons who are expected by the Company to be on the Closing Date, or were as of the date of this Agreement, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such person to deliver to Parent on or prior to the date of mailing of Proxy Statement a written agreement substantially in the form attached as Exhibit C.

                  (b) Promptly following the date of execution of this Agreement, Parent shall deliver to the Company a letter indemnifying all persons who are expected by Parent to be, on the Closing Date, or were as of the date of this Agreement, "affiliates" of Parent for purposes of Rule 145 under the Securities Act. Parent shall use its reasonable best efforts to cause each such person to deliver to the Company on or prior to the date of mailing of the Proxy Statement a written agreement substantially in the form of Exhibit D.

                  SECTION 6.11. Stock Exchange Listing. Parent and the Company shall use all reasonable efforts to cause the shares of Newco Common Stock to be issued in the Merger and under the Company Stock Plans and Parent Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

                  SECTION 6.12. Rights Agreements; Consequences if Rights Triggered. The Company Board shall take all action requested in writing by Parent in order to render the Company Rights inapplicable to the Merger and the other Transactions. Except as approved in writing by Parent or as set forth in the Company Disclosure Letter, the Company Board shall not (i) amend the Company Rights Agreement, (ii) redeem the Company Rights or (iii) take any action with respect to, or make any determination under, the Company Rights Agreement. If any Distribution Date, Stock Acquisition Date or Triggering Event occurs under the Company Rights Agreement at any time during the period from the date of this Agreement to the Merger Effective Time, the

Company and Parent shall make such adjustment to the Company Exchange Ratio and the Parent Exchange Ratio as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other Transactions.

                  SECTION 6.13. Tax Treatment. The parties intend (a) the Merger to constitute transactions described in Section 351 of the Code and (b) the Second Step Merger to constitute a transaction described in Section 368(a) of the Code. Each party and its affiliates shall use reasonable efforts to cause the Merger to so qualify and to obtain (i) the opinion of Cravath, Swaine & Moore to the effect that (A) the Merger will constitute transactions described in Section 351 of the Code and (B) the Second Step Merger will constitute a transaction described in Section 368(a) of the Code and (ii) the opinion of Jones, Day, Reavis & Pogue to the effect that the Second Step Merger will constitute a transaction described in Section 368(a) of the Code. For purposes of the tax opinions described in Sections 7.02(d) and 7.03(d) of this Agreement, each of Parent, Newco and the Company shall provide customary representation letters substantially in the form of Exhibits E, F and G, respectively, each dated on or about the date that is two business days prior to the date the Proxy Statement is mailed to the shareholders of Parent and the Company and reissued as of the Closing Date. Each of Parent, Newco and the Company and each of their respective affiliates shall not take any action and shall not fail to take any action or suffer to exist any condition which action or failure to act or condition would prevent, or would be reasonably likely to prevent, (i) the Merger from constituting transactions described in Section 351 of the Code or
(ii) the Second Step Merger from constituting a transaction described in Section 368(a) of the Code.

                  SECTION 6.14. Reorganization and Amendment. The parties to this Agreement acknowledge and agree that in the event Parent implements the Parent Reorganization prior to the Exchange Effective Time, certain changes to the structure of the Merger and the other Transactions will be necessary in order for the Merger and the other Transactions to be consummated as contemplated hereby and for Newco and its subsidiaries to have, following the Merger Effective Time, the corporate structure as contemplated hereby, and the parties to this Agreement agree to negotiate in good faith and enter into an amendment to this Agreement to implement such necessary changes.

                  SECTION 6.15. Company Common Stock Repurchase. Prior to the Merger Effective Time, the Company shall purchase, at prevailing market prices to the extent possible, the minimum number of shares of Company Common Stock necessary in order that the Merger and the other Transactions are treated as a purchase of the Company by Parent under GAAP (in any such determination taking into account the number of shares of Parent Common Stock in respect of which a notice of intention to dissent was filed with Parent in accordance with the
PBCL).

                  SECTION 6.16. Parity of Compensation. At any time during the period from the Merger Effective Time until December 31, 2003 (the "Transition Period") when the Chairman of the Board of Directors, Chief Executive Officer and President of Parent as of the date of this Agreement (the "Parent Chairman") and the Chairman of the Board of Directors, Chief Executive Officer and President of the Company (the "Company Chairman") as of the date of this Agreement are Co-Chief Executive Officers of Newco, each such Co-Chief Executive Officer shall receive the same salary, bonus and other compensation (including option grants and other incentive awards and all other forms of compensation) and enjoy the same other benefits and the same employment security arrangements as the other Co-Chief Executive Officer.

                  SECTION 6.17. Board Seats. The Parent Chairman will retire as an executive of Newco at the end of the Transition Period and shall no longer serve as chairman of the executive committee of the Newco Board, but shall continue as a member of the Newco Board. The Company Chairman shall become the sole Chief Executive Officer of Newco immediately prior to the end of the Transition Period, and at such time shall be the Chairman of the Board of Directors of Newco, if immediately prior to such time he holds the position of Co-Chief Executive Officer. The Newco

Board or the nominating committee thereof, as applicable, shall nominate for election the Parent Chairman and the Company Chairman as part of management's slate of candidates at each meeting of the shareholders (if at the time of such meeting the Parent Chairman or the Company Chairman, as applicable, is a member of the Newco Board) at which members of the Newco Board shall be elected as shall be necessary in order that the Parent Chairman or the Company Chairman, as applicable, serve as a director of Newco from the end of the Transition Period until the election of directors first following December 31, 2005.

                                   ARTICLE VII

                              Conditions Precedent

                  SECTION 7.01. Conditions to Each Party's Obligation To Effect The Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Shareholder Approval. The Company shall have obtained the Company Shareholder Approval, and Parent shall have obtained the Parent Shareholder Approval.

                  (b) Listing. The shares of Newco Company Stock issuable to the Company's and Parent's respective shareholders pursuant to this Agreement and under the Company Stock Plans and Parent Stock Plans shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (c) Statutory Approvals. The Parent Required Statutory Approvals and the Company Required Statutory Approvals shall have been obtained (including, in each case, the expiration or termination of the waiting periods (and any extensions thereof) under the HSR Act applicable to the Merger and the Transactions at or prior to the Merger Effective Time, such approvals shall have become Final Orders (as defined below) and such Final Orders shall not impose terms or conditions which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Newco and its prospective subsidiaries taken as a whole or which would be materially inconsistent with the agreements of the parties contained herein. A "Final Order" means action by the relevant Governmental Entity which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

                  (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition, subject to Section 6.03, each of the parties shall have used all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

                  (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Newco shall have received all state securities or "blue sky" authorizations necessary to issue Newco Common Stock pursuant to the Merger.

                  (f) Other Consents and Approvals. The consent or approval (other than Parent Required Statutory Approvals and Company Required Statutory Approvals) of each person whose consent or approval is required in order to consummate the Merger and the other Transactions shall have been obtained, except for those consents and approvals which, if not obtained, could not reasonably be expected to have a Material Adverse Effect on Newco and its prospective subsidiaries taken as a whole or on the ability of Parent or the Company to consummate the Merger and the other Transactions.

                  SECTION 7.02. Conditions to Obligations of Parent and Newco. The obligations of Parent and Newco to effect the Merger are further subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), other than for such failures to be true and correct that, individually and in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect. For purposes of determining the satisfaction of this condition, the representations and warranties of the Company shall be deemed not qualified by any references therein to materiality generally or to whether or not any breach results or may result in a Company Material Adverse Effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                  (c) Letters from Company Affiliates. Parent shall have received from each person named in the letter referred to in Section 6.10(a) an executed copy of an agreement substantially in the form of Exhibit C.

                  (d) Tax Opinion. Parent shall have received a written opinion, dated as of the Closing Date, from Cravath, Swaine & Moore, counsel to Parent, to the effect that (i) the Merger will constitute transactions described in
Section 351 of the Code and (ii) the Second Step Merger will constitute a transaction described in Section 368(a) of the Code; it being understood that in rendering such opinion, such tax counsel shall be entitled to rely upon customary representations provided by the parties hereto substantially in the form of Exhibits E, F and G.

                  SECTION 7.03. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent and Newco in this Agreement shall be true and correct as of the date of this Agreement and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), other than for such failures to be true and correct that, individually and in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect. For purposes of determining the satisfaction of this condition, the representations and warranties of Parent and Newco shall be deemed not qualified by any references therein to materiality generally or to whether or not any breach results or may result in a Parent Material Adverse Effect.

                  (b) Performance of Obligations of Parent and Newco. Parent and Newco shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

                  (c) Letters from Parent Affiliates. The Company shall have received from each person named in the letter referred to in Section 6.10(b) an executed copy of an agreement substantially in the form of Exhibit D.

                  (d) Tax Opinion. The Company shall have received a written opinion, dated as of the Closing Date, from Jones, Day, Reavis & Pogue, counsel to the Company, to the effect that the Second Step Merger will constitute a transaction described in Section 368(a) of the Code; it being understood that in rendering such opinion, such tax counsel shall be entitled to rely upon customary representations provided by the parties hereto substantially in the form of Exhibits E, F and G.

                  (e) First Step Exchange. The First Step Exchange shall have been consummated.


                                  ARTICLE VIII

                        Termination, Amendment and Waiver

                  SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Exchange Effective Time, whether before or after receipt of the Company Shareholder Approval or the Parent Shareholder Approval:

                 (a) by mutual written consent of Parent, Newco and the Company;

                 (b) by either Parent or the Company:

                           (i) if the Second Step Merger is not consummated on
                  or before March 31, 2001 (the "Outside Date"), unless the failure to consummate the Merger is the result of a breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger;

                           (ii) if any Governmental Entity issues an order,
                  decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                           (iii) if any condition to the obligation of such
                  party to consummate the Merger set forth in Section 7.02 (in the case of Parent) or 7.03 (in the case of the Company) becomes incapable of satisfaction prior to the Outside Date; provided, however, that the failure of such condition to be met is not the result of a material breach of this Agreement by the party seeking to terminate this Agreement;

                           (iv) if, upon a vote at a duly held meeting to obtain
                  the Company Shareholder Approval, the Company Shareholder Approval is not obtained; or

                           (v) if, upon a vote at a duly held meeting of Parent
                  to obtain the Parent Shareholder Approval, the Parent Shareholder Approval is not obtained;

                  (c) by Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in
         Section 7.02(a) or 7.02(b), and (ii) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach (provided that Parent is not then in breach of any representation, warranty or covenant contained in this Agreement);

                  (d) by Parent, if (i) the Company Board or any committee thereof withdraws or modifies, or publicly proposes to withdraw or modify, in a manner adverse to Parent or Newco, its approval or recommendation of this Agreement or the Transactions or approves or recommends, or publicly proposes to approve or recommend, any Company Competing Transaction or (ii) the Company otherwise breaches, or is deemed to be in breach of, any of its covenants in Section 5.02 in any material respect;

                  (e) by the Company, if Parent breaches or fails to perform in any material respect of any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in
         Section 7.03(a) or 7.03(b), and (ii) cannot be or has not been cured within 30 days after the giving of written notice to Parent of such breach (provided that the Company is not then in breach of any representation, warranty or covenant in this Agreement);

                  (f) by the Company, if prior to receipt of the Company Shareholder Approval, (i) the Company has received a proposal for a Company Competing Transaction that constitutes a Qualifying Company Proposal that was not solicited or encouraged by the Company or its Representatives and that did not otherwise result from the breach or a deemed breach of Section 5.02, (ii) the Board of Directors of the Company has determined in good faith, based upon the advice of its outside counsel that failure to take such action could reasonably be expected to constitute a breach of the fiduciary obligations of such Board of Directors under Applicable Law, that it is necessary to (A) withdraw or modify its approval or recommendation of this Agreement and the Transactions, (B) terminate this Agreement pursuant hereto and (C) enter into a Company Acquisition Agreement in connection with such Company Competing Transaction in order to comply with its fiduciary obligations under Applicable Law, (iii) the Company has notified Parent in writing of the determination described in clause (ii) above, (iv) at least ten business days following receipt by Parent of the notice referred to in clause (iii) above, and taking into account any proposal made by Parent since receipt of such notice to amend or modify the terms of the Transactions, such Qualifying Company Proposal remains a Qualifying Company Proposal and the Board of Directors of the Company has again made the determination referred to in clause (ii) above, (v) the Company is in compliance with Section 5.02, (vi) the Company has paid in advance the fee due under Section 6.07(b) to Parent, and (vii) the Board of Directors of the Company concurrently approves, and the Company concurrently enters into, a Company Acquisition Agreement providing for the implementation of such Qualifying Company Proposal;

                  (g) by the Company, if (i) the Parent Board or any committee thereof withdraws or modifies, or publicly proposes to withdraw or modify, in a manner adverse to the Company, its approval of this Agreement or the Transactions or approves or recommends, or publicly proposes to approve or recommend, any Parent Competing Transaction or
         (ii) Parent otherwise breaches, or is deemed to be in breach of, any of its covenants in Section 5.03 in any material respect; or

                  (h) by Parent, if prior to receipt of the Parent Shareholder Approval, (i) Parent has received a proposal for a Parent Competing Transaction that constitutes a Qualifying Parent Proposal that was not solicited or encouraged by Parent or its Representatives and that did not otherwise result from the breach or a deemed breach of the Section 5.03, (ii) the Board of Directors of Parent has determined in good faith, based upon the advice of its outside counsel that failure to take such action could reasonably be expected to constitute a breach of the fiduciary obligations of such Board of Directors under Applicable Law, that it is necessary to (A) withdraw or modify its approval or recommendation of this Agreement and the Transactions, (B) terminate this Agreement pursuant hereto and (C) enter into a Parent Acquisition Agreement in connection with such Parent Competing Transaction in order to comply with its fiduciary obligations under Applicable Law, (iii) Parent has notified the Company in writing of the determination described in clause (ii) above, (iv) at least ten business days following receipt by the Company of the notice referred to in clause
         (iii) above, and taking into account any proposal made by the Company since receipt of such notice to amend or modify the terms of the Transactions, such Qualifying Parent Proposal remains a Qualifying Parent Proposal and the Board of Directors of Parent has again made the determination referred to in clause (ii) above, (v) Parent is in compliance with Section 5.03, (vi) Parent has paid in advance the fee due under Section 6.07(c) to the Company, and (vii) the Board of Directors of Parent concurrently approves, and Parent concurrently enters into, a Parent Acquisition Agreement providing for the implementation of such Qualifying Parent Proposal.

                  SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in
Section 8.01, this Agreement shall
forthwith become void and have no effect, without any liability or obligation on the part of Parent, Newco or the Company, other than Section 3.14, Section 4.14, the last two sentences of Section 6.02, Section 6.07, this Section 8.02 and
Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the wilful breach by a party of any representation, warranty or covenant set forth in this Agreement, in which case such termination shall not relieve any party of any liability or damages resulting from its wilful breach of this Agreement (including any such case in which a fee is payable by such party pursuant to Section 6.07(b) or (c), or any expenses of the other party are reimbursed by such party pursuant to Section 6.07(d) or (e), to the extent any such liability or damage suffered by such other party exceeds such amounts payable pursuant to Section 6.07(b), (c), (d) or (e)). The Confidentiality Agreement shall, in accordance with its terms, survive termination of this Agreement.

                  SECTION 8.03. Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Company Shareholder Approval or the Parent Shareholder Approval; provided, however, that after receipt of the Company Shareholder Approval or the Parent Shareholder Approval, there shall be made no amendment that by Applicable Law requires further approval by the shareholders of the Company or Parent without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  SECTION 8.04. Extension; Waiver. At any time prior to the Merger Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  SECTION 8.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of Parent, Newco or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.


                                   ARTICLE IX

                               General Provisions

                  SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Merger Effective Time.

                  SECTION 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Newco, to

                           PECO Energy Company
                           2301 Market Street
                           P.O. Box 8699
                           Philadelphia, PA 19101-8699

                           Telecopy No:  (215) 841-4282

                           Attention:  General Counsel

                           with a copy to:

                           Cravath, Swaine & Moore
                           825 Eighth Avenue

                           New York, New York 10019

                           Telecopy No:  (212) 474-3700
                           Attention:  Philip A. Gelston

                  (b)      if to the Company, to

                           Unicom Corporation
                           10 S. Dearborn, 37th Floor
                           Chicago, IL 60603

                           Telecopy No:  (312) 394-4488

                           Attention:  General Counsel

                           with a copy to:

                           Jones, Day, Reavis & Pogue
                           77 West Walker Drive
                           Chicago, Illinois 60001

                           Telecopy No:  (312) 782-8585
                           Attention:  Paul T. Ruxin
                                       Robert A. Yolles

                  SECTION 9.03.  Definitions.  For purposes of this Agreement:

                  An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.
                  A "Material Adverse Effect" means, in respect of any person, a material adverse effect on (a) the business, assets, condition (financial or otherwise), prospects or results of operations of such person and its subsidiaries, taken as a whole or (b) the ability of such person to perform its obligations under this Agreement or on the ability of such person to consummate the Merger and the other Transactions.

                  "Newholdco Corporation" means PECO Energy Corporation, a Pennsylvania corporation, which shall change its name as soon as reasonably possible to "Newholdco Corporation".

                  A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

                  A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect a majority of its Board of Directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first person.

                  SECTION 9.04. Interpretation; Disclosure Letters. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any matter disclosed in any section of either the Company Disclosure Letter or the Parent Disclosure Letter shall be deemed disclosed for all purposes and all sections of the Company Disclosure Letter or Parent Disclosure Letter, as applicable to the extent that it is reasonably apparent from a reading of such disclosure item that it would qualify or apply to such other sections, and otherwise shall be deemed disclosed only for the purposes of the specific Sections of this Agreement to which such section relates.

                  SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  SECTION 9.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 9.07. Entire Agreement; No Third-Party Beneficiaries. This Agreement, taken together with the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (b) except for the provisions of Article II and Sections 6.06, 6.16 and 6.17 are not intended to confer upon any person other than the parties any rights or remedies.

                  SECTION 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of Pennsylvania or Illinois are mandatorily applicable to the Merger.

                  SECTION 9.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Newco may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Newco of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 9.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York state court or any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the State of New York in the event any dispute arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,
(c) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than any New York state court or any Federal court sitting in the State of New York and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction.

                  SECTION 9.11. Newco Obligations. Parent and the Company hereby agree to take such actions as shall be necessary in order that Newco shall assume any obligation under this Agreement that by its terms is to be performed by Newco after the Closing.

                  IN WITNESS WHEREOF, Parent, Newco and the Company have duly executed this Agreement, all as of the date first written above.

                         PECO ENERGY COMPANY,

                         by
                                /s/ Corbin A. McNeill, Jr.
                         Name:  Corbin A. McNeill, Jr.
                         Title: Chairman of the Board, President, and Chief
                                Executive Officer


                         PECO ENERGY CORPORATION,

                         by
                                /s/ Corbin A. McNeill, Jr.
                         Name:  Corbin A. McNeill, Jr.
                         Title: Chairman of the Board, President, and Chief
                                Executive Officer


                         UNICOM CORPORATION,

                         by
                                /s/ John W. Rowe
                         Name:  John W. Rowe
                         Title: Chairman of the Board, President, and Chief
                                Executive Officer

                                TABLE OF CONTENTS


                        ARTICLE IThe Exchange and Merger
SECTION 1.01.  The Exchange and Merger........................................................................2
SECTION 1.02.  Closing........................................................................................2
SECTION 1.03.  Merger Effective Time..........................................................................3
SECTION 1.04.  Effects........................................................................................3
SECTION 1.05.  Articles of Incorporation and By-laws..........................................................3
SECTION 1.06.  Newco Board of Directors.......................................................................4
SECTION 1.07.  Newco Senior Officers..........................................................................4
SECTION 1.08.  Operations.....................................................................................4


                  ARTICLE IIEffect on the Capital Stock of the
                            Constituent Corporations

SECTION 2.01.  Effect on Capital Stock........................................................................5
SECTION 2.02.  Exchange of Certificates......................................................................15
Section 2.03.  Certain Adjustments...........................................................................22


            ARTICLE IIIRepresentations and Warranties of the Company

SECTION 3.01.  Organization, Standing and Power..............................................................23
SECTION 3.02.  Company Subsidiaries; Equity Interests........................................................24
SECTION 3.03.  Capital Structure.............................................................................24
SECTION 3.04.  Authority; Execution and Delivery;
                           Enforceability....................................................................26
SECTION 3.05.  No Conflicts; Consents........................................................................27
SECTION 3.06.  SEC Documents; Undisclosed Liabilities........................................................29
SECTION 3.07.  Information Supplied..........................................................................29
SECTION 3.08.  Absence of Certain Changes or Events..........................................................30
SECTION 3.09.  Taxes.........................................................................................31
SECTION 3.10.  Absence of Changes in Benefit Plans...........................................................32
SECTION 3.11.  ERISA Compliance; Excess Parachute Payments...................................................33
SECTION 3.12.  Litigation....................................................................................35
SECTION 3.13.  Compliance with Applicable Laws; Permits......................................................36
SECTION 3.14.  Brokers; Schedule of Fees and Expenses........................................................36
SECTION 3.15.  Opinion of Financial Advisor..................................................................37
SECTION 3.16.  Year 2000.....................................................................................37



SECTION 3.17.  Environmental Matters.........................................................................37
SECTION 3.18.  Labor and Employee Relations..................................................................39
SECTION 3.19.  Operations of Nuclear Power Plants............................................................40
SECTION 3.20.  Parent Share Ownership........................................................................40
SECTION 3.21.  Regulation as a Utility.......................................................................41
SECTION 3.22.  Contracts; No Default.........................................................................41
SECTION 3.23.  Title to Properties...........................................................................41
SECTION 3.24.  Intellectual Property.........................................................................42
Section 3.25.  Hedging.......................................................................................42
Section 3.26.  Regulatory Proceedings........................................................................42


                           ARTICLE IVRepresentations and Warranties of Parent and Newco
SECTION 4.01.  Organization, Standing and Power..............................................................43
SECTION 4.02.  Parent Subsidiaries; Equity Interests.........................................................43
SECTION 4.03.  Capital Structure.............................................................................44
SECTION 4.04.  Authority; Execution and Delivery;
                           Enforceability....................................................................46
SECTION 4.05.  No Conflicts; Consents........................................................................46
SECTION 4.06.  SEC Documents; Undisclosed Liabilities........................................................48
SECTION 4.07.  Information Supplied..........................................................................49
SECTION 4.08.  Absence of Certain Changes or Events..........................................................49
SECTION 4.09.  Taxes.........................................................................................50
SECTION 4.10.  Absence of Changes in Benefit Plans...........................................................51
SECTION 4.11.  ERISA Compliance; Excess Parachute Payments...................................................52
SECTION 4.12.  Litigation....................................................................................54
SECTION 4.13.  Compliance with Applicable Laws; Permits......................................................54
SECTION 4.14.  Brokers; Schedule of Fees and Expenses........................................................55
SECTION 4.15.  Opinions of Financial Advisor.................................................................55
SECTION 4.16.  Year 2000.....................................................................................56
SECTION 4.17.  Environmental Matters.........................................................................56
SECTION 4.18.  Labor and Employee Relations..................................................................57
SECTION 4.19.  Operations of Nuclear Power Plants............................................................57
SECTION 4.20.  Company Share Ownership.......................................................................59
SECTION 4.21.  Regulation as a Utility.......................................................................59
SECTION 4.22.  Contracts; No Default.........................................................................59
SECTION 4.23.  Title to Properties...........................................................................59
SECTION 4.24.  Intellectual Property.........................................................................60
Section 4.25.  Hedging.......................................................................................60
Section 4.26.  Regulatory Proceedings........................................................................60


                                                    ARTICLE V Covenants Relating to Conduct of Business

SECTION 5.01.  Conduct of Business...........................................................................61
SECTION 5.02.  No Solicitation by Company....................................................................71
SECTION 5.03.  No Solicitation by Parent.....................................................................74


                         ARTICLE VIAdditional Agreements

SECTION 6.01.  Preparation of the Form S-4 and the Proxy
                           Statement; Shareholders Meetings..................................................76
SECTION 6.02.  Access to Information; Confidentiality........................................................79
SECTION 6.03.  Regulatory Matters; Reasonable Best Efforts...................................................79
SECTION 6.04.  Company and Parent Stock Options and
                           Other Stock Plans.................................................................81
SECTION 6.05.  Benefit Plans; Workforce Matters..............................................................85
SECTION 6.06.  Indemnification...............................................................................87
SECTION 6.07.  Fees and Expenses.............................................................................88
SECTION 6.08.  Public Announcements..........................................................................90
SECTION 6.09.  Transfer Taxes................................................................................90
SECTION 6.10.  Affiliates....................................................................................90
SECTION 6.11.  Stock Exchange Listing........................................................................91
SECTION 6.12.  Rights Agreements; Consequences if
                           Rights Triggered..................................................................91
SECTION 6.13.     Tax Treatment..............................................................................91
SECTION 6.14.  Reorganization and Amendment..................................................................92
SECTION 6.15.     Company Common Stock Repurchase............................................................92
SECTION 6.16.     Parity of Compensation.....................................................................92
SECTION 6.17.     Board Seats................................................................................93


                         ARTICLE VIIConditions Precedent

SECTION 7.01.  Conditions to Each Party's Obligation
                           To Effect The Merger..............................................................93
SECTION 7.02.  Conditions to Obligations of Parent
                           and Newco.........................................................................95
SECTION 7.03.  Conditions to Obligations of the Company......................................................96


                  ARTICLE VIIITermination, Amendment and Waiver

SECTION 8.01.  Termination...................................................................................97
SECTION 8.02.  Effect of Termination........................................................................100
SECTION 8.03.  Amendment....................................................................................100
SECTION 8.04.  Extension; Waiver............................................................................101
SECTION 8.05.  Procedure for Termination, Amendment,
                           Extension or Waiver..............................................................101


                          ARTICLE IXGeneral Provisions

SECTION 9.01.  Nonsurvival of Representations


                           and Warranties...................................................................101
SECTION 9.02.  Notices......................................................................................101
SECTION 9.03.  Definitions..................................................................................102
SECTION 9.04.  Interpretation; Disclosure Letters...........................................................103
SECTION 9.05.  Severability.................................................................................103
SECTION 9.06.  Counterparts.................................................................................104
SECTION 9.07.  Entire Agreement; No Third-Party
                           Beneficiaries....................................................................104
SECTION 9.08.  Governing Law................................................................................104
SECTION 9.09.  Assignment...................................................................................104
SECTION 9.10.  Enforcement..................................................................................105
SECTION 9.11.     Newco Obligations.........................................................................105

                             INDEX OF DEFINED TERMS

         Defined Term                                Section


"Affiliate"                                       Section 9.03
"Agreement"                                       Recitals
"AmerGen"                                         Section 5.01(b)(iv)
"Applicable Law"                                  Section 3.05(a)
"Articles of Exchange"                            Section 1.03(a)
"Atomic Energy Act"                               Section 3.05(b)
"Average Price"                                   Section 2.01(a)(viii)
"Certificates"                                    Section 2.02(b)(v)
"Closing"                                         Section 1.02
"Closing Date"                                    Section 1.02
"Code"                                            Recitals
"ComEd"                                           Section 1.08(a)
"Company"                                         Recitals
"Company Acquisition Agreement"                   Section 5.02(b)
"Company Benefit Plans"                           Section 3.11(h)
"Company Board"                                   Section 3.04(b)
"Company By-laws"                                 Section 3.01
"Company Cash Consideration"                      Section 2.01(b)(ii)
"Company Cash Designees"                          Section 2.01(b)(v)
"Company Cash Election"                           Section 2.01(b)(iv)
"Company Cash Election Shares"                    Section 2.01(b)(v)
"Company Cash Number"                             Section 2.01(b)(iii)
"Company Cash Shares"                             Section 2.01(b)(vi)
"Company Certificates"                            Section 2.02(b)(v)
"Company Chairman"                                Section 6.16
"Company Charter"                                 Section 3.01
"Company Common Stock"                            Recitals
"Company Competing Transaction"                   Section 5.02(a)
"Company Conversion Number"                       Section 2.01(b)(ii)
"Company Deminimis Shares"                        Section 2.01(b)(iv)
"Company Disclosure Letter"                       Section 3.02(a)
"Company Dissent Shares"                          Section 2.01(b)(xi)
"Company Employee Stock Option"                   Section 6.04(f)
"Company Employment Arrangements"                 Section 3.10
"Company Exchange Ratio"                          Section 2.01(b)(ii)
"Company Material Adverse Effect"                 Section 3.01
"Company Non-Election"                            Section 2.01(b)(iv)
"Company Non-Election Shares"                     Section 2.01(b)(vii)
"Company Non-Prorated Cash Shares"                Section 2.01(b)(v)
"Company Nuclear Facilities"                      Section 3.19
"Company Odd Lot Cash Election Shares"            Section 2.01(b)(iv)
"Company Permits"                                 Section 3.13(b)
"Company Reorganization"                          Section 5.01(g)

"Company Required Statutory Approvals"            Section 3.05(b)
"Company Rights"                                  Section 3.03(a)
"Company Rights Agreement"                        Section 3.03(a)
"Company SEC Documents"                           Section 3.06
"Company Shareholder Approval"                    Section 3.04(c)
"Company Shareholders Meeting"                    Section 6.01(d)
"Company Stock Election"                          Section 2.01(b)(iv)
"Company Stock Election Shares"                   Section 2.01(b)(v)
"Company Stock Number"                            Section 2.01(b)(iii)
"Company Stock Plans"                             Section 6.04(f)
"Company Subsidiaries"                            Section 3.01
"Confidentiality Agreement"                       Section 6.02
"Consent"                                         Section 3.05(b)
"Contract"                                        Section 3.05(a)
"ERISA"                                           Section 3.11(b)
"Election Deadline"                               Section 2.02(b)
"Environmental Claims"                            Section 3.17(f)(i)
"Environmental Laws"                              Section 3.17(f)(ii)
"Environmental Permits"                           Section 3.17(f)(iii)
"Exchange Act"                                    Section 3.05(b)
"Exchange Agent"                                  Section 2.02(a)
"Exchange Consideration"                          Section 2.01(a)(ii)
"Exchange Effective Time"                         Section 1.03(a)
"Exchange Fund"                                   Section 2.02(a)
"FERC"                                            Section 3.05(b)
"Filed Company SEC Documents"                     Section 4.08
"Filed Parent SEC Documents"                      Section 4.08
"Final Order"                                     Section 7.01(c)
"First Step Exchange"                             Recitals
"Form S-4"                                        Section 3.07
"Form of Election"                                Section 2.02(b)
"GAAP"                                            Section 3.06
"Governmental Entity"                             Section 3.05(b)
"Hazardous Materials"                             Section 3.17(f)(iv)
"HSR Act"                                         Section 3.05(b)
"IBCA"                                            Section 1.01(b)
"ICC"                                             Section 3.05(b)
"Illinois Articles of Merger"                     Section 1.03(b)
"Indemnified Party"                               Section 6.06(c)
"Intellectual Property Rights"                    Section 3.24
"Judgment"                                        Section 3.05(a)
"Liens"                                           Section 3.02(a)
"Losses"                                          Section 6.06(c)
"Material Adverse Effect"                         Section 9.03
"Merger"                                          Recitals
"Merger Consideration"                            Section 2.01(b)(ii)
"Merger Effective Time"                           Section 1.03(b)
"NRC"                                             Section 3.05(b)

"NYSE"                                            Section 2.02(e)(ii)
"Newco"                                           Recitals
"Newco Articles"                                  Section 1.05(a)
"Newco Board"                                     Section 1.06(b)
"Newco By-laws"                                   Section 1.05(b)
"Newco Common Stock"                              Recitals
"Newholdco Corporation"                           Section 9.03
"Outside Date"                                    Section 8.01(b)
"PBCL"                                            Section 1.01(a)
"PCBs"                                            Section 3.17(f)(iv)
"PPUC"                                            Section 4.05(b)
"PUHCA"                                           Section 3.02(a)
"PURPA"                                           Section 3.02(a)
"Parent"                                          Recitals
"Parent Acquisition Agreement"                    Section 5.03(b)
"Parent Benefit Plans"                            Section 4.10
"Parent Board"                                    Section 4.04(b)
"Parent By-laws"                                  Section 4.01
"Parent Capital Stock"                            Section 4.03(a)
"Parent Cash Consideration"                       Section 2.01(a)(ii)
"Parent Cash Designees"                           Section 2.01(a)(v)
"Parent Cash Election"                            Section 2.01(a)(iv)
"Parent Cash Election Shares"                     Section 2.01(a)(v)
"Parent Cash Number"                              Section 2.01(a)(iii)
"Parent Cash Shares"                              Section 2.01(a)(vi)
"Parent Certificate"                              Section 2.02(b)(v)
"Parent Chairman"                                 Section 6.16
"Parent Charter"                                  Section 4.01
"Parent Common Stock"                             Recitals
"Parent Competing Transaction"                    Section 5.03(a)
"Parent Deminimis Shares"                         Section 2.01(a)(iv)
"Parent Disclosure Letter"                        Section 4.02(a)
"Parent Dissent Shares"                           Section 2.01(a)(x)
"Parent Employee Stock Option"                    Section 6.04(f)
"Parent Employment Arrangements"                  Section 4.10
"Parent Exchange Ratio"                           Section 2.01(a)(ii)
"Parent Material Adverse Effect"                  Section 4.01
"Parent Non-Election"                             Section 2.01(a)(iv)
"Parent Non-Election Shares"                      Section 2.01(a)(vii)
"Parent Non-Prorated Cash Shares"                 Section 2.01(a)(v)
"Parent Nuclear Facilities"                       Section 4.19
"Parent Permits"                                  Section 4.13(b)
"Parent Preferred Stock"                          Section 4.03(a)
"Parent Reorganization"                           Section 5.02(g)

"Parent Required Statutory Approvals"             Section 4.05(b)
"Parent SAR"                                      Section 6.04(f)
"Parent SEC Documents"                            Section 4.06
"Parent Shareholder Approval"                     Section 4.04(c)
"Parent Shareholders Meeting"                     Section 6.01(e)
"Parent Stock Election"                           Section 2.01(a)(iv)
"Parent Stock Election Shares"                    Section 2.01(a)(v)
"Parent Stock Number"                             Section 2.01(a)(iii)
"Parent Stock Plans"                              Section 6.04(f)
"Parent Subsidiaries"                             Section 4.01
"Power Purchase Agreement"                        Section 5.01(a)(xii)
"Pennsylvania Articles of Merger"                 Section 1.03(b)
"Person"                                          Section 9.03
"Power Act"                                       Section 3.02(a)
"Proxy Statement"                                 Section 3.05(b)
"Qualified Plans"                                 Section 3.11(a)
"Qualifying Company Proposal"                     Section 5.02(d)
"Qualifying Parent Proposal"                      Section 5.03(d)
"Reallocation"                                    Section 2.03
"Release"                                         Section 3.17(f)(v)
"Representatives"                                 Section 5.02(a)
"SEC"                                             Section 3.05(b)
"Second Step Merger"                              Recitals
"Sections 11.65 and 11.70"                        Section 2.01(b)(xi)
"Securities Act"                                  Section 3.06
"Share Issuance"                                  Section 1.01(c)
"Stock Plan"                                      Section 6.04(e)
"Subchapter D"                                    Section 2.01(a)(xi)
"Subsidiary"                                      Section 9.03
"Surviving Corporation"                           Section 1.01(b)
"Taxes"                                           Section 3.09(g)
"Tax Return"                                      Section 3.09(g)
"Trading Day"                                     Section 2.01(a)(viii)
"Transition Period"                               Section 6.16
"Transfer Taxes"                                  Section 6.09
"Voting Company Debt"                             Section 3.03(d)
"Voting Parent Debt"                              Section 4.03(a)

                                                                       EXHIBIT A

                                    ARTICLE X

                          Governance of the Corporation
                          During the Transition Period


                  Section 10.01.  Definitions.  For purposes of this Article:

                  (1)  "PECO CEO" means Corbin A. McNeill, Jr.

                  (2) "PECO Directors" means (i) those directors of the corporation designated by PECO Energy pursuant to Section 1.06(b) of the Merger Agreement and (ii) any Replacement PECO Director (as defined in Section 10.03(b) of these by-laws).

                  (3) "PECO Energy" means PECO Energy Company, a Pennsylvania corporation and a subsidiary of the corporation.

                  (4) "Independent Director" means a disinterested, independent person (determined in accordance with customary standards for independent directors applicable to U.S. public companies).

                  (5) "Merger Agreement" means the Agreement and Plan of Exchange and Merger dated as of September 22, 1999, among PECO Energy, the corporation and Unicom.

                  (6) "Merger Effective Time" shall have the meaning assigned to such term in the Merger Agreement.

                  (7) "Transition Period" means the period from the Merger Effective Time until December 31, 2003.

                  (8) "Unicom" means Unicom Corporation, an Illinois corporation.

                  (9)  "Unicom CEO" means John W. Rowe.

                  (10) "Unicom Directors" means (i) those directors of the corporation designated by Unicom pursuant to Section 1.06(b) of the Merger Agreement and (ii) any Replacement Unicom Director (as defined in Section 10.03(b)
of these by-laws).

                  (11) "ComEd" means Commonwealth Edison Company, an Illinois corporation and a subsidiary of the corporation.

                  SECTION 10.02. Corporate Offices. At least for the duration of the Transition Period, the corporation shall maintain (a) in Chicago, Illinois offices serving as its corporate headquarters, (b) in southeastern Pennsylvania offices serving as the headquarters of the generation and power marketing businesses of the corporation and its subsidiaries, and (c) offices in Chicago, Illinois and southeastern Pennsylvania as the headquarters of ComEd and PECO Energy, respectively.

                  SECTION 10.03.  Board of Directors.

                  (a) Effective immediately at the Merger Effective Time and during the Transition Period, the board of directors shall consist of sixteen
(16) directors. At the Merger Effective Time, 8 directors shall be PECO Directors and 8 directors shall be Unicom Directors. The term of a class of the board of directors comprised of 6 directors shall expire at the first annual meeting of shareholders following the Merger Effective Time, a second class comprised of 5 directors shall expire at the second annual meeting of shareholders following the Merger Effective Time and a third class comprised of 5 directors shall expire at the third annual meeting of shareholders following the Merger Effective Time, and representation of PECO Directors and Unicom Directors in each class shall be as nearly equal in numbers as possible.

                  (b)(i) During the Transition Period the board of directors of the corporation shall consist of equal numbers of PECO Directors and Unicom Directors.

                  (ii) During the Transition Period, the board of directors (subject to the fiduciary duties of the directors in the case of approval of any individual) shall take all action necessary to ensure that any vacancy of a position on the board of directors to be filled by the Board (A) that was held by an PECO Director is filled promptly by a person designated to fill such seat by a majority of the PECO Directors remaining on the board of directors (a "Replacement PECO Director") and (B) that was held by a Unicom Director is filled promptly by a person designated to fill such seat by a majority of the Unicom Directors remaining on the board of directors (a "Replacement Unicom Director").

                  (iii) With respect to each election of directors by shareholders during the Transition Period, the board of directors or the applicable committee thereof shall nominate for election (subject to the fiduciary duties of the directors in the case of approval of any individual), a PECO Director to fill any position held prior to such election by a PECO Director and a Unicom Director to fill any position held prior to such election by a Unicom Director.

                  (c) During the Transition Period, the executive committee of the board of directors shall have 6 members, 2 of which will be the Co-Chief Executive Officers of the corporation (or if either Co-Chief Executive Officer ceases to serve as such, another officer of the corporation selected by the PECO Directors in the case of a replacement for the PECO CEO or by the Unicom Directors in the case of a replacement for the Unicom CEO), 2 of which shall be Independent Directors who are PECO Directors and 2 of which shall be Independent Directors who are Unicom Directors. For the duration of the first half of the Transition Period so long as he is a Co-Chief Executive Officer, the Unicom CEO shall be the chairman of the executive committee of the board of directors, and as of the first day of the second half of the Transition Period, the PECO CEO, if he is a Co-Chief Executive Officer at such time, shall succeed to such position and hold it for the duration of the Transition Period. If at any time during the Transition Period either the Unicom CEO or the PECO CEO, whichever is at such time the chairman of the executive committee, is unwilling or unable to hold such office, the other shall succeed to such office for the duration of the Transition Period if he continues at such time to hold the office of Co-Chief Executive Officer or Chief Executive Officer of the corporation.

                  (d) During the Transition Period, each other committee of the Board shall consist of equal numbers of PECO Directors and Unicom Directors and the chairmen of the committees of the board of directors (other than the executive committee) shall be PECO Directors and Unicom Directors in as nearly equal numbers as possible.

                  (e) During the Transition Period, the board of directors shall hold between 6 and 8 regular meetings each fiscal year, with no less than 2 of such meetings each year to be held in the Philadelphia, Pennsylvania area and no less than 2 of such meetings each year to be held in the Chicago, Illinois area.

                  SECTION 10.04.  Chairman of the Board of Directors.

                  (a) As of the Merger Effective Time and for the duration of the first half of the Transition Period so long as he is a Co-Chief Executive Officer or Chief Executive Officer at such time, the PECO CEO shall hold the position of Chairman of the board of directors, and so long as he is a Co-Chief Executive Officer or the Chief Executive Officer at such time, the Unicom CEO shall succeed to the position of Chairman of the board of directors and hold it for the duration of the Transition Period. If at any time during the Transition Period either the PECO CEO or the Unicom CEO, whichever is at such time the Chairman of the board of directors, is unwilling or unable to hold such office, the board of directors shall elect the other to such office if he continues to hold the office of Co-Chief Executive Officer of the Corporation at such time.

                  (b) The Chairman shall chair all meetings of the board of directors and stockholders at which he is present.

                  SECTION 10.05.  Co-Chief Executive Officers; President.

                  (a) (i) As of the Merger Effective Time and for the duration of the Transition Period, each of the PECO CEO and the Unicom CEO shall hold the position of Co-Chief Executive Officers of the corporation and (ii) as of the Merger Effective Date and for the duration of the first half of the Transition Period, the Unicom CEO shall hold the position of President of the corporation. If at any time during the Transition Period either of the Co-Chief Executive Officers is unable or unwilling to hold such office, the other Co-Chief Executive Officer, if he is either the PECO CEO or the Unicom CEO, shall become the sole Chief Executive Officer of the corporation. The Unicom CEO shall become the sole Chief Executive Officer immediately prior to the end of the

Transition Period if immediately prior to such time he holds the position of Co-Chief Executive Officer.

                  (b) The corporation's generation and wholesale marketing and trading businesses shall report to the PECO CEO in his capacity as a Co-Chief Executive Officer, and the corporation's transmission and distribution and unregulated ventures businesses shall report to the Unicom CEO in his capacity as a Co-Chief Executive Officer. The corporation's financial, legal, human resources and other staff functions shall report to the office of the Co-Chief Executive Officers.

                  (c) The Co-Chief Executive Officers shall each maintain offices in both southeastern Pennsylvania and Chicago, Illinois.

                  SECTION 10.06.  Management Changes.

                  (a) Until the expiration of the Transition Period, so long as either the PECO CEO or the Unicom CEO is a Co-Chief Executive Officer or the Chief Executive Officer of the corporation, (i) the election of any other person to the position of Chairman of the board of directors, chairman of the executive committee of the board of directors, Co-Chief Executive Officer or Chief Executive Officer or, as to the first half of the Transition Period, President or (ii) the removal, replacement or demotion of the PECO CEO or the Unicom CEO from one or more of such positions, in each case, shall require the affirmative vote of at least two-thirds of the members of the board of directors(except as expressly provided in this Article X).

                  (b) Until the expiration of the Transition Period, none of the senior officers of the corporation specified in Exhibit D of the Merger Agreement shall be removed, replaced or demoted without either (i) the consent of both Co-Chief Executive Officers or (ii) the affirmative vote of two-thirds of the members of the Newco Board.

                  SECTION 10.07. Amendment. Until the end of the Transition Period (a) the provisions of this Article X may not be amended, altered, repealed or waived in any respect, and the board of directors or the corporation shall not otherwise take any action or fail to take any action which would have the effect of eliminating, limiting, restricting, avoiding or otherwise modifying the effect of, or waiving compliance with the provisions of this
Article X (e.g., by creating a holding company structure if the certificate of incorporation, by-laws or similar document of such holding company does not contain equivalent provisions), without the affirmative vote of at least two-thirds of the directors or (b) in the case of any amendment proposed by shareholders without such vote of directors, the affirmative vote of holders of shares representing at least two-thirds of the votes eligible to be cast in a general election of directors.

                  SECTION 10.08. Successors. For the duration of the Transition Period, the provisions of this Article shall be applicable to (i) any successor to the corporation as the result of a merger, consolidation or other business combination, whether or not the corporation is the surviving company in such transaction, or otherwise and (ii) any corporation or other entity with respect to which the corporation or its successor is or becomes a direct or indirect subsidiary, and, in each case, the board of directors shall not permit the corporation to be a party to any transaction which would not comply with the foregoing without the affirmative vote of at least two-thirds of the directors.

                  SECTION 10.09. Effectiveness of this Article X. The provisions of this Article X shall become null and void and be of no further effect after the Transition Period.

                                                                       EXHIBIT B

                                          Senior Officers of Newco

Co-Chief Executive Officer:         Corbin A. McNeill, Jr.

Co-Chief Executive Officer:         John W. Rowe


Chief Financial Officer:            Michael J. Egan
Chief Transition/                   Michael J. Egan
Integration Officer:

Senior Vice President,
Finance:                            Ruth Ann M. Gillis
General Counsel:                    Pamela B. Strobel
Chief Nuclear Officer:              Oliver D. Kingsley, Jr.
Nuclear Operations
President:                          Gerald R. Rainey
PECO Distribution President:        K. Lawrence
Commonwealth Edison
Distribution President:             Carl J. Croskey
Unregulated Retail/                 Paul A. Elbert
New Business President:
Senior Vice President,
Human Resources:                    S. Gary Snodgrass

                                                                       EXHIBIT C

PECO Energy Company
P.O. Box 8699
2301 Market Street
Philadelphia, PA 19101


                        Form of Company Affiliate Letter


Dear Sirs:

                  The undersigned refers to the Agreement and Plan of Exchange and Merger (the "Merger Agreement") dated as of September 22, 1999, among PECO Energy Company, a Pennsylvania corporation, PECO Energy Corporation, a Pennsylvania corporation, and Unicom Corporation, an Illinois corporation. Capitalized terms used but not defined in this letter have the meanings give such terms in the Merger Agreement.

                  The undersigned, a holder of shares of Company Common Stock, is entitled to receive in connection with the Merger shares of Newco Common Stock. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act, although nothing contained herein should be construed as an admission of such fact.

                  If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Newco Common Stock received by the undersigned in exchange for any shares of Company Common Stock pursuant to the Merger may be restricted unless much transaction is registered under the Act or an exemption from such registration is available. The undersigned (i) understands that such exemptions are limited and that Newco is not under any obligation to effect any such registration and (ii) has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

                  The undersigned hereby represents to and covenants with Parent and Newco that the undersigned will not sell, assign or transfer any of the Newco Common Stock received by the undersigned in exchange for shares of Company Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Securities Act or (ii) in a transaction that, in the opinion of counsel reasonably satisfactory to Newco or as described in a "no-action" or interpretive letter from the Staff of the SEC, is not required to be registered under the Securities Act.

                  In the event of a sale or other disposition by the undersigned pursuant to Rule 145, of Newco Common Stock received by the undersigned in the Merger, the undersigned will supply Newco with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that Newco may instruct its transfer agent to withhold the transfer of any Parent securities disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Newco Common Stock sold as indicated in the letter.

                  The undersigned acknowledges and agrees that (i) the Newco Common Stock issued to the undersigned will all be in certificated form and (ii) appropriate legends will be placed on certificates representing Newco Common Stock received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Newco from counsel reasonably satisfactory to Newco to the effect that such legends are no longer required for purposes of the Securities Act.

                  The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Newco Common Stock and (ii) the receipt by Parent and Newco of this letter is an inducement and a condition to Parent's and Newco's respective obligations to consummate the Merger.


                                                     Very truly yours,



Dated:

                                                                         ANNEX I
                                                                    TO EXHIBIT C

[NAME AND ADDRESS OF NEWCO]


                  On _______________, the undersigned sold the securities of NEW HOLDCO ("Newco") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of WEST CO. with and into Newco.

                  Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in Rule 144(e) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                  The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                                     Very truly yours,



Dated:



[Space to be provided for description of securities.]

                                                                       EXHIBIT D

Unicom Corporation
37th Floor
10 South Dearborn Street
Post Office Box A-3005
Chicago, IL 60690-3005



                         Form of Parent Affiliate Letter


Dear Sirs:

                  The undersigned refers to the Agreement and Plan of Exchange and Merger (the "Merger Agreement") dated as of September 22, 1999, among PECO Energy Company, a Pennsylvania corporation, PECO Energy Corporation, a Pennsylvania corporation, and Unicom Corporation, an Illinois corporation. Capitalized terms used but not defined in this letter have the meanings give such terms in the Merger Agreement.

                  The undersigned, a holder of shares of Parent Common Stock, is entitled to receive in connection with the Merger shares of Newco Common Stock. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of Parent within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act, although nothing contained herein should be construed as an admission of such fact.

                  If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Newco Common Stock received by the undersigned in exchange for any shares of Parent Common Stock pursuant to the Merger may be restricted unless much transaction is registered under the Act or an exemption from such registration is available. The undersigned (i) understands that such exemptions are limited and that Newco is not under any obligation to effect any such registration and (ii) has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

                  The undersigned hereby represents to and covenants with the Company and Newco that the undersigned will not sell, assign or transfer any of the Newco Common Stock received by the undersigned in exchange for shares of Parent Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Securities Act or (ii) in a transaction that, in the opinion of counsel reasonably satisfactory to Newco or as described in a "no-action" or interpretive letter from the Staff of the SEC, is not required to be registered under the Securities Act.

                  In the event of a sale or other disposition by the undersigned pursuant to Rule 145, of Newco Common Stock received by the undersigned in the Merger, the undersigned will supply Newco with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that Newco may instruct its transfer agent to withhold the transfer of any Parent securities disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Newco Common Stock sold as indicated in the letter.

                  The undersigned acknowledges and agrees that (i) the Newco Common Stock issued to the undersigned will all be in certificated form and (ii) appropriate legends will be placed on certificates representing Newco Common Stock received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Newco from counsel reasonably satisfactory to Newco to the effect that such legends are no longer required for purposes of the Securities Act.

                  The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by the Company and Newco of this letter is an inducement and a condition to Company's obligations to consummate the Merger.


                                                     Very truly yours,

Dated:

                                                                         ANNEX I
                                                                    TO EXHIBIT D

[NAME AND ADDRESS OF NEWCO]


                  On _____________________, the undersigned sold the securities of NEW HOLDCO ("Newco") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the mandatory share exchange between EAST CO. and Newco.

                  Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in Rule 144(e) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                  The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                                     Very truly yours,



Dated:



[Space to be provided for description of securities.]

                                                                       EXHIBIT E



                             [Letterhead of Parent]

                                                                   [Date]

Cravath, Swaine & Moore
825 Eighth Avenue
New York, New York 10019

Jones, Day, Reavis & Pogue
77 West Walker Drive
Chicago, Illinois 60001

Ladies and Gentlemen:

                  In connection with the opinions to be delivered pursuant to Sections 7.02(d) and 7.03(d) of the Agreement and Plan of Exchange and Merger (the "Exchange and Merger Agreement") dated as of September 22, 1999, among PECO ENERGY COMPANY, a Pennsylvania corporation ("Parent"), PECO ENERGY CORPORATION, a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Newco") and UNICOM CORPORATION, an Illinois corporation (the "Company"), and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the proxy statement/prospectus of Parent and the Company, each as amended and supplemented through the date hereof, the undersigned certifies and represents on behalf of Parent and as to Parent, after due inquiry and investigation, as follows (any capitalized term used but not defined herein having the meaning given to such term in the Exchange and Merger Agreement):

                  2. The Merger will be consummated in accordance with the Exchange and Merger Agreement and as described in the Registration Statement. The facts relating to the Merger as described in the Registration Statement and the documents referenced in the Registration Statement are, insofar as such facts relate to Parent, true, correct and complete in all material respects.

                  3. The formula set forth in the Exchange and Merger Agreement pursuant to which each issued and outstanding share of common stock, no par value, of Parent (the "Parent Common Stock") will be converted into common shares, no par value, of Newco (the "Newco Common Stock") or cash is the result of arm's length bargaining. The aggregate fair market value of the Newco Common Stock and/or cash to be received by each holder of Parent Common Stock in the First Step Exchange will be approximately equal to the fair market value of the Parent Common Stock surrendered in exchange therefor.

                  4. Parent has not made and does not have any present plan or intention to make any distributions to holders of Parent Common Stock (other than dividends in the ordinary course of business) prior to, in contemplation of, or otherwise in connection with, the Merger.

                  5. Newco has not acquired, nor, except as a result of the First Step Exchange will it acquire, nor has it owned in the past five years, any Parent Common Stock.

                  6. Parent, Newco and the holders of Parent Common Stock will each pay their respective expenses, if any, incurred in connection with the First Step Exchange. Parent has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Parent Common Stock. Parent has not entered into any arrangement pursuant to which Newco has agreed to assume, directly or indirectly, any expense or other liability, whether fixed or contingent, incurred or to be incurred by Parent or any holder of Parent Common Stock in connection with or as part of the First Step Exchange or any related transactions, nor will any of the Parent Common Stock that is acquired by Newco in connection with the First Step Exchange be subject to any liabilities.

                  7. Parent is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code"), Section 351(e)(1) of the Code or Treasury Regulation Section 1.351-1(c)(1)(ii).

                  8. Parent will not take, and, to the best knowledge of the management of Parent there is no present plan or intention of any holders of Parent Common Stock to take, any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent (i) with the treatment of the Merger as transactions described in Section 351 of the Code or (ii) with the treatment of the Second Step Merger as a reorganization within the meaning of Section 368(a) of the Code, in each case unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

                  9. None of the compensation received by any stockholder-employee of Parent in respect of periods ending on or prior to the Exchange Effective Time represents separate consideration for any of his or her Parent Common Stock. None of the Newco Common Stock that will be received by any stockholder-employee of Parent in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

                  10. There is no intercorporate indebtedness existing between Newco and Parent.

                  11. Parent is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                  12. On the date of the First Step Exchange, the fair market value of the assets of Parent will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

                  13. To the best knowledge of the management of Parent, there is no present plan or intention on the part of the holders of Parent Common Stock to sell, exchange or otherwise dispose of, or to enter into any contract or other arrangement with respect to, any interest in the shares of Newco Common Stock received in the First Step Exchange in exchange for such Parent Common Stock such that the former holders of Company Common Stock and the former holders of Parent Common Stock, in the aggregate, would not own (i) Newco Common Stock having at least 80% of the total combined voting power of all classes of Newco stock entitled to vote and (ii) at least 80% of the total number of shares of each other class of Newco Stock.

                  14. None of the holders of Parent Common Stock will retain any rights in the Parent Common Stock transferred to Newco pursuant to the First Step Exchange.

                  15. Newco will not receive any accounts receivable in the First Step Exchange.

                  16. To the best knowledge of the management of Parent and taking into account any issuance of additional shares of Newco Common Stock, any issuance of Newco Common Stock for services, the exercise of any Newco stock rights, options, warrants or subscriptions, any public offerings of Newco stock, and the sale, exchange, transfer by gift or other disposition of any Newco Common Stock received by holders of Parent Common Stock in the Merger, the holders of Parent Common Stock and Company Common Stock will collectively be in "control" of Newco immediately after the Merger. For purposes of this representation letter, "control" shall mean the ownership of (i) stock possessing at least 80% of the total combined voting power of all classes of Newco stock entitled to vote and (ii) at least 80% of the total number of shares of each other class of Newco stock.

                  17. The Exchange and Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of Parent with respect to the Merger and there are no other written or oral agreements regarding the Merger.

                  18. The Merger is being undertaken for purposes of enhancing the business of Parent and for other good and valid business purposes of Parent as described in the proxy statement/prospectus of Parent and the Company included in the Registration Statement.

                  19. The undersigned is authorized to make all the representations set forth herein on behalf of Parent.

                  The undersigned acknowledges that (i) the opinions to be delivered pursuant to Sections 7.02(d) and 7.03(d) of the Exchange and Merger Agreement will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Exchange and Merger Agreement and the various other documents related thereto, and (ii) such opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations or warranties are not accurate or if any such covenants or obligations are not satisfied in all material respects.

                  The undersigned acknowledges that such opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.


                                            Very truly yours,


                                            PECO ENERGY COMPANY,

                                            by _____________________________

                                               Name:  Corbin A. McNeill, Jr.
                                               Title: Chairman of the Board,
                                                      President, and Chief
                                                      Executive Officer

                                                                       EXHIBIT F



                              [Letterhead of NEWCO]

                                                            [Date]


Cravath, Swaine & Moore
825 Eighth Avenue
New York, New York 10019

Jones, Day, Reavis & Pogue
77 West Walker Drive
Chicago, Illinois 60001

Ladies and Gentlemen:

                  In connection with the opinions to be delivered pursuant to Sections 7.02(d) and 7.03(d) of the Agreement and Plan of Exchange and Merger (the "Exchange and Merger Agreement") dated as of September 22, 1999, among PECO ENERGY COMPANY, a Pennsylvania corporation ("Parent"), PECO ENERGY CORPORATION, a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Newco") and UNICOM CORPORATION, an Illinois corporation (the "Company"), and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the proxy statement/prospectus of Parent and the Company, each as amended and supplemented through the date hereof, the undersigned certifies and represents on behalf of Newco and as to Newco, after due inquiry and investigation, as follows (any capitalized term used but not defined herein having the meaning given to such term in the Exchange and Merger Agreement):

                  1. The Merger will be consummated in accordance with the Exchange and Merger Agreement and as described in the Registration Statement. The facts relating to the Merger as described in the Registration Statement and the documents referenced in the Registration Statement are, insofar as such facts relate to Newco, true, correct and complete in all material respects.

                  2. The formulae set forth in the Exchange and Merger Agreement pursuant to which each issued and outstanding share of common stock, no par value, of Parent (the "Parent Common Stock") will be converted into common shares, no par value, of Newco (the "Newco Common Stock") or cash and each issued and outstanding share of common stock, no par value, of the Company (the "Company Common Stock") will be converted into Newco Common Stock or cash are the result of arm's length bargaining. The aggregate fair market value of the Newco Common Stock and/or cash to be received by holders of Parent Common Stock and Company Common Stock in the Merger will be approximately equal to the fair market value of the Parent Common Stock or the Company Common Stock, as the case may be, surrendered in exchange therefor.

                  3. Cash payments to be made to holders of Company Common Stock in lieu of fractional shares of Newco Common Stock that would otherwise be issued to such holders in the Second Step Merger will be made for the purpose of saving Newco the expense and inconvenience of issuing and transferring fractional shares of Newco Common Stock, and do not represent separately bargained for consideration. The total cash consideration that will be paid in the Second Step Merger to holders of Company Common Stock in lieu of fractional shares of Newco Common Stock is not expected to exceed one percent of the total consideration that will be issued in the Second Step Merger to such holders in exchange for their shares of Company Common Stock.

                  4. (i) Newco has no present plan or intention, following the Merger, to reacquire, or to cause any corporation that is related to Newco to acquire, directly or indirectly, any Newco Common Stock issued in the Merger, except for repurchases of Newco Common Stock by Newco in connection with [describe specific parameters of any repurchase program to be adopted by Newco]. No corporation that is related to Newco has a plan or intention to purchase any of the Newco Common Stock issued in the Merger.

                  (ii) For purposes of this representation letter, a corporation shall be treated as related to Newco if such corporation is related to Newco within the meaning of Treasury Regulation Section 1.368-1(e)(3).

                  5. Newco has not acquired, nor, except as a result of the First Step Exchange will it acquire, nor has it owned in the past five years, any Parent Common Stock. Newco has not acquired, nor, except as a result of the Second Step Merger will it acquire, nor has it owned in the past five years, any Company Common Stock.
                  6. Newco has no present plan or intention to make any distributions after the Merger to holders of Newco Common Stock (other than dividends made in the ordinary course of business).

                  7. At the Merger Effective Time, the value of the Newco Common Stock to be issued to holders of Company Common Stock in the Second Step Merger will represent at least 50% of the value of the total consideration to be issued to such holders in the Second Step Merger in exchange for their shares of Company Common Stock. Further, no liabilities of Parent or any of the holders of Parent Common Stock and no liabilities of any of the holders of Company Common Stock will be assumed by Newco, nor will any of the Parent Common Stock or Company Common Stock acquired by Newco in connection with the Merger be subject to any liabilities.

                  8. Parent, Newco, the Company and holders of Parent Common Stock and Company Common Stock will each pay their respective expenses, if any, incurred in connection with the Merger. Newco has not paid, directly or indirectly, nor has it agreed to assume any expense or other liability, whether fixed or contingent, incurred or to be incurred by Parent, any holder of Parent Common Stock or any holder of Company Common Stock in connection with or as part of the Merger or any related transactions.

                  9. Following the Second Step Merger, Newco or Newco's "qualified group" of corporations (as defined in Treasury Regulation Section 1.368-1(d)(4)(ii)) will continue the "historic business" of the Company or use a significant portion of the Company's "historic business assets" in a business (as such terms are defined in Treasury Regulation Section 1.368-1(d)). Following the First Step Exchange, Newco will cause Parent to continue its historic business or to use a significant portion of its historic business assets in a trade or business.

                  10. Newco is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code, Section 351(e)(1) of the Code or Treasury Regulation Section 1.351-1(c)(1)(ii).

                  11. Newco will not take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent (i) with the treatment of the Merger as transactions described in Section 351 of the Code or (ii) with the treatment of the Second Step Merger as a reorganization within the meaning of Section 368(a) of the Code, in each case unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

                  12. None of the compensation received by any stockholder-employee of Parent in respect of periods ending on or prior to the Exchange Effective Time represents separate consideration for any of his or her Parent Common Stock. None of the compensation received by any stockholder-employee of the Company in respect of periods ending on or prior to the Merger Effective Time represents separate consideration for any of his or her Company Common Stock. None of the Newco Common Stock that will be received by any stockholder-employee of Parent or the Company in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

                  13. There is no intercorporate indebtedness existing between
(i) Newco and Parent or (ii) Newco (or any of its subsidiaries) and the Company (or any of its subsidiaries).

                  14. Newco is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                  15. To the best knowledge of the management of Newco and taking into account any issuance of additional shares of Newco Common Stock, any issuance of Newco Common

Stock for services, the exercise of any Newco stock rights, options, warrants or subscriptions, any public offerings of Newco stock, and the sale, exchange, transfer by gift or other disposition of any Newco Common Stock received in the Merger, the holders of Parent Common Stock and Company Common Stock will collectively be in "control" of Newco immediately after the Merger. For purposes of this representation letter, "control" shall mean the ownership of (i) stock possessing at least 80% of the total combined voting power of all classes of Newco stock entitled to vote and (ii) at least 80% of the total number of shares of each other class of Newco stock.

                  16. Newco has no present plan or intention to, or to cause any of its affiliates to, (i) liquidate Newco or Parent, (ii) merge (other than in connection with the Second Step Merger), liquidate or consolidate Newco or Parent with or into any other entity (including, without limitation, any affiliate), (iii) sell, transfer, distribute or otherwise dispose of the Parent Common Stock or interests in any of its material affiliates or (iv) sell, transfer, distribute or otherwise dispose of any of the material assets of Parent, the Company or their affiliates acquired in the Merger (other than in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-2(k) that also qualify as transactions described in Section 351 of the Code).

                  17. The Newco Common Stock issued in the Merger will constitute all of Newco's outstanding stock immediately after the Merger. Except as specifically set forth in the Exchange and Merger Agreement, Newco will not issue any Newco Common Stock in connection with the Merger in consideration for services rendered to or for the benefit of Newco or any of its affiliates, or in consideration for the transfer of any property other than Parent Common Stock or Company assets.

                  18. The Exchange and Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of Newco with respect to the Merger and there are no other written or oral agreements regarding the Merger.

                  19. The Merger is being undertaken for purposes of enhancing the business of Newco and for other good and valid business purposes of Newco as described in the proxy statement/prospectus of Parent and the Company included in the Registration Statement.

                  20. Newco is not a personal service corporation within the meaning of Section 269A of the Code.

                  21. The undersigned is authorized to make all the representations set forth herein on behalf of Newco.

                  The undersigned acknowledges that (i) the opinions to be delivered pursuant to Sections 7.02(d) and 7.03(d) of the Exchange and Merger Agreement will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Exchange and Merger Agreement and the various other documents related thereto, and (ii) such opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations or warranties are not accurate or if any such covenants or obligations are not satisfied in all material respects.

                  The undersigned acknowledges that such opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.


                                    Very truly yours,


                                    PECO ENERGY CORPORATION,

                                    by

                                    Name:  Corbin A. McNeill
                                    Title: Chairman of the Board,
                                           President, and Chief
                                           Executive Officer

                                                                       EXHIBIT G

                           [Letterhead of the Company]


                                                             [Date]


Jones, Day, Reavis & Pogue
77 West Walker Drive
Chicago, Illinois 60001

Cravath, Swaine & Moore
825 Eighth Avenue
New York, New York 10019

Ladies and Gentlemen:

                  In connection with the opinions to be delivered pursuant to Sections 7.02(d) and 7.03(d) of the Agreement and Plan of Exchange and Merger (the "Exchange and Merger Agreement") dated as of September 22, 1999, among PECO ENERGY COMPANY, a Pennsylvania corporation ("Parent"), PECO ENERGY CORPORATION, a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Newco") and UNICOM CORPORATION, an Illinois corporation (the "Company"), and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the proxy statement/prospectus of Parent and the Company, each as amended and supplemented through the date hereof, the undersigned certifies and represents on behalf of the Company and as to the Company, after due inquiry and investigation, as follows (any capitalized term used but not defined herein having the meaning given to such term in the Exchange and Merger Agreement):

                  1. The Merger will be consummated in accordance with the Exchange and Merger Agreement and as described in the Registration Statement. The facts relating to the Merger as described in the Registration Statement and the documents referenced in the Registration Statement are, insofar as such facts relate to the Company, true, correct and complete in all material respects.

                  2. The formula set forth in the Exchange and Merger Agreement pursuant to which each issued and outstanding share of common stock, no par value, of the Company (the "Company Common Stock") will be converted into common shares, no par value, of Newco (the "Newco Common Stock") or cash is the result of arm's length bargaining. The aggregate fair market value of the Newco Common Stock and/or cash to be received by each holder of Company Common Stock in the Second Step Merger will be approximately equal to the fair market value of the Company Common Stock surrendered in exchange therefor.

                  3. Cash payments to be made to holders of Company Common Stock in lieu of fractional shares of Newco Common Stock that would otherwise be issued to such holders in the Second Step Merger will be made for the purpose of saving Newco the expense and inconvenience of issuing and transferring fractional shares of Newco Common Stock, and do not represent separately bargained for consideration. The total cash consideration that will be paid in the Second Step Merger to holders of Company Common Stock in lieu of fractional shares of Newco Common Stock is not expected to exceed one percent of the total consideration that will be issued in the Second Step Merger to such holders in exchange for their shares of Company Common Stock.

                  4. (i) Except to the extent specifically contemplated under the Exchange and Merger Agreement, neither the Company nor any corporation related to the Company has acquired or has any present plan or intention to acquire, directly or indirectly, any Company Common Stock in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part.

                     (ii) For purposes of this representation letter, a corporation shall be treated as related to the Company if such corporation is related to the Company within the meaning of Treasury Regulation Section 1.368-1(e)(3) (determined without regard to Treasury Regulation Section 1.368-1(e)(3)(i)(A)).

                  5. The Company has not made and does not have any present plan or intention to make any distributions (other than dividends made in the ordinary course of business) to holders of Company Common Stock prior to, in contemplation of, or otherwise in connection with, the Merger.

                  6. Newco, the Company and holders of Company Common Stock will each pay their respective expenses, if any, incurred in connection with the Second Step Merger. The Company has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock. Further, no liabilities of any of the holders of Company Common Stock will be assumed by Newco, nor will any of the Company Common Stock acquired by Newco in connection with the Merger be subject to any liabilities.

                  7. Any liabilities of the Company that will be assumed by Newco pursuant to the Merger, and any liabilities to which the assets of the Company that will be transferred to Newco pursuant to the Merger are subject, were incurred in the ordinary course of business and are associated with the assets of the Company.

                  8. At the Merger Effective Time, the value of the Newco Common Stock issued to the holders of Company Common Stock in the Second Step Merger will represent at least 50% of the value of the total consideration issued to such holders in the Second Step Merger in exchange for their shares of Company Common Stock.

                  9. The Company is not an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code"), Section 351(e)(1) of the Code or Treasury Regulation
Section 1.351-1(c)(1)(ii).

                  10. The Company will not take, and to the best knowledge of the management of the Company there is no present plan or intention by holders of Company Common Stock to take, any position on any Federal, state or local income or franchise tax return, or to take any other tax reporting position, that is inconsistent (i) with the treatment of the Merger as transactions described in Section 351 of the Code or (ii) with the treatment of the Second Step Merger as a reorganization within the meaning of Section 368(a) of the Code, in each case unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the

Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

                  11. None of the compensation received by any stockholder-employee of the Company in respect of periods ending on or prior to the Merger Effective Time represents separate consideration for any of his or her Company Common Stock. None of the Newco Common Stock that will be received by any stockholder-employee of the Company in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

                  12. There is no intercorporate indebtedness existing between Newco (or any of its subsidiaries, including Parent) and the Company (or any of its subsidiaries).

                  13. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                  14. No assets of the Company have been sold, transferred or otherwise disposed of which would prevent Newco or Newco's "qualified group" of corporations (as defined in Treasury Regulation Section 1.368-1(d)(4)(ii)) from continuing the "historic business" of the Company or from using a significant portion of the "historic business assets" of the Company in a business following the Merger (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

                  15. At the Merger Effective Time, the fair market value of the assets of the Company transferred to Newco pursuant to the Second Step Merger will exceed the sum of its liabilities assumed by Newco pursuant to the Second Step Merger, plus the amount of liabilities, if any, to which such assets are subject.

                  16. To the best knowledge of the management of the Company, there is no present plan or intention on the part of the holders of Company Common Stock to sell, exchange or otherwise dispose of, or to enter into any contract or other arrangement with respect to, any interest in the shares of Newco Common Stock received in the Second Step Merger in exchange for such Company Common Stock such that the former holders of Company Common Stock and the former holders of Parent Common Stock, in the aggregate, would not own (i) Newco Common Stock having at least 80% of the total combined voting power of all classes of Newco stock entitled to vote and (ii) at least 80% of the total number of shares of each other class of Newco Stock.

                  17. The Company will not retain any rights in the Company assets transferred to Newco pursuant to the Second Step Merger.

                  18. None of the stock of any Company Subsidiary being transferred in the Second Step Merger is Section 306 stock within the meaning of
Section 306(c) of the Code.

                  19. Neither the Company nor any Company Subsidiary has been a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) at any time during the two-year period prior to the date of the Exchange and Merger Agreement, (ii) at any time during the period commencing on the date of the Exchange and Merger Agreement and ending on the date hereof or (iii) which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with and including the Merger.

                  20. To the best knowledge of the management of the Company and taking into account any issuance of additional shares of Newco Common Stock, any issuance of Newco Common Stock for services, the exercise of any Newco stock rights, options, warrants or subscriptions, any public offerings of Newco stock, and the sale, exchange, transfer by gift or other disposition of any Newco Common Stock received by holders of Company Common Stock in the Merger, the holders of Parent Common Stock and Company Common Stock will collectively be in "control" of Newco immediately after the Merger. For purposes of this representation letter,

"control" shall mean the ownership of (i) stock possessing at least 80% of the total combined voting power of all classes of Newco stock entitled to vote and
(ii) at least 80% of the total number of shares of each other class of Newco stock.

                  21. The Merger is being undertaken for purposes of enhancing the business of the Company and for other good and valid business purposes of the Company as described in the proxy statement/prospectus of Parent and the Company included in the Registration Statement.

                  22. The Exchange and Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of the Company with respect to the Merger and there are no other written or oral agreements regarding the Merger.

                  23. The undersigned is authorized to make all the representations set forth herein on behalf of the Company.

                  The undersigned acknowledges that (i) the opinions to be delivered pursuant to Sections 7.02(d) and 7.03(d) of the Exchange and Merger Agreement will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Exchange and Merger Agreement and the various other documents related thereto, and (ii) such opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

                  The undersigned acknowledges that such opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.


                                    Very truly yours,

                                    UNICOM CORPORATION

                                    by __________________________

                                    Name:  John W. Rowe
                                    Title: Chairman of the Board,
                                           President, and Chief
                                           Executive Officer